                                                                     Exhibit 4.7
                      [LETTERHEAD OF SHEPHERD & WEDDERBURN]

                             SP TRANSMISSION LIMITED

                         CONFORMED TRANSMISSION LICENCE


     1. This conformed electricity transmission licence has been produced by Shepherd & Wedderburn from materials supplied by ScottishPower. It is intended for use by ScottishPower personnel as a convenient reference tool, but is not a substitute for the definitive texts from which it has been produced.

     2. The conformed licence is intended to consolidate (a) the provisions of annexe 2 to the licensing scheme made by the Secretary of State on 28 September 2001 in relation to Scottish Power UK plc and Manweb plc (the "scheme"), (b) the standard conditions for transmission licences determined by the Secretary of State on 27 September 2001 as brought into effect in relation to SP Transmission Limited by the scheme (c) all directions and consents of a continuing nature issued under the licence and (d) all modifications to the licence made since 1 October 2001.

     3. Those standard conditions which, in accordance with Part II of the licence, are not in effect have been included in this document for completeness, but are shown in italics.

     4. The underline and strike through contained in this document reflect the changes made by the modification to the electricity transmission licence issued to SP Transmission Limited on 21 December 2001.

                                    CONTENTS

                                   PRELIMINARY
                                   -----------

PART I: TERMS OF THE LICENCE                                                            1

PART II: THE STANDARD CONDITIONS                                                        3

PART III: AMENDED STANDARD CONDITIONS                                                   5

                        CONSOLIDATED STANDARD CONDITIONS
                        --------------------------------

SECTION A.     INTERPRETATION, APPLICATION AND PAYMENTS                                 8

1.    Definitions and Interpretation                                                    8

2.    Application of Section C of Part II Supplementary Standard
      Conditions for England and Wales                                                 26

3.    Application of Section D of Part II Supplementary Conditions for Scotland        28

4.    Payments by the Licensee to the Authority                                        30

SECTION B      GENERAL                                                                 34

5.    Regulatory Accounts                                                              34

6.    Change of Financial Year                                                         40

7.    Licensee's Grid Code                                                             42

7A .  Compliance with Other Grid Codes                                                 45

8.    Compliance with Distribution Codes                                               46

9.    Change Co-ordination for the Utilities Act 2000                                  47

10.   Disposal of Relevant Assets                                                      49

11.   Provision of Information to the Authority                                        52

12.   Prohibition of Cross-Subsidies                                                   55

SECTION C -    SUPPLEMENTARY STANDARD CONDITIONS
               FOR ENGLAND AND WALES                                                   56

C1.   Interpretation of Section C                                                      56

C2.   Prohibited Activities                                                            62

C3.   Balancing and Settlement Code                                                    63

C4.   NETA Implementation                                                             71

C5.   Supplementary Grid Code Condition for England and Wales                         74

C6.   Pooling and Settlement Agreement Run-off                                        75

C7.   Charges for Use of System                                                       78

C7A.  Use of System Charging Methodology                                              81

C7B.  Connection Charging Methodology                                                 83

C7C.  Non- discrimination                                                             87

C7D.  Requirement to Offer Terms                                                      88

C7E.  Functions of the Authority                                                      91

C7F.  Connection and Use of System Code                                               94

C7G.  Information about the Licensee's Transmission System                            99

C8.   Security Arrangements                                                          101

SECTION D -    SUPPLEMENTARY CONDITIONS FOR SCOTLAND                                 102

D1.   Interpretation of Section D                                                    102

D2.   Trading Code for Scotland                                                      105

D3.   Restriction on Use of Certain Information                                      111

D3A.  Independence of and Appointment of Managing Director of the
      Transmission Business                                                          114

D3B.  Appointment of Compliance Officer                                              121

D4.   Transmission System Outages                                                    125

D5.   Supplementary Grid Code Condition for Scotland                                 126

D6.   Settlement Agreement for Scotland                                              127

D7.   Security Arrangements                                                          128

D8.   Basis of charges for use of system and connection to system:
      requirements for transparency                                                  129

D8A.  Non-discrimination in the provision of use of system and connection
      to system                                                                      134

D8B.  Requirement to offer terms                                                     135

D8C.  Functions of the Authority                                                     139

                        SPECIAL CONDITIONS AND SCHEDULES
                        --------------------------------

PART IV: SPECIAL CONDITIONS                                                                 141

A:   Interpretation                                                                         141

B:   Basis of charges for use of the Scottish interconnection                               142

C:   Non-discrimination in the provision of use of the Scottish interconnection             149

D:   Requirement to offer terms                                                             151

E:   Functions of the Authority                                                             155

F:   Submission of certain agreements                                                       156

G:   Requests for Transit                                                                   159

H:   Transmission System Security Standard and Quality of Service (Scotland)                161

I:   Definitions                                                                            164

J:   Restriction of transmission charges                                                    167

Annex A to Special Condition J                                                              170

K:   Restriction of transmission charges: adjustments                                       171

L:   Information to be provided to the Authority in connection with
     the charge restriction conditions                                                      172

M:   Allowances in respect of security costs                                                175

N:   Duration of charge restriction conditions                                              178

Schedule A:  Supplementary Provisions of the Charge Restriction Conditions                  180

O:   Restriction on Activity and Financial Ringfencing                                      183

P:   Availability of Resources                                                              186

Q:   Undertaking from ultimate controller                                                   189

R:   Credit Rating of Licensee                                                              191

S:   Indebtedness                                                                           192

SCHEDULE 1 - AUTHORISED AREA                                                                195

SCHEDULE 2 - REVOCATION                                                                     196

                             CONSENTS AND DIRECTIONS
                             -----------------------

(01.04.92)   Direction issued under Condition 7 (of Part IV) of the
             Generation, Transmission and Public Electricity Supply Licence
             of Scottish Power UK plc now Standard Condition 10 of this licence     200

(28.07.00)   Direction issued under Conditions 8 and 8A (of Part IV) of the Transmission Licence of Scottish Power UK plc now
             Standard Condition D3 and D3A of this licence                          203

(01.10.01)   Consent issued under Special Licence Condition S of this licence       206

(01.10.01)   Consent issued under Special Licence Condition S of this licence
             and Annex thereo                                                       207

(12.11.01)   Direction issued under Special Licence Condition H of this licence     213

(20.11.01)   Consent issued under Special Licence Condition S of this licence       216

(28.01.02)   Direction issued under Standard Condition 10 of this licence           219

                                   PRELIMINARY

                          PART I: TERMS OF THE LICENCE

1. This licence, treated as granted under section 6(1)(b) of the Electricity Act 1989 ("the Act"), authorises SP Transmission Limited (a company registered in Scotland under number SC189126) ("the licensee") whose registered office is situated at 1 Atlantic Quay, Robertson Street, Glasgow G2 8SP, to transmit electricity for the purpose of giving a supply to any premises or enabling a supply to be so given in the area specified in
     Schedule 1 during the period specified in paragraph 3 below, subject to -

     (a) the standard conditions of electricity transmission licences referred to in -

          (i) paragraph 1 of Part II below which shall have effect in the licence; and

          (ii) paragraph 2 of Part II below which shall have effect in the licence only in accordance with the provisions of standard conditions 2 and 3 respectively,

          in each case, subject to such amendments (if any) as are set out in
          Part III below (together "the conditions");

     (b) the special conditions, if any, set out in Part IV below (the "Special Conditions");

     (c) such Schedules hereto, if any, as may be referenced in the conditions, the Special Conditions or the terms of the licence.

2. This licence is subject to transfer, modification or amendment in accordance with the provisions of the Act, the Special Conditions or the conditions.

3. This licence, unless revoked in accordance with the terms of Schedule 2, shall continue until determined by not less than 25 years' notice in writing given by the Authority to the licensee.

4. The provisions of section 109(1) of the Act (Service of documents) shall have effect as if set out herein and as if for the words "this Act" there were substituted the words "this licence".

5. Without prejudice to sections 11 and 23(1) of the Interpretation Act 1978, Parts I to IV inclusive of, and the Schedules to, this licence shall be interpreted and construed in like manner as an Act of Parliament passed after the commencement of the Interpretation Act 1978.

6. References in this licence to a provision of any enactment where, after the date of this licence -

     (a) the enactment has been replaced or supplemented by another enactment, and

     (b) such enactment incorporates a corresponding provision in relation to fundamentally the same subject matter,

     shall be construed, so far as the context permits, as including a reference to the corresponding provision of that other enactment. Pursuant to a licensing scheme made by the Secretary of State under Part II of Schedule 7 to the Utilities Act 2000 on 28 September 2001 this licence was made and is treated as granted under section 6(1)(b) of the Electricity Act 1989.

                        PART II: THE STANDARD CONDITIONS

1.   Standard conditions in effect in this licence

------------------------------------------------------------------------------------------------
Section A                        Section B                        Section D
------------------------------------------------------------------------------------------------
Standard condition 1             Standard condition 5             Standard condition D1
------------------------------------------------------------------------------------------------
Standard condition 2             Standard condition 6             Standard condition D2
------------------------------------------------------------------------------------------------
Standard condition 3             Standard condition 7             Standard condition D3
------------------------------------------------------------------------------------------------
Standard condition 4             Standard condition 7A            Standard condition D3A
------------------------------------------------------------------------------------------------
                                 Standard condition 8             Standard condition D3B
------------------------------------------------------------------------------------------------
                                 Standard condition 9             Standard condition D4
------------------------------------------------------------------------------------------------
                                 Standard condition 10            Standard condition D5
------------------------------------------------------------------------------------------------
                                 Standard condition 11            Standard condition D6
------------------------------------------------------------------------------------------------
                                 Standard condition 12            Standard condition D7
------------------------------------------------------------------------------------------------
                                                                  Standard condition D8
------------------------------------------------------------------------------------------------
                                                                  Standard condition D8A
------------------------------------------------------------------------------------------------
                                                                  Standard condition D8B
------------------------------------------------------------------------------------------------
                                                                  Standard condition D8C
------------------------------------------------------------------------------------------------

2.   Standard conditions not in effect in this licence

--------------------------------------
Section C
--------------------------------------
Standard condition C1
--------------------------------------
Standard condition C2
--------------------------------------
Standard condition C3
--------------------------------------
Standard condition C4
--------------------------------------
Standard condition C5
--------------------------------------
Standard condition C6
--------------------------------------
Standard condition C7
--------------------------------------
Standard condition C7A
--------------------------------------

---------------------------------
Standard condition C7B
---------------------------------
Standard condition C7C
---------------------------------
Standard condition C7D
---------------------------------
Standard condition C7E
---------------------------------
Standard condition C7F
---------------------------------
Standard condition C7G
---------------------------------
Standard condition C8
---------------------------------

Note: A copy of the current standard conditions of electricity generation licences can be inspected at the principal office of the Authority. The above lists are correct at the date of this licence but may be changed by subsequent amendments or modifications to the licence. The authoritative up-to-date version of this licence is available for public inspection at the principal office of the Authority.

                      PART III: AMENDED STANDARD CONDITIONS

1. Standard condition 1 shall be amended by the addition of the following text as an additional definition:-

     ""bulk supply point"                   means any point at which electricity
                                            is delivered from a transmission
                                            system to any distribution system."

2. Standard condition 5 (Regulatory Accounts) shall be amended by the addition of the following text at the start of paragraph 6:

     "6. Unless the Authority otherwise consents (such consent may be given in relation to some or all of the obligations in this condition and may be given subject to such conditions as the Authority considers appropriate),"

3. Standard condition 11 (Provision of Information to the Authority) shall be amended by the addition of the following text as new paragraphs 6 to 9:

     "6. The licensee shall procure from each company or other person which the licensee knows or reasonably should know is at any time an ultimate controller of the licensee a legally enforceable undertaking in favour of the licensee in a form specified by the Authority that that ultimate controller ("the information covenantor") will give to the licensee, and will procure that any person (including, without limitation, a corporate body) which is a subsidiary of, or is controlled by, the information covenantor (other than the licensee and the licensee and its subsidiaries) will give to the licensee, all such information as may be necessary to enable the licensee to comply fully with the obligation imposed on it by paragraph 1. Such undertaking shall be obtained within 7 days of such corporate body or other person in question becoming an ultimate controller of the licensee and shall remain in force for so long as the licensee remains the holder of this licence and the information covenantor remains an ultimate controller of the licensee.

     7. The licensee shall deliver to the Authority evidence (including a copy of each such undertaking) that the licensee has complied with the obligation to procure undertakings pursuant to paragraph 6, and shall comply with any direction from the Authority to enforce any undertaking so procured.

     8. The licensee shall not, save with the consent in writing of the Authority, enter (directly or indirectly) into any agreement or arrangement with any ultimate controller of the licensee or, where the ultimate controller is a corporate body, any of the subsidiaries of such a corporate ultimate controller (other than the subsidiaries of the licensee) at a time when:

          (a) an undertaking complying with paragraph 6 is not in place in relation to that ultimate controller; or

          (b)  there is an unremedied breach of such undertaking; or

          (c) the licensee is in breach of the terms of any direction issued by the Authority under paragraph 7 of this condition.

     9.   In this condition

           "ultimate controller"             means:

                                             (a)  a holding company of the
                                                  licensee which is not itself a
                                                  subsidiary of another company;
                                                  and

                                             (b)  any person who (whether alone
                                                  or with a person or persons
                                                  connected with him) is in a
                                                  position to control, or to
                                                  exercise significant influence
                                                  over, the policy of the
                                                  licensee or any holding
                                                  company of the licensee by
                                                  virtue of:

                                                  (i)  rights under contractual
                                                       arrangements to which he
                                                       is a party or of which he
                                                       is a beneficiary; or

                                                  (ii) rights of ownership
                                                       (including rights
                                                       attached to or deriving
                                                    from securities or rights
                                                    under a trust) which are
                                                    held by him or of which he
                                                    is a beneficiary; but
                                                    excluding any director or
                                                    employee of a corporate body
                                                    in his capacity as such; and

                                        (c)  for the purposes of sub-paragraph
                                             (b), a person is connected with
                                             another person if they are party to
                                             any arrangement regarding the
                                             exercise of any such rights as are
                                             described in that paragraph."

4. Standard condition 12 (Prohibition of Cross-Subsidies) shall be amended by the addition of the following text as a new paragraph 2 of that condition:

     "2. Nothing which the licensee is obliged to do or not to do pursuant to this licence or any other document which grants a licence to the licensee under the Act shall be regarded as a cross-subsidy for the purposes of this condition."

                        CONSOLIDATED STANDARD CONDITIONS

               SECTION A. INTERPRETATION, APPLICATION AND PAYMENTS

Condition 1. Definitions and Interpretation

1. In the standard conditions unless the context otherwise requires:


the "Act"                       means the Electricity Act 1989.


"affiliate"                     in relation to the licensee means any holding
                                company or subsidiary of the licensee or any subsidiary of a holding company of the licensee, in each case within the meaning of sections 736.
                                736A, and 736B of the Companies Act 1985.

"alternative accounting rules"  for the purposes of standard condition 5
                                (Regulatory Accounts) only, has the meaning given in that condition.

"ancillary services"            means:

                                (a) such services as any authorised electricity operator may be required to have available as ancillary services pursuant to the licensee's Grid Code; and

                                (b) such services as any authorised electricity operator or person making interconnector or Scottish interconnection transfers may have agreed to have available as being ancillary services pursuant to any agreement made with the licensee and which may be offered for purchase by the licensee for the purpose of securing stability of operation on the licensee's transmission system and the distribution system of any authorised electricity operator or any system linked to the licensee's transmission system by an interconnector or Scottish interconnection.

"Application Regulations"       means the Electricity (Applications for Licences
                                and Extensions and Restrictions of Licences)
                                Regulations 2001.

"appropriate time"              for the purposes of standard condition D3A
                                (Independence of and Appointment of a Managing
                                Director of the Transmission Business) only, has the meaning given in that condition.

"auditors"                      means the licensee's auditors for the time being
                                holding office in accordance with the
                                requirements of the Companies Act 1985.

"authorised"                    in relation to any business or activity means
                                authorised by licence granted or treated as granted under section 6 or exemption granted under section 5 of the Act.

"authorised area"               means the area from time to time comprised in
                                Schedule 1 to this licence.

"authorised electricity operator"     means any person (other than the licensee
                                      in its capacity as operator of the
                                      licensee's transmission system) who is
                                      authorised to generate, transmit,
                                      distribute, or supply electricity and for the purposes of standard conditions C7C to C7E inclusive shall include any person who has made application to be so authorised which application has not been refused and any person transferring electricity to or from the licensee's transmission system across any interconnector or Scottish interconnection (or who has made an application for use of an interconnector or Scottish interconnection which has not been refused).

the "Authority"                       means the Gas and Electricity Markets
                                      Authority established under section 1 of the Utilities Act 2000.

"balancing mechanism"                 for the purposes of Section C only, has
                                      the meaning given in standard condition C1
                                      (Interpretation of Section C).

"balancing services"                  for the purposes of Section C only, has
                                      the meaning given in standard condition C1
                                      (Interpretation of Section C).

"balancing services activity"         for the purposes of Section C only, has
                                      the meaning given in standard condition
                                      C1 (Interpretation of Section C).

"bilateral agreement"                 for the purposes of Section C only, has
                                      the meaning given in standard condition C1
                                      (Interpretation of

                                      Section C).

"bilateral connection agreement"      for the purposes of Section C only, has
                                      the meaning given in standard condition C1
                                      (Interpretation of Section C).

"bulk supply point"                   means any point at which electricity is
                                      delivered from a transmission system to
                                      any distribution system.

"BSC Framework Agreement"             for the purposes of Section C only, has
                                      the meaning given in standard condition C1
                                      (Interpretation of Section C).

"competent authority"                 for the purposes of Section D only, has
                                      the meaning given in standard condition D3
                                      (Restriction on Use of Certain
                                      Information).

"confidential information"            for the purposes of Section D only, has
                                      the meaning given in standard condition D3
                                      (Restriction on Use of Certain
                                      Information).

"connection charges"                  means charges made or levied or to be made
                                      or levied for the carrying out (whether
                                      before or after the date on which the
                                      licence came into force) or works and
                                      provision and installation of electrical plant, electric lines and meters in constructing or modifying entry and exit points on the licensee's transmission system together with charges in respect of maintenance and repair of such items in so far as not otherwise recoverable as use of system charges and in respect of disconnection and the removal of electrical plant, electric lines and ancillary meters following disconnection, all as more fully described in paragraphs 4 and 8 of standard condition C7B (Connection
                                      Charging Methodology) and special
                                      condition B1 (Basis of Charges for Use of Scottish Interconnection), whether or not such charges are annualised.

"connection charging methodology"     for the purposes of Section C only, has
                                      the meaning given in standard condition C1
                                      (Interpretation of Section C).

"consolidated transmission business"  for the purposes of standard condition 5
                                      (Regulatory Accounts) only, has the
                                      meaning given in that condition.

"Consumer Council"                    means the Gas and Electricity Consumer
                                      Council established under section 2 of the Utilities Act 2000.

"construction agreement"              for the purposes of Section C only, has
                                      the meaning given in standard condition C1
                                      (Interpretation of Section C).

"contract"                            for the purposes of paragraph 9 of
                                      standard condition D2 (Trading Code for
                                      Scotland) only, has the meaning given in that condition.

"core industry documents"             for the purposes of Section C only, has
                                      the meaning given in standard condition C1
                                      (Interpretation of Section C).

"customer"                                means any person supplied or requiring
                                          to be supplied with electricity at any
                                          premises in Great Britain but shall
                                          not include any authorised electricity
                                          operator in his capacity as such.

"CUSC" for the purposes of Section C only, has the meaning given in standard condition C1 (Interpretation of Section C).

"CUSC user"                               for the purposes of Section C only,
                                          has the meaning given in standard
                                          condition C1 (Interpretation of
                                          Section C).

"Director General of Electricity Supply"  for the purposes of standard condition
                                          4 (Payments by the Licensee to the
                                          Authority) only, has the meaning given
                                          in that condition.

"disposal"                                for the purposes of standard condition
                                          10 (Disposal of Relevant Assets) only,
                                          has the meaning given in that
                                          condition.

"Distribution Code"                       means any distribution code required
                                          to be prepared by a licensed
                                          distributor pursuant to standard
                                          condition 9 (Distribution Code) of a
                                          distribution licence and approved by
                                          the Authority and revised from time to
                                          time with the approval of the
                                          Authority.

"distribution licence"                    means a distribution licence granted
                                          or treated as granted under section
                                          6(1)(c) of the Act.

"distribution system"                     means the system consisting (wholly or
                                          mainly) of electric lines owned or
                                          operated by an authorised distributor
                                          and used for the distribution of
                                          electricity from grid supply points or
                                          generation sets or other entry points
                                          (and bulk supply points in Scotland)
                                          to the points of delivery to customers
                                          or authorised electricity operators or
                                          any transmission licensee within Great
                                          Britain in its capacity as operator of
                                          a transmission system, and includes
                                          any remote transmission assets (owned
                                          by a transmission licensee within
                                          England and Wales) operated by such
                                          distributor and any electrical plant,
                                          meters and metering equipment owned or
                                          operated by such distributor in
                                          connection with the distribution of
                                          electricity, but shall not include any
                                          part of a transmission system,


"effective time"                          for the purposes of Section C  only,
                                          has the meaning given in standard
                                          condition C1 (Interpretation of
                                          Section C).

"Electricity Arbitration Association"     for the purposes of standard condition
                                          D3 (Restriction on Use of Certain
                                          Information) only, has the meaning
                                          given in that condition.

"estimated costs"                         for the purposes of standard condition
                                          4 (Payments by the Licensee to the
                                          Authority) only, has the meaning given
                                          in that condition.

"external transmission activities"        for the purposes of Section D only,
                                          has the meaning given in standard
                                          condition D3 (Restriction on Use of

                                      Certain Information).

"external distribution activities"    for the purposes of standard condition D3
                                      (Restriction on Use of Certain
                                      Information) only, has the meaning given in that condition.

"financial year"                      means subject to standard condition 6
                                      (Change of Financial Year) (where
                                      applicable) a period of 12 months
                                      beginning on 1st April of each year and
                                      ending on 31st March of the following
                                      calendar year.

"founder members"                     for the purposes of standard condition D2
                                      (Trading Code) only, has the meaning given in that condition.

"Fuel Security Code"                  means the document of that title
                                      designated as such by the Secretary of
                                      State as from time to time amended.

"generation set"                      means any plant or apparatus for the
                                      production of electricity and shall where appropriate include a generating station comprising more than one generating set.

"grid supply point"                   means any point at which electricity is
                                      delivered from a transmission system to
                                      any distribution system.

"the handbook"                        for the purposes of standard condition 5
                                      (Regulatory Accounts) only, has the
                                      meaning given in that condition.

"holding company"                  for the purposes of standard condition 5
                                   (Regulatory Accounts) only, has the meaning given in that condition.

"information"                      includes any documents, accounts, estimates,
                                   returns, records or reports and data in
                                   written, verbal or electronic form and
                                   information in any form or medium whatsoever
                                   (whether or not prepared specifically at the request of the Authority) of any description specified by the Authority.

"interconnection"                  has the meaning given in standard condition
                                   D1 (Interpretation of Section D).

"interconnector(s)"                has the meaning given in standard condition
                                   C1 (Interpretation of Section C).

"interconnector(s) business"       has the meaning given in standard condition
                                   C1 (Interpretation of Section C).

"licensed distributor"             means any holder of a distribution licence.

"licensee's Grid Code"             means the grid code required to be drawn up
                                   by the licensee pursuant to standard
                                   condition 7 (Licensee's Grid code), as from time to time revised with the approval of the Authority.

"licensee's transmission system"     means the transmission system of the
                                     licensee within the authorised area owned and operated by the licensee.

"other founder member"               for the purposes of standard condition D2
                                     (Trading Code) only, has the meaning given in that condition.

"other Grid Codes"                   means the grid codes which the holder(s) of
                                     a transmission licence (other than the
                                     licensee) are required to draw up and have approved by the Authority pursuant to standard condition 7 (Licensee's Grid code) of their transmission licence, as from time to time revised with the approval of the Authority.

"participating interest"             has the meaning given by section 260 of the
                                     Companies Act 1985 as amended by section 22 of the Companies Act 1989.

"Pooling and Settlement Agreement"   means the agreement of that title approved
                                     by the Secretary of State as from time to time amended.

"regulatory accounts"                for the purposes of standard condition 5
                                     (Regulatory Accounts) only, has the meaning given in that condition.

"related undertaking"                in relation to the licensee means any
                                     undertaking in which the licensee has a
                                     participating interest.


"relevant agreement"                 for the purposes of standard condition C7E
                                     (Functions of the Authority) only, has the meaning given in that condition.

"relevant assets"                          for the purposes of standard
                                           condition 10 (Disposal of Relevant
                                           Assets) only has the meaning given in
                                           that condition.

"Relevant Consumers' Committees"           for the purposes of standard
                                           condition 4 (Payments by the Licensee
                                           to the Authority) only, has the
                                           meaning given in that condition.

"relevant proportion"                      for the purposes of standard
                                           condition 4 (Payments by the Licensee
                                           to the Authority) only, has the
                                           meaning given in that condition.

"relevant year"                            for the purposes of standard
                                           condition 4 (Payments by the Licensee
                                           to the Authority) only, has the
                                           meaning given in that condition.

"relinquishment of operational control"    for the purposes of standard
                                           condition 10 (Disposal of Relevant
                                           Assets) only, has the meaning given
                                           in that condition.

"remote transmission assets"               means any electric lines, electrical
                                           plant or meters in England and Wales
                                           owned by the licensee which:

                                           (a) are embedded in a distribution
                                           system of an authorised electricity
                                           operator within the authorised area
                                           of the licensee and are not directly
                                           connected by lines or plant owned by
                                           the licensee to a sub-station owned
                                           by the licensee and

                                    (b) are by agreement between the licensee and such authorised electricity operator operated under the direction and control of such authorised electricity operator.

"Retail Price Index"                means the general index of retail prices
                                    published by the Office for National
                                    Statistics each month in respect of all
                                    items or:

                                    (a) if the index for any month in any year shall not have been published on or before the last day of the third month after such month, such index for such month or months as the Authority may after consultation with the licensee and for the purposes of this condition generally determine to be appropriate in the circumstances; or

                                    (b) if there is a material change in the basis of the index, such other index as the Authority may after consultation with the licensee and for the purposes of this condition generally determine to be appropriate in the circumstances.

"Scottish interconnection"          has the meaning given in standard condition
                                    D1 (Interpretation of Section D).

"Scottish transmission system"      for the purposes of standard condition D2
                                    (Trading Code) only, has the meaning given in that condition.

"Secretary of State's costs"            for the purposes of standard condition 4
                                        (Payments by the Licensee to the
                                        Authority) has the meaning given in that condition.

"separate business"                     (i)  in relation to any area of England
                                        and Wales, has the meaning given in
                                        standard condition C1 (Interpretation of
                                        Section C); and

                                        (ii) in relation to any area of
                                        Scotland, has the meaning given in
                                        standard condition D1 (Interpretation of
                                        Section D).

"Settlement Agreement for Scotland"     has the meaning given in standard
                                        condition D6 (Settlement Agreement for
                                        Scotland).

"short term contract"                   for the purposes of standard condition
                                        D2 (Trading Code) only, has the meaning
                                        given in that condition.

"statutory accounts"                    means the accounts to be prepared by the
                                        licensee under the Companies Act 1985.

"subsidiary"                            means a subsidiary within the meanings
                                        of sections 736, 736A, 736B of the
                                        Companies Act 1985.

"total system"                          for the purposes of Section C only, has
                                        the meaning given in standard condition
                                        C1 (Interpretation of Section C).

"Trading Code"                      for the purposes of Section D only, has the
                                    meaning given in standard condition D1
                                    (Interpretation of Section D).

"trading of electricity"            for the purposes of Section D only, has the
                                    meaning given in standard condition D2
                                    (Trading Code).

"trading system"                    for the purposes of Section D only, has the
                                    meaning given in standard condition D2
                                    (Trading Code).

"transmission business"             (i)  in relation to any area of England and
                                    Wales, has the meaning given in standard condition C1 (Interpretation of Section C);
                                    and

                                    (ii) in relation to any area of Scotland, has the meaning given in standard condition D1 (Interpretation of Section D).

"transmission licence"              means a licence granted or treated as
                                    granted under section 6(1)(b) of the Act.

"transmission network services"     means all services provided by the licensee
                                    as part of its transmission business other than excluded services and in relation to any area of England and Wales the balancing services activity.

"transmission system"               means a system consisting (wholly or mainly)
                                    of high voltage electric wires owned or
                                    operated by the licensee in its authorised area and used for the transmission of electricity from one generating station
                                        to a sub-station or to another
                                        generating station or between
                                        sub-stations or to or from any
                                        interconnector and Scottish
                                        interconnection in question and in
                                        relation to Scotland including any
                                        interconnector and Scottish
                                        interconnection, and includes any
                                        electrical plant and meters owned or
                                        operated by such transmission company in connection with the transmission of electricity but shall not include any remote transmission assets.

"undertaking"                           bears the meaning ascribed to that
                                        expression by section 259 of the
                                        companies Act 1985.

"use of interconnector"                 means use of any interconnector for the
                                        transfer of electricity.

"use of system"                         means use of the licensee's transmission
                                        system for the transport of electricity
                                        by any authorised electricity operator.

"use of system charges"                 means charges made or levied or to be
                                        made or levied by the licensee for the
                                        provision of transmission network
                                        services and/or in relation to any area
                                        of England and Wales in respect of the
                                        balancing services activity, in each
                                        case as part of the transmission
                                        business, to any authorised electricity
                                        operator, but shall not include
                                        connection charges.

"use of system charging methodology"    for the purposes of Section C only, has
                                        the meaning
                                  given in standard condition C1 (Interpretation of Section C).

         2. Any word or expressions used in the Utilities Act 2000 or Part I of the Act shall, unless the contrary intention appears, have the same meaning when used in the standard conditions.

         3. Except where the context otherwise requires, any reference to a numbered standard condition (with or without a letter) or
               Schedule is a reference to the standard condition (with or without a letter) or Schedule bearing that number in this licence, and any reference to a numbered paragraph (with or without a letter) is a reference to the paragraph bearing that number in the standard condition or Schedule in which the reference occurs, and reference to a Section is a reference to that Section in these standard conditions.

         4. These standard conditions shall have effect as if, in relation to a licence holder who is a natural person, for the words "it", "its" and "which" there were substituted the words "he", "him" "his", and "whom", and cognate expressions shall be construed accordingly.

         5 Except where the context otherwise requires, a reference in a standard condition to a paragraph is a reference to a paragraph of that standard condition and a reference in a paragraph to a sub-paragraph is a reference to a sub-paragraph of that paragraph.

         6.    Any reference in these conditions to-

         (a)   a provision thereof;

         (b) a provision of the standard conditions of electricity generation licences;

         (c) a provision of the standard conditions of electricity distribution licences;

         (d) a provision of the standard conditions of electricity supply licences, shall, if these standard conditions or the standard conditions in question come to be modified, be construed so as far as the context permits, as a reference to the corresponding provision of these standard conditions or the other standard conditions in question as modified.

         7. In construing the standard conditions, the heading or title of any standard condition or paragraph shall be disregarded.

         8. Any reference in a standard condition to the purposes of that condition generally is a reference to the purposes of that condition as incorporated in this licence and as incorporated in each other licence under section 6(1)(b) of the Act (whenever granted) which incorporates it.

         9. Where any obligation under, in or pursuant to the licence is required to be performed by a specified date or within a specified period, and where the licensee has failed so to perform by such date or within such period, such obligation shall continue to be binding and enforceable after the specified date or after the expiry of the specified period (but without prejudice to all rights and remedies available against the licensee by reason of the licensee's failure to perform by that date or within that period).

         10. Anything required by or under these standard conditions to be done in writing may be done by facsimile transmission of the instrument in question or by other electronic means and, in such case -

              (a) the original instrument or other confirmation in writing shall be delivered or sent by pre-paid first class post as soon as is reasonably practicable, and

              (b) where the means of transmission had been agreed in advance between the parties concerned, in the absence of and pending such confirmation, there shall be a refutable presumption that what was received duly represented the original instrument.

     11. The definitions referred to in this condition may include some definitions which are not used or not used exclusively in Sections A and B (which Sections are incorporated in all transmission licences).
           Where:

           (a) any definition is not used in Sections A and B, that definition shall, for the purposes of this licence, be treated:

                 (i) as part of the standard condition or conditions (and the Section) in which it is used;

                 (ii) as not having effect in the licence until such time as the standard condition in which the definition is used has effect within the licence in pursuance of standard condition 2 (Application of Section C (England and Wales) or standard condition 3 (Application of Section D (Scotland));

           (b) any definition which is used in Sections A and B and is also used in one or more other Sections:

                 (i) shall only be modifiable in accordance with the modification process applicable to each of the standard conditions in which it is used; and

                 (ii) if any such standard condition is modified so as to omit that definition, then the reference to that definition in this condition shall automatically cease to have effect.

Condition 2. Application of Section C of Part II Supplementary Standard Conditions for England and Wales

1. Where the Secretary of State provides, by a scheme made under Schedule 7 to the Utilities Act 2000, for Section C (in whole or in part) to have effect within this licence:

     (a) paragraphs 4 to 8 shall cease to be suspended and shall have effect in the licensee's licence; and

     (b) the licensee shall be obliged to comply with the requirements of Section C (in whole or, as the case may be, in part) of this licence,

     from the date the said scheme takes effect.

2.   Until -

     (a) the Secretary of State provides, by a scheme made under Schedule 7 to the Utilities Act 2000, for Section C (in whole or in part) to have effect within this licence; or

     (b) the Authority has issued to the licensee a direction pursuant to paragraph 4,

     the standard conditions in Section C (in whole or, as the case may be, in part) shall not have effect within this licence; and the licensee shall not be obliged to comply with any of the requirements of Section C (in whole or, as the case may be, in part) of this licence.

3. Except where paragraph 1 applies to the licensee, paragraphs 4 to 8 of this standard condition shall be suspended and shall have no effect in this licence until such time as the Authority issues to the licensee a notice ending the suspension and providing for those paragraphs to have effect in this licence with effect from the date specified in the notice.

4. The Authority may issue a direction (a "Section C Direction"). Where the Authority has issued to the licensee a Section C Direction the standard conditions in Section C (in whole or, as the case may be, in part) shall have effect within this licence from the date specified in the direction; and the licensee shall be obliged to comply with the requirements of Section C (in whole or, as the case may be, in part) to the extent and subject to the terms specified in such direction.

5. A Section C Direction may specify that the standard conditions in Section C (in whole or in part) are to have effect in this licence;

6.   The Authority may, with the consent of the licensee:

     (a) vary the terms (as set out in the Section C Direction or elsewhere) under which Section C (or parts thereof) has effect in this licence; or

     (b) provide for Section C (or parts thereof) to cease to have effect in this licence.

7. The variation or cessation provided for in paragraph 6 shall take effect form the date specified in the variation or cessation notice given to the licensee by the Authority.

8. With effect from the date of cessation referred to in paragraph 7, paragraphs 4 to 7 of this condition shall be suspended and shall cease to have effect in this licence, but the Authority may at any time thereafter give to the licensee a notice ending the suspension and providing for those paragraphs again to have effect in this licence with effect from the date specified in the notice.

Condition 3. Application of Section D of Part II Supplementary Conditions for Scotland

1. Where the Secretary of State provides, by a scheme made under Schedule 7 to the Utilities Act 2000, for Section D (in whole or in part) to have effect within this licence:

     (a) paragraphs 4 to 8 shall cease to be suspended and shall have effect in the licensee's licence; and

     (b) the licensee shall be obliged to comply with the requirements of Section D (in whole or, as the case may be, in part) of this licence,

     from the date the said scheme takes effect.

2.   Until -

     (a) the Secretary of State provides, by a scheme made under Schedule 7 to the Utilities Act 2000, for Section D (in whole or in part) to have effect within this licence; or

     (b) the Authority has issued to the licensee a direction pursuant to paragraph 4,

      the standard conditions in Section D (in whole or, as the case may be, in part) shall not have effect within this licence; and the licensee shall not be obliged to comply with any of the requirements of Section D (in whole or, as the case may be, in part) of this licence.

3. Except where paragraph 1 applies to the licensee, paragraphs 4 to 8 of this standard condition shall be suspended and shall have no effect in this licence until such time as the Authority issues to the licensee a notice in writing ending the suspension and providing for those paragraphs to have effect in this licence with effect from the date specified in the notice.

4. The Authority may issue a direction (a "Section D Direction"). Where the Authority has issued to the licensee a Section D Direction the standard conditions in Section D (in whole or, as the case may be, in part) shall have effect within this licence from the date specified in the direction; and the licensee shall be obliged to comply with the requirements of Section D (in whole or, as the case may be, in part) to the extent and subject to the terms specified in such direction.

5. A Section D Direction may specify that the conditions in Section D (in whole or in part) are to have effect in this licence.

6.   The Authority may, with the consent of the licensee:

     (a) vary the terms (as set out in the Section D Direction or elsewhere) under which Section D (or parts thereof) has effect in this licence; or

     (b) provide for Section D (or parts thereof) to cease to have effect in this licence.

7. The variation or cessation provided for in paragraph 6 shall take effect from the date specified in the variation or cessation notice given to the licensee by the Authority.

8. With effect from the date of cessation referred to in paragraph 7, paragraphs 4 to 7 of this condition shall be suspended and shall cease to have effect in this licence, but the Authority may at any time thereafter give to the licensee a notice ending the suspension and providing for those paragraphs again to have effect in this licence with effect from the date specified in the notice.

Condition 4. Payments by the Licensee to the Authority

1. The licensee shall, at the times stated, pay to the Authority such amounts as are determined by or under this condition.

2. In respect of each relevant year at the beginning of which the licensee holds this licence, the licensee shall pay to the Authority the aggregate of:

     (a) an amount which is the relevant proportion of the estimated costs of the Authority during the year in question;

     (b) an amount which is the relevant proportion of the estimated costs of the Consumer Council during the year in question;

     (c) an amount which is the relevant proportion of the estimated costs incurred in the previous relevant year by the Competition Commission in connection with references made to it with respect to the licence or any other electricity transmission licence;

     (d) an amount which is the relevant proportion of the Secretary of State's costs during the year in question;

     (e) an amount which is the relevant proportion of the difference (being a positive or negative amount), if any, between:

           (aa) any costs estimated by the Authority or, in the case of sub-paragraph 2(d), the Secretary of State in the previous relevant year under sub-paragraphs 2(a), (b), (c), and (d); and

           (bb) the actual costs of the Authority, the Consumer Council, the Competition Commission (in connection with that reference) and the Secretary of State for the previous relevant year or, in the case of the

                   Competition Commission, for the relevant year prior to the previous relevant year; and

     (f) in respect of the relevant year ending on 31 March 2002, an amount which is the relevant proportion of the actual unrecovered costs of the Director General of Electricity Supply and the Relevant Consumers' Committees.

3. The amounts determined in accordance with paragraph 2 shall be paid by the licensee to the Authority in two instalments, with:

     (a)   the first instalment being due for payment by 30 June in each year;
           and

     (b) the second instalment being due for payment by 31 January in each year provided that, in each case, if the Authority has not given notice of the amount of the instalment due at least 30 days before the payment date stated above, the licensee shall pay the amount due within 30 days from the actual giving of notice by the authority to the licensee (whenever notice is given).

4. Where the licensee fails to pay the amount determined in accordance with paragraph 2 within 30 days of the due date set out in paragraph 3, it shall pay simple interest on the amount at the rate which is from time to time equivalent to the base rate of NatWest Bank plc or, if there is no such base rate, such base rate as the Authority may designate for the purposes hereof.

5. In relation to any data or information specified by the Authority in a direction given for the purposes of this condition generally, the licensee shall submit a certificate to the Authority, approved by a resolution of the board of directors of the licensee and signed by a director of the licensee pursuant to that resolution. Such certificate shall be submitted to the Authority each year on the date specified by the Authority. Each certificate shall be in the following form -

      "In the opinion of the directors of [the licensee], all data and information provided to the Authority on [date provided to the Authority] for the purposes of enabling the Authority to calculate the licence fee payable by [the licensee] pursuant to standard condition 4 (Payments by the Licensee to the Authority) is accurate."

6.    In this condition:

     "estimated costs"              means costs estimated by the Authority as
                                    likely to be:

                                    (a)   the costs of the Authority and the
                                          Consumer Council; and

                                    (b)   the costs incurred by the Competition
                                          Commission, such estimate having
                                          regard to the views of the Competition
                                          Commission.

     "relevant proportion"          means the proportion of the costs
                                    attributable to the licensee in accordance with principles determined by the Authority for the purposes of this condition generally and notified to the licensee.

     "relevant year"                means a year beginning on 1 April of each
                                    calendar year and ending on 31 March of the following calendar year.

     "Secretary of State's costs"   means costs estimated by the Secretary of
                                    State as likely to be his costs in relation to:

                                    (a)   the establishment of the Authority and
                                          the Consumer Council; and

                                    (b)   Schedule 7 to the Utilities Act 2000.

5.    In sub-paragraph 2(f) of this condition:

     "Director General of Electricity Supply"   means the office previously
                                                established under section 1 of
                                                the Act;

     "Relevant Consumers' Committees"           means the committees previously
                                                appointed by the Director
                                                General of Electricity Supply
                                                under section 2 of that Act

PART II: SECTION B GENERAL

Condition 5.  Regulatory Accounts

1. The following paragraphs of this condition apply for the purpose of ensuring that the licensee (and any affiliate or related undertaking) maintains accounting and reporting arrangements which enable regulatory accounts to be prepared for the consolidated transmission business and showing the financial affairs of the consolidated transmission business.

2.   The licensee shall:

     (a) keep or cause to be kept for the period referred to in section 222(5)(b) of the Companies Act 1985 and in the manner referred to in that section such accounting records in respect of the consolidated transmission business so that the revenues, costs, assets, liabilities, reserves and provisions of, or reasonably attributable to, the consolidated transmission business are separately identifiable in the accounting records of the licensee (and any affiliate or related undertaking) from those of any other business of the licensee;

     (b) prepare on a consistent basis from such accounting records in respect of:

           (i) each financial year, accounting statements comprising a profit and loss account, a statement of total recognised gains and losses, a balance sheet, and a cash flow statement, together with notes thereto, and showing separately in respect of the consolidated transmission business and in appropriate detail the amounts of any revenue, cost, asset, liability, reserve or provision which has been either:

                 (aa) charged from or to any other business together with a description of the basis of that charge; or

                 (bb) determined by apportionment or allocation between the consolidated transmission business and any other business together with a description of the basis of the apportionment or allocation; and

                (ii) the first six months of each financial year, an interim profit and loss account; and

                (iii) each financial year, sufficient accounting information in respect of the consolidated transmission business to allow the preparation of consolidated accounting statements of the licensee or, where applicable, the ultimate holding company of the licensee. Such information shall include a profit and loss account, a statement of total recognised gains and losses, a balance sheet, and a cash flow statement together with notes thereto.

         (c) procure, in respect of the accounting statements prepared in accordance with this condition in respect of each financial year, a report by the auditors and addressed to the Authority stating whether in their opinion those statements have been properly prepared in accordance with this condition and give a true and fair view of the revenues, costs, assets, liabilities, reserves and provisions of, or reasonably attributable to, the consolidated transmission business to which the statements relate; and

         (d) deliver to the Authority a copy of the account referred to in sub-paragraph (b)(ii), the auditors' report referred to in sub-paragraph (c), the accounting statements referred to in sub-paragraph (b)(i) and the accounting information referred to in sub-paragraph b(iii), as soon as reasonably practicable, and in any event not later than three months after the end of the period to which it relates in the case of the account referred to in sub-paragraph (b)(ii) and six months after the end of the financial year to which they relate in the case of the accounting statements, auditors' report and accounting information referred to in sub-paragraphs (b)(i), (b)(iii) and
                (c).

3. Unless the Authority so specifies in directions issued for the purposes of this condition, or with the Authority's prior written approval, the licensee shall not in relation to the accounting statements in respect of a financial year change the bases of charge or apportionment or allocation referred to in sub-paragraph 2(b)(i) from those applied in respect of the previous financial year.

4. Where, in relation to the accounting statements in respect of a financial year, the licensee has changed such bases of charge or apportionment or allocation from those adopted for the immediately preceding financial year, the licensee shall, if so directed in directions issued by the Authority, in addition to preparing accounting statements on those bases which it has adopted, prepare such accounting statements on the bases which applied in respect of the immediately preceding financial year.

5. Accounting statements and information in respect of a financial year prepared under sub-paragraph 2(b)(i) and (b)(iii) shall, so far as reasonably practicable and unless otherwise approved by the Authority having regard to the purposes of this condition:

     (a) have the same content and format as the statutory accounts of the licensee prepared under section 226 and, where appropriate, section 227 of the Companies Act 1985 and conform to the best commercial accounting practices including all relevant accounting standards issued or adopted by the Accounting Standards Board currently in force;

     (b) state the accounting policies adopted; and

     (c) with the exception of the part of such statements and information which shows separately the amounts charged, apportioned or allocated and describes the bases of charge or apportionment or allocation respectively, be published with the statutory accounts of the licensee.

6. Unless the Authority otherwise consents (such consent may be given in relation to some or all of the obligations in this condition and may be given subject to such conditions as the Authority considers appropriate), unless the accounting statements and information prepared under sub-paragraph 2(b)(i) and (b)(iii) are prepared on the current cost basis as provided by the alternative accounting rules, the licensee shall, unless otherwise agreed by the Authority, in addition to preparing those accounting statements under that paragraph, prepare accounting statements for the consolidated transmission business covering the same period, which shall comprise and show separately:

        (a) a profit and loss account, a statement of total recognised gains and losses, a balance sheet, and a cash flow statement, together with notes thereto, which shall:

             (i) include in respect of current costs assets amounts determined on the current cost basis as provided by the alternative accounting rules; and

             (ii) show or disclose the information and other matters required by the alternative accounting rules to be shown or disclosed in accounts where the amounts included in respect of assets covered by any items shown in those accounts have been determined on any basis mentioned in paragraph 31 of section C of Part II of Schedule 4 to the Companies Act 1985;

        (b) in respect of the consolidated transmission business the adjusted amount of any such provision for depreciation as is referred to in paragraph 32(2) of section C of Part II of Schedule 4 to the Companies Act 1985 and the item shown in the profit and loss account of the consolidated transmission business for the relevant period which are affected by the determination of amounts on the current cost basis as provided by the alternative accounting rules, including the profit (or loss) before taxation; and

        (c) such other current cost information as is referred to in the handbook as the Authority may reasonably require;

        and shall deliver the same, together with an auditors' report prepared in relation to the current cost basis accounting statements in the form referred to in sub-paragraph 2(c), to the Authority within the time limit referred to in sub-paragraph 2(d), and shall (with the exception of the part of such statements and information which shows separately the amounts charged, apportioned or allocated and describes the bases of charge or apportionment or allocation respectively) publish the same with the statutory accounts of the licensee.

7. References in this condition to costs or liabilities of, or reasonably attributable to, the consolidated transmission business shall be construed as excluding taxation and capital liabilities which do not relate principally to the consolidated transmission business, and interest thereon; and references to any profit and loss account shall be construed accordingly.

8. Without prejudice to paragraph 5 of the terms of this licence, references in this condition to sections of the Companies Act 1985 are references to those provisions as amended, substituted or inserted by the relevant provisions of the Companies Act 1989 and if such provisions of the Companies Act 1989 are not in force at the date of grant of this licence shall be construed as if such provisions were in force at such date.

9.   For the purposes of paragraph 6:

     "alternative accounting rules"     means the rules set out in section C of
                                        Part II of Schedule 4 to the Companies
                                        Act 1985.

     "current cost assets"              means assets of any description
                                        mentioned in paragraph 31 of section C
                                        of Part II of Schedule 4 to the
                                        Companies Act 1985.

     "the handbook"                     means the handbook issued by the
                                        Accounting Standards Committee of the
                                        Consultative Committee of Accounting

                                             Bodies (CCAB Limited) or any
                                             successor body entitled "Accounting
                                             for the effects of changing prices:
                                             a Handbook" in its current edition
                                             for the time being or in the event
                                             that no such handbook shall be in
                                             issue such guidance or publication
                                             as may be issued in replacement or
                                             substitution therefor.

10.  For the purposes of this condition:

     "consolidated transmission business"    means the consolidation, for
                                             regulatory accounting purposes, of
                                             the businesses referred to in the
                                             definition of "transmission
                                             business" as defined in standard
                                             condition 1 (Definitions and
                                             Interpretations).

     "holding company"                       means a holding company within the
                                             meaning of sections 736, 736A and
                                             736B of the Companies Act 1985.

     "regulatory accounts"                   means the accounts required to be
                                             prepared by the licensee pursuant
                                             to this condition.

         (This page left blank intentionally)

Condition 6. Change of Financial Year

1. The definition of "financial year" in standard condition 1 (Definitions and Interpretation) shall, for the purpose only of the statutory accounts of the licensee, cease to apply to the licensee from the date the licensee sends a notice to the Authority for that purpose.

2.   Such notice:

     (a) shall specify the date from which, for the purpose set out at paragraph 1, the current and subsequent financial years of the licensee shall run; and

     (b) shall continue in effect until revoked by the licensee issuing a further notice.

3. While the notice continues in effect the licensee shall procure the preparation of and shall deliver to the Authority audited group accounts for its group of companies for each financial year.

4.   Audited group accounts produced in accordance with paragraph 3:

     (a) shall comprise consolidated group accounts in respect of the group of companies;

     (b) shall, save insofar as is necessary to reflect a different financial year, have the same form and content as the statutory accounts of the licensee;

     (c) shall be accompanied by a report by the auditors and addressed to the Authority stating whether in their opinion the audited group accounts have been properly prepared in accordance with this condition and give a true and fair view of the state of affairs of the group of companies and of its profits or losses, total recognised gains or losses and cash flows during the financial year;

     (d) may, with the prior written consent of the Authority, omit or provide in a different form, specified in the consent, such information as may be specified in the consent; and

     (e) shall clearly disclose any differences between the accounting policies underlying the preparation of the statutory accounts of the licensee and the accounting policies underlying the preparation of the audited group accounts.

5. The licensee may, for the purpose only of its statutory accounts, change its financial year from that previously notified by sending to the Authority a new notice pursuant to paragraph 1. Where the licensee sends the Authority a new notice the previous notice shall be revoked, as provided by sub-paragraph 2(b). The licensee's financial year-end will change with effect from the date specified in the new notice. The new notice shall specify the licensee's new financial year-end.

6. No provisions of this condition shall apply to the financial year of the licensee as defined in standard condition 1 (Definitions and Interpretation) for the purpose of accounts produced in compliance with standard condition 5 (Regulatory Accounts). No provisions of this condition shall affect the licensee's obligations in respect of payment of licence fees under standard condition 4 (Payments by the Licensee to the Authority).

Condition 7. Licensee's Grid Code

1. The licensee shall in consultation with authorised electricity operators liable to be materially affected thereby prepare and at all times have in force and shall implement and comply (subject to paragraph 10) with the Grid Code to be known as the licensee's Grid Code:

     (a) covering all material technical aspects relating to connections to and the operation and use of the licensee's transmission system or (in so far as relevant to the operation and use of the licensee's transmission system) the operation of electric lines and electrical plant connected to the licensee's transmission system or any distribution system of any authorised distributor and (without prejudice to the foregoing) making express provision as to the matters referred to in paragraph 5 below; and

     (b)  which is designed so as:

          (i) to permit the development, maintenance and operation of an efficient, co-ordinated and economical system for the transmission of electricity;

          (ii) to facilitate competition in the generation and supply of electricity (and without limiting the foregoing, to facilitate the licensee's transmission system being made available to persons authorised to supply or generate electricity on terms which neither prevent nor restrict competition in the supply or generation of electricity) ; and

          (iii) subject to sub-paragraphs (i) and (ii), to promote the security and efficiency of the electricity generation, transmission and distribution systems in England and Wales or Scotland each taken as a whole.

2. The licensee's Grid Code in force at the date this condition comes into force shall be sent to the Authority for its approval. Thereafter the licensee shall (in consultation with authorised electricity operators liable to be materially affected thereby) periodically review (including upon the request of the Authority) the licensee's Grid Code and its implementation. Following any such review, the licensee shall send to the
     Authority:

     (a)  a report on the outcome of such review; and

     (b) any proposed revisions to the licensee's Grid Code from time to time as the licensee (having regard to the outcome of such review) reasonably thinks fit for the achievement of the objectives referred to in paragraph (b) of paragraph 1; and

     (c) any written representations or objections from authorised electricity operators liable to be materially affected thereby (including any proposals by such operators for revisions to the licensee's Grid Code not accepted by the licensee in the course of the review) arising during the consultation process and subsequently maintained.

3. Revisions to the licensee's Grid Code proposed by the licensee and sent to the Authority pursuant to paragraph 2 shall require to be approved by the Authority.

4. Having regard to any written representations or objections referred to in sub-paragraph (c) of paragraph 2, and following such further consultation (if any) as the Authority may consider appropriate, the Authority may issue directions requiring the licensee to revise the licensee's Grid Code in such manner as may be specified in the directions, and the licensee shall forthwith comply with any such directions.

5. The licensee's Grid Code shall include codes relating to the technical operation of the licensee's transmission system, including:

     (a) connection conditions specifying the technical, design and operational criteria to be complied with by the licensee and by any person connected or seeking connection with the licensee's transmission system or by any person authorised to generate who is connected with or seeks connection with the licensee's transmission system or any transmission system or distribution system of any third party which is located in Great Britain.

     (b) an operating code specifying the conditions under which the licensee shall operate the licensee's transmission system and under which persons shall operate their plant and/or distribution systems in relation to the licensee's transmission system, in so far as necessary to protect the security and quality of supply and safe operation of the licensee's transmission system under both normal and abnormal operating conditions; and

     (c) a planning code specifying the technical and design criteria and procedures to be applied by the licensee in the planning and development of the licensee's transmission system and to be taken into account by persons connected or seeking connection with the licensee's transmission system in the planning and development of their own plant and systems.

6. The licensee shall give or send a copy of the licensee's Grid Code (as from time to time revised) to the Authority.

7. The licensee shall (subject to paragraph 8) give or send a copy of the licensee's Grid Code (as from time to time revised) to any person requesting the same.

8. The licensee may make a charge for any copy of the licensee's Grid Code (as from time to time revised) given or sent pursuant to paragraph 7 of an amount which will not exceed any amount specified for the time being for the purposes of this condition in directions issued by the Authority.

9. In preparing, implementing and complying with the licensee's Grid Code (including in respect of the scheduling of maintenance of the licensee's transmission system), the licensee shall not unduly discriminate against or unduly prefer any person or class or classes of person in favour of or as against any person or class or classes of persons.

10. The Authority may (following consultation with the licensee) issue directions relieving the licensee of its obligations to implement or comply with the licensee's Grid Code in respect of such parts of the licensee's transmission system and/or to such extent as may be specified in the directions.

Condition 7A. Compliance with Other Grid Codes

1. The licensee shall comply with the provisions of any other Grid Codes in so far as applicable to the licensee or licensee's transmission business.

2. The Authority may, following consultation with the transmission company responsible for any other Grid Code and any other authorised electricity operators directly affected thereby, issue directions relieving the licensee of its obligation under paragraph 1 in respect of such parts of such other Grid Code and to such extent and subject to such conditions as may be specified in those directions.

Condition 8. Compliance with Distribution Codes

1. The licensee shall comply with the provisions of every Distribution Code in so far as applicable to it.

2. The Authority may, following consultation with the licensed distributor responsible for the relevant Distribution Code and any other authorised electricity operators directly affected thereby, issue directions relieving the licensee of its obligation under paragraph 1 in respect of such parts of such Distribution Code and to such extent and subject to such conditions as may be specified in those directions.

Condition 9. Change Co-ordination for the Utilities Act 2000

1. The licensee shall take all reasonable measures to secure and implement, and shall not take any steps to prevent or unduly delay, such changes to the industry framework documents as are necessary or expedient to give full and timely effect to the provisions of the Utilities Act 2000.

2. In complying with paragraph 1, the licensee shall act in the case of each industry framework document consistently with the change procedures currently applicable to that document, except where to do so would be inconsistent with any provision of the Utilities Act 2000, in which event that provision shall take precedence.

3. For the purposes of this condition, "industry framework document" means, subject to paragraph 4, any of the following documents to which the licensee is a party, or in relation to which it holds rights in respect of amendment or termination, together with any documents which are supplemental or ancillary thereto:

     (a) the Pooling and Settlement Agreement;

     (b) the Balancing and Settlement Code;

     (c) the Master Connection and Use of System Agreement or the Connection and Use of System Code;

     (d) the Settlement Agreement for Scotland;

     (e) the Master Registration Agreement;

     (f) the Data Transfer Services Agreement;

     (g) the Radio Teleswitch Agreement;

     (h) any Grid Code;

     (i) any Distribution Code;

     (j) the Trading Code;

     (k) the Fuel Security Code;

     (l) any agreement for use of an interconnector or Scottish interconnection; and

     (m) any agreement for the provision of distribution use of system, meter provision services, meter maintenance services, data retrieval services, data processing services, data aggregation services, or prepayment meter services.

4. Where the Authority considers that the list of industry framework documents set out in paragraph 3 should be modified for the purposes of this condition, the licensee shall discuss any proposed modification (including addition) to the list in good faith and use all reasonable endeavours to agree such modification with the Authority.

5. This condition shall cease to have effect on 30 June 2002 or such earlier date as the Authority may specify in a direction given, for the purposes of this condition generally.

Condition 10. Disposal of Relevant Assets

1. The licensee shall not dispose of or relinquish operational control over any relevant asset otherwise than in accordance with the following paragraphs of this condition.

2. Save as provided in paragraph 3, the licensee shall give to the Authority not less than two months' prior written notice of its intention to dispose of or relinquish operational control over any relevant asset, together with such further information as the Authority may request relating to such asset or the circumstances of such intended disposal or relinquishment of control or to the intentions in regard thereto of the person proposing to acquire such asset or operational control over such asset.

3. Notwithstanding paragraphs 1 and 2, the licensee may dispose of or relinquish operational control over any relevant asset:

     (a)  where:

          (i) the Authority has issued directions /1/ /2/ for the purposes of this condition containing a general consent (whether or not subject to conditions) to:

               (aa) transactions of a specified description; and/or

               (bb) the disposal of or relinquishment of operational control over relevant assets of a specified description; and

          (ii) the disposal or relinquishment of operational control in question is effected pursuant to a transaction specified in the Authority's directions or the relevant assets in question are of a description to which such directions apply and the disposal or relinquishment of operational control is in accordance with any conditions to which the consent is subject; or

     (b) where the disposal or relinquishment of operational control in question is required by or under any enactment or subordinate legislation.

________________
/1/ Direction issued under Condition 7 (of Part IV) of the Generation, Transmission and Public Electricity Supply Licence of Scottish Power UK plc now Standard Condition 10 of this licence (01.04.92)

/2 / Direction issued under Standard Condition 10 of this licence (28.01.02)

4. Notwithstanding paragraph 1, the licensee may dispose of or relinquish operational control over any relevant asset specified in any notice given under paragraph 2 in circumstances where:

     (a) the Authority confirms in writing that it consents to such disposal or relinquishment (which consent may be made subject to the acceptance by the licensee or any third party in favour of whom the relevant asset is proposed to be disposed or operational control is proposed to be relinquished to, of such conditions as the Authority may specify); or

     (b) the Authority does not inform the licensee in writing of any objection to such disposal or relinquishment of control within the notice period referred to in paragraph 2.

5.   In this condition:

     "disposal"              (a)  in relation to disposal of a relevant asset
                                  situated in England and Wales includes any sale, gift, exchange, assignment, lease, licence, loan, mortgage, charge, or grant of any other encumbrance or the permitting of any encumbrance to subsist or any other disposition;

                                              (b)  in relation to disposal of a
                                                   relevant asset situated in
                                                   Scotland includes the grant
                                                   of any disposition,
                                                   conveyance, contract of
                                                   excambion, any lease,
                                                   assignation, licence, the
                                                   grant of any right of
                                                   possession, loan, standard
                                                   security, floating charge to
                                                   a third party, or the grant
                                                   of any servitude right,
                                                   wayleave or any other
                                                   transaction or event which is
                                                   capable under any enactment
                                                   or rule of law of affecting
                                                   the title to a registered
                                                   interest in land and
                                                   "dispose" and cognate
                                                   expressions shall be
                                                   construed accordingly;

    "relevant asset"                          means:

                                              any asset for the time being
                                              forming part of the licensee's
                                              transmission system or of any
                                              interconnector, any control centre
                                              for use in conjunction therewith
                                              and any legal or beneficial
                                              interest in (or right, title or
                                              interest in) land upon which any
                                              of the foregoing is situate (which
                                              for the purposes of property
                                              located in Scotland means any
                                              estate, interest, servitude or
                                              other heritable or leasehold right
                                              in or over land including any
                                              leasehold interests or other
                                              rights to occupy or use and any
                                              contractual or personal rights in
                                              favour of the licensee relating to
                                              the occupation, use or acquisition
                                              of such property).

    "relinquishment of operational control"   includes, without limitation,
                                              entering into any agreement or
                                              arrangement whereby operational
                                              control of a relevant asset or
                                              relevant assets is not or ceases
                                              to be under the sole management of
                                              the licensee.

Condition 11. Provision of Information to the Authority

1. Subject to paragraph 4, the licensee shall furnish to the Authority, in such manner and at such times as the Authority may reasonably require, such information and shall procure and furnish to it such reports, as the Authority may reasonably require or as may be necessary for the purpose of performing:

     (a)  the functions conferred on the Authority by or under the Act; and

     (b) any functions transferred to or conferred on it by or under the Utilities Act 2000.

2. The licensee shall not be required by the Authority to furnish it under this condition with information for the purpose of the exercise of its functions under section 47 of the Act.

3. The licensee shall, if so requested by the Authority, give reasoned comments on the accuracy and text of any information or advice (so far as relating to its activities as holder of an electricity transmission licence) which the Authority proposes to publish pursuant to section 48 of the Act.

4. This condition shall not require the licensee to produce any documents or give any information which it could not be compelled to produce or give in evidence in civil proceedings before a court.

5. The power of the Authority to call for information under paragraph 1 is in addition to the power of the Authority to call for information under or pursuant to any other condition. There shall be a presumption that the provision of information in accordance with any other condition is sufficient for the purposes of that condition, but that presumption shall be rebutted, if the Authority states in writing that in its opinion such further information is, or is likely to be, necessary to enable it to exercise functions under the condition in question.

6. The licensee shall procure from each company or other person which the licensee knows or reasonably should know is at any time an ultimate controller of the licensee a legally enforceable undertaking in favour of the licensee in a form specified by the Authority that that ultimate controller ("the information convenantor") will give to the licensee, and will procure that any person (including, without limitation, a corporate body) which is a subsidiary of, or is controlled by, the information covenantor (other than the licensee and the licensee and its subsidiaries) will give to the licensee, all such information as may be necessary to enable the licensee to comply fully with the obligation imposed on it by paragraph 1. Such undertaking shall be obtained within 7 days of such corporate body or other person in question becoming an ultimate controller of the licensee and shall remain in force for so long as the licensee remains the holder of this licence and the information covenantor remains an ultimate controller of the licensee.

7. The licensee shall deliver to the Authority evidence (including a copy of each such undertaking) that the licensee has complied with the obligation to procure undertakings pursuant to paragraph 6, and shall comply with any direction from the Authority to enforce any undertaking so procured.

8. The licensee shall not, save with the consent in writing of the Authority, enter (directly or indirectly) into any agreement or arrangement with any ultimate controller of the licensee or, where the ultimate controller is a corporate body, any of the subsidiaries of such a corporate ultimate controller (other than the subsidiaries of the licensee) at a time when:

     (a) an undertaking complying with paragraph 6 is not in place in relation to that ultimate controller; or

     (b)  there is an unremedied breach of such undertaking; or

     (c) the licensee is in breach of the terms of any direction issued by the Authority under paragraph 7 of this condition.

9.   In this condition

     "ultimate controller"               means:

                                      (a)  a holding company of the licensee
                                           which is not itself a subsidiary of
                                           another company; and

                                      (b)  any person who (whether alone or
                                           with a person or persons connected
                                           with him) is in a position to
                                           control, or to exercise significant
                                           influence over, the policy of the
                                           licensee or any holding company of
                                           the licensee by virtue of:

                                           (i)  rights under contractual
                                                arrangements to which he is a
                                                party or of which he is a
                                                beneficiary; or

                                           (ii) rights of ownership (including
                                                rights attached to or deriving
                                                from securities or rights under
                                                a trust) which are held by him
                                                or of which he is a beneficiary;
                                                but excluding any director or
                                                employee of a corporate body in
                                                his capacity as such; and

                                      (c)  for the purposes of sub-paragraph
                                           (b), a person is connected with
                                           another person if they are party to
                                           any arrangement regarding the
                                           exercise of any such rights as are
                                           described in that paragraph.

Condition 12. Prohibition of Cross-Subsidies

1. The licensee shall procure that the transmission business shall not give any cross-subsidy to, or receive any cross-subsidy from, any other business of the licensee or of an affiliate or related undertaking of the licensee.

2. Nothing which the licensee is obliged to do or not to do pursuant to this licence or any other document which grants a licence to the licensee under the Act shall be regarded as a cross-subsidy for the purposes of this condition.

SECTION C - SUPPLEMENTARY STANDARD CONDITIONS FOR  ENGLAND AND WALES

Condition C1. Interpretation of Section C

1. In the standard conditions in this Section unless the context otherwise requires:

         "balancing mechanism"             means the mechanism for the making
                                           and acceptance of offers and bids
                                           pursuant to the arrangements
                                           contained in the BSC and referred to
                                           in paragraph 2(a) of standard
                                           condition C3 (Balancing and
                                           Settlement Code).

         "balancing services"              means:
                                           (a)    ancillary services;

                                           (b)    offers and bids made in the
                                                  balancing mechanism; and

                                           (c)    other services available to
                                                  the licensee which serve to
                                                  assist the licensee in
                                                  operating the licensee's
                                                  transmission system in
                                                  accordance with the Act or the
                                                  standard conditions and/or in
                                                  doing so efficiently and
                                                  economically.

         "balancing services activity"     means the activity, as part of the
                                           transmission business, of procuring
                                           and using balancing services for the
                                           purpose of balancing the licensee's
                                           transmission system.

         "bilateral agreement"             means a bilateral connection
                                           agreement and/or a bilateral embedded
                                           generation agreement.

         "bilateral connection agreement"         means an agreement between the
                                                  licensee and a CUSC user
                                                  supplemental to the CUSC
                                                  relating to a direct
                                                  connection to the licensee's
                                                  transmission system
                                                  identifying the relevant
                                                  connection site and setting
                                                  out other site specific
                                                  details in relation to that
                                                  connection to the licensee's
                                                  transmission system, including
                                                  provisions relating to payment
                                                  of connection charges.

         "bilateral embedded generation           means an agreement entered
         agreement"                               into between the licensee and
                                                  a CUSC user supplemental to
                                                  the CUSC, relating to a
                                                  generating station (or other
                                                  connections provided for in
                                                  the CUSC) connected to a
                                                  distribution system in England
                                                  and Wales and the use of the
                                                  licensee's transmission system
                                                  in relation to that generating
                                                  station (or other connections
                                                  provided for in the CUSC)
                                                  identifying the relevant site
                                                  of connection to the
                                                  distribution system and
                                                  setting out other site
                                                  specific details in relation
                                                  to that use of the licensee's
                                                  transmission system.

         "BSC" means the balancing and settlement code provided for in paragraph 1 of standard condition C3 (Balancing and
                                                  Settlement Code), as from time
                                                  to time modified in accordance
                                                  with that condition.

         "BSC Framework Agreement"                means the agreement of that
                                                  title, in the form approved by
                                                  the Secretary of State, by
                                                  which the BSC is made
                                                  contractually binding between
                                                  the parties to that agreement,
                                                  as from time to time amended
                                                  with the consent of the
                                                  Secretary of State.

         "connection charging methodology"        means the principles on which,
                                                  and the methods by which, for
                                                  the purposes of achieving the
                                                  objectives referred to in
                                                  paragraph 11 of standard
                                                  condition C7B (Connection
                                                  Charging Methodology),
                                                  connection charges are
                                                  determined.

         "construction agreement"                 means an agreement between the
                                                  licensee and a CUSC user in
                                                  respect of construction works
                                                  required on the licensee's
                                                  transmission system and the
                                                  associated construction works
                                                  of the CUSC user in relation
                                                  to a connection to the
                                                  licensee's transmission system
                                                  or in relation to a generating
                                                  station connected to a
                                                  distribution system in England
                                                  and Wales, whether for the
                                                  initial connection or a
                                                  modification of the
                                                  connection.

         "core industry documents"                means those documents which

                                                  (a)   in the Secretary of
                                                        State's opinion are
                                                        central industry
                                                        documents associated
                                                        with the activities of
                                                        the licensee and
                                                        authorised electricity
                                                        operators, the subject
                                                        matter of which relates
                                                        to or is connected with
                                                        the BSC or the
                                                        balancing and
                                                        settlement arrangements
                                                        and

                                                  (b)   have been so designated
                                                        by the Secretary of
                                                        State.

         "CUSC" means the Connection and Use of System Code provided for in paragraph 2 of standard condition C7F (Connection and
                                                  Use of System Code), as from
                                                  time to time modified in
                                                  accordance with that
                                                  condition.

         "CUSC Framework Agreement"               means the agreement of that
                                                  title, in the form approved by
                                                  the Secretary of State, by
                                                  which the CUSC is made
                                                  contractually binding between
                                                  the parties to that agreement,
                                                  as amended from time to time
                                                  with the approval of the
                                                  Secretary of State.

         "CUSC party"                             means any person who is a
                                                  party to the CUSC Framework
                                                  Agreement.

         "CUSC user"                              means a CUSC party other than
                                                  the licensee.

         "effective time"                         means the start of the first
                                                  period for trading under the
                                                  BSC as determined by the
                                                  Secretary of State.

         "information"                            includes any documents,
                                                  accounts, estimates (whether
                                                  relating to the past or the
                                                  future), returns, records or
                                                  reports and data in written,
                                                  verbal or electronic form and
                                                  information in any form or
                                                  medium whatsoever (whether or
                                                  not prepared specifically at
                                                  the request of the Authority).

         "interconnector(s)"                      means the electric lines and
                                                  electrical plant and meters
                                                  owned or operated by the
                                                  licensee solely for the
                                                  transfer of electricity to or
                                                  from the transmission system
                                                  of the licensee into or out of
                                                  England and Wales.

         "interconnector (s) business"            means the business of the
                                                  licensee or any affiliate or
                                                  related undertaking in the
                                                  operation of any
                                                  interconnector.

         "separate business"                      means each of:

                                                  (a) the transmission business
                                                      of the licensee: and

                                                  (b) the interconnector(s)
                                                      business of the licensee,

                                                  taken separately from one
                                                  another and from any other
                                                  business of the licensee, but
                                                  so that where all or any part
                                                  of such business is carried on
                                                  by an affiliate or related
                                                  undertaking of the licensee
                                                  such part of the business as
                                                  is carried on by that
                                                  affiliate or related
                                                  undertaking shall be
                                                  consolidated with any other
                                                  part of such business of the
                                                  licensee (and of any other
                                                  affiliate or related
                                                  undertaking) so as to form a
                                                  single separate business.

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         "total system"                           means the licensee's
                                                  transmission system and the
                                                  transmission or distribution
                                                  systems of all authorised
                                                  electricity operators which
                                                  are located in England and/or
                                                  Wales.

         "transmission business"                  means the authorised business
                                                  of the licensee or any
                                                  affiliate or related
                                                  undertaking in the planning,
                                                  development, construction and
                                                  maintenance of the licensee's
                                                  transmission system (whether
                                                  or not pursuant to directions
                                                  of the Secretary of State made
                                                  under section 34 or 35 of the
                                                  Act) and the operation of such
                                                  system for the transmission of
                                                  electricity, including the
                                                  balancing services activity,
                                                  and any business in providing
                                                  connections to the licensee's
                                                  transmission system, but shall
                                                  not include

                                                  (i)   any other separate
                                                        business

                                                  (ii)  any business of the
                                                        licensee or any
                                                        affiliate or related
                                                        undertaking in the
                                                        provision of settlement
                                                        services in connection
                                                        with the BSC or the
                                                        Pooling and Settlement
                                                        Agreement or

                                                  (iii) any other business (not
                                                        being a separate
                                                        business) of the
                                                        licensee or any
                                                        affiliate or related
                                                        undertaking in the
                                                        provision of services to
                                                        or on behalf of any one
                                                        or more persons.

         "use of system charging                  means the principles on which,
         methodology"                             and the methods by which, for
                                                  the purposes of achieving the
                                                  objectives referred to in
                                                  paragraph 5 of standard
                                                  condition C7A (Use of System
                                                  Charging Methodology), use of
                                                  system charges are determined.

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Condition C2. Prohibited Activities

1. The purpose of this condition is to prevent abuse by the licensee of its position as owner and operator of the licensee's transmission system.

2. The licensee shall not and shall procure that any affiliate or related undertaking of the licensee shall not, on its own account (or that of the licensee or of any affiliate or related undertaking of the licensee as the case may be), purchase or otherwise acquire electricity for the purpose of sale or other disposition to third parties except with the consent of the Authority.

3. In paragraph 2, the reference to the purchase or other acquisition of electricity shall include entering into or acquiring the benefit of a contract conferring rights or obligations (including rights or obligations by way of option) in relation to or by reference to the sale, purchase or delivery of electricity at any time or the price at which electricity is sold or purchased at any time.

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Condition C3. Balancing and Settlement Code

1.       The licensee shall at all times have in force a BSC, being a document

         (a) setting out the terms of the balancing and settlement arrangements described in paragraph 2;

         (b) designed so that the balancing and settlement arrangements facilitate achievement of the objectives set out in paragraph 3; and

         (c) including the modification procedures required by paragraph 4 and the matters required by paragraphs 6 and (where applicable) 10.

         and the licensee shall be taken to comply with this paragraph by adopting as the BSC in force with effect from the date this condition comes into effect the document designated by the Secretary of State for the purpose of this condition and by modifying such document from time to time in accordance with the provisions of paragraphs 4 and 5.

2.       The balancing and settlement arrangements are

         (a) arrangements pursuant to which BSC Parties may make, and the licensee may accept, offers or bids to increase or decrease the quantities of electricity to be delivered to or taken off the total system at any time or during any period so as to assist the licensee in operating and balancing the licensee's transmission system; and for the settlement of financial obligations (between BSC Parties, or between BSC Parties and the licensee) arising from the acceptance of such offers or bids; and

         (b)   arrangements:

               (i) for the determination and allocation to BSC Parties of the quantities of electricity delivered to and taken off the total system, and

               (ii) which set, and provide for the determination and financial settlement of, obligations between BSC Parties, or (in relation to the operation

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

                    of the licensee's transmission system) between BSC Parties and the licensee, arising by reference to the quantities referred to in sub-paragraph (i), including the imbalances (after taking account of the arrangements referred to in sub-paragraph (a)) between such quantities and the quantities of electricity contracted for sale and purchase between BSC Parties.

3.       The objectives referred to in paragraph 1(b) are:

         (a) the efficient discharge by the licensee of the obligations imposed upon it by this licence;

         (b) the efficient, economic and co-ordinated operation by the licensee of the licensee's transmission system;

         (c) promoting effective competition in the generation and supply of electricity, and (so far as consistent therewith) promoting such competition in the sale and purchase of electricity;

         (d) without prejudice to paragraph 10, promoting efficiency in the implementation and administration of the balancing and settlement arrangements described in paragraph 2.

4. The BSC shall include procedures for its own modification (including procedures for the modification of the modification procedures themselves), which procedures shall provide (without prejudice to any procedures for modification of the BSC set out in the programme implementation scheme provided for in standard condition C4 (NETA Implementation) or in the BSC by reference to the programme implementation scheme):

         (a) for proposals for modification of the BSC to be made by the licensee, BSC Parties and such other persons or bodies as the BSC may provide;

         (b)  where such a proposal is made,

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

              (i) for bringing the proposal to the attention of BSC Parties and such other persons as may have an appropriate interest in it;

              (ii) for proper consideration of any representations on the proposal;

              (iii) for properly evaluating whether the proposed modification would better facilitate achieving the applicable BSC objective(s), provided that so far as any such evaluation requires information which is not generally available concerning the licensee or the licensee's transmission system, such evaluation shall be made on the basis of the licensee's proper assessment (which the licensee shall make available for these purposes) of the effect of the proposed modification on the matters referred to in paragraphs 3(a) and (b);

              (iv) for development of any alternative modification which may, as compared with the proposed modification, better facilitate achieving the applicable BSC objective(s);

              (v)   for the preparation of a report

                    - setting out the proposed modification and any alternative,

                    - evaluating the proposed modification and any alternative,

                    - assessing the extent to which the proposed modification or any alternative would better facilitate achieving the applicable BSC objective(s),

                    - assessing the impact of the modification on the core industry documents and the changes expected to be required to such documents as a consequence of such modification,

                    - setting out a timetable for implementation of the modification and any alternative, including the date with effect from which such modification (if made) is to take effect; and

              (vi) for the submission of the report to the Authority as soon after the proposal is made as is appropriate (taking into account the complexity, importance and urgency of the modification) for the proper execution and completion of the steps in sub-paragraphs (i) to (v);

         (c) for the timetable (referred to in sub-paragraph (b)(v)) for implementation of any modification to be such as will enable the modification to take effect as soon as practicable after the Authority has directed such modification to be

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

              made, account being taken of the complexity, importance and urgency of the modification, and for that timetable to be extended with the consent of or as directed by the Authority;

         (d) for empowering the licensee to secure, if so directed by the Authority in circumstances specified in the BSC,

              (i) that the modification procedures are complied with in respect of any particular modification in accordance with the terms of the direction;

              (ii) that, where a modification has been made but not implemented in accordance with its terms, all reasonable steps are taken to implement it in accordance with the terms of the direction and

              (iii) that the licensee can recover its reasonable costs and expenses properly incurred in complying with the direction.

5.       (a)  If a report has been submitted to the Authority pursuant to the procedures described in paragraph 4(b)(vi), and the Authority is of the opinion that a modification set out in such report would, as compared with the then existing provisions of the BSC and any other modifications set out in such report, better facilitate achieving the applicable BSC objective(s), the Authority may direct the licensee to make that modification.

         (b) The licensee shall have power (by executing an appropriate instrument) to modify the BSC in accordance with any direction of the Authority pursuant to sub-paragraph (a), or paragraph 7 of standard condition C4 (NETA Implementation), and shall modify it in accordance with every such direction; but it shall not have power to modify the BSC in any other circumstance.

         (c)  Only the licensee shall have power to modify the BSC.

6.       The BSC shall provide for:

         (a) a copy of the BSC to be provided to any person requesting the same upon payment of an amount not exceeding the reasonable costs of making and providing such copy;

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

         (b) the licensee to refer to the Authority for determination, whether of its own motion or as provided in the BSC, such matters arising under the BSC as may be specified in the BSC;

         (c) information about the operation of the BSC and the balancing and settlement arrangements

              (i)   to be provided to the Authority and/or

              (ii)  to be published,

         and for the licensee to be empowered to secure compliance with these requirements if so directed by the Authority.

7.       The BSC may include:

         (a) arrangements to facilitate or secure compliance with the programme implementation scheme designated pursuant to standard condition C4 (NETA Implementation) or matters envisaged thereunder, and

         (b) arrangements for final settlement and reconciliation of liabilities arising under or in connection with the Pooling and Settlement Agreement in respect of settlement periods prior to the effective time.

8. The provisions of paragraphs 6, 7, 10 and 12 shall not limit the matters which may be provided for in the BSC.

9. The Authority may direct the licensee to procure the provision to him of, or the publication of, such information about the operation of the BSC and/or the balancing and settlement arrangements as is referred to in paragraph 6(c) and specified in the direction.

10.      (a)  The BSC shall provide for arrangements pursuant to which, if sub-paragraph (b) has effect

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              (i)   modifications proposed in respect of one code shall (in so far as applicable thereto) be proposed in respect of the other code,

              (ii) the modifications procedures under each code may so far as practicable be co-ordinated, and

              (iii) all reasonable steps are taken to secure that rights in respect of computer systems used in support of the implementation of the BSC are made available to support the implementation of the other code on terms approved by the Authority.

         (b) This sub-paragraph shall have effect if any licence authorising the transmission of electricity in an area in Scotland includes a condition pursuant to which there are or are to be arrangements equivalent to the BSC applying in Scotland or part of it.

         (c) In this paragraph, "code" means the BSC and any equivalent arrangements applying in Scotland or part of it and approved by the Authority for the purpose of this condition.

11.      The licensee shall comply with:

         (a)  the BSC; and

         (b)  any direction to the licensee made pursuant to this condition.


12.      (a)  The licensee shall be a party to the BSC Framework Agreement.

         (b) The BSC and/or the BSC Framework Agreement shall contain provisions:

              (i) for admitting as an additional party to the BSC Framework Agreement any person who accepts the terms and fulfils the conditions (each as specified in the BSC) on which accession to the BSC Framework
                    Agreement is offered;

              (ii) for the licensee to refer to the Authority for determination, whether of its own motion or as provided in the BSC any dispute which shall arise as to whether a person seeking to be admitted as a party to the

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

                    BSC Framework Agreement has fulfilled any accession conditions; and if the Authority determines that the person seeking admission has fulfilled all relevant accession conditions, for admitting such person as a party to the BSC Framework Agreement.

              (iii) for persons to be admitted as additional parties to the BSC
                    Framework Agreement by either

                    - a representative (who need not be a BSC Party) appointed thereunder to act on behalf of all parties to it, or

                    - if there is no such representative or if the representative fails to act, the licensee acting on behalf of all parties to it.

         (c) If, following a determination of the Authority as referred to in sub-paragraph (b)(ii), the representative referred to in sub-paragraph b(iii) fails to act on behalf of all parties to admit such person, the licensee shall act on behalf of all parties to admit such person if directed to do so by the Authority.

13. The licensee shall take all reasonable measures to secure and implement (consistently with the procedures applicable under or in relation to the core industry documents to which it is party (or in relation to which it holds rights in respect of amendment)), and shall not take any steps to prevent or unduly delay, changes to those documents, such changes being changes which are appropriate in order to give full and timely effect to and/or in consequence of any modification which has been made to the BSC.

14. For the avoidance of doubt, paragraph 13 is without prejudice to any rights of approval, veto or direction in respect of proposed changes to the documents referred to in paragraph 13 which the Authority may have.

15. In this condition in the expression "sale and purchase of electricity", sale excludes sale by way of assumption of an imbalance under the BSC and sale by way of supply to premises, and purchase shall be construed accordingly; and

        "applicable BSC objective(s)"    means:

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                                          (a)  in relation to a proposed
                                               modification of the modification
                                               procedures, the requirements of
                                               paragraph 4 (to the extent they
                                               do not conflict with the
                                               objectives set out in paragraph
                                               3); and

                                          (b)  in relation to any other proposed
                                               modification, the objectives set
                                               out in paragraph 3.

         "BSC Party"                      means any authorised electricity
                                          operator which is party, and (unless
                                          the context otherwise requires) any
                                          other person which is party, to the
                                          BSC Framework Agreement, other than
                                          the licensee and any person which is
                                          such a party for the purposes only of
                                          administering and/or facilitating the
                                          implementation of the BSC.

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Condition C4. NETA Implementation

1. The licensee shall comply with the programme implementation scheme established in accordance with paragraph 2, as modified from time to time in accordance with paragraph 4.

2. The programme implementation scheme shall be a scheme designated by the Secretary of State setting out the steps, including without limitation steps as to the matters referred to in paragraph 3, to be taken (or procured) by the licensee (and/or by authorised electricity operators) which are, in the Secretary of State's opinion, appropriate in order to give full and timely effect to:

         (a) any modifications made to this licence and to the licences of authorised electricity operators by the Secretary of State pursuant to the power vested in him under section 15A of the Act;

         (b) any conditions imposed by any exemption from the requirement to hold any such licence; and

         (c)      the matters envisaged by such modifications and conditions.

3.       The programme implementation scheme may include provisions, inter alia,

         (a) to secure or facilitate the amendment of any of the core industry documents;

         (b) to secure that any systems, contracts, persons or other resources employed in the implementation of the Pooling and Settlement Agreement may be employed in the implementation of the BSC;

         (c) for the giving of indemnities against liabilities to which parties to the Pooling and Settlement Agreement may be exposed;

         (d) for securing the co-ordinated and effective commencement of implementation of and of operations under the BSC, including the testing,

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

                  trialling and start-up of the systems, processes and procedures employed in such implementation and employed by authorised electricity operators and others in connection with such operations;

         (e) for co-ordinating the administration and implementation of the BSC and the administration of the Pooling and Settlement Agreement; and for dealing with run-off as defined in paragraph 7 of standard condition C6 (Pooling and Settlement Agreement Run-Off);

         (f) for the licensee to refer to the Authority for determination, whether of its own motion or as provided in the programme implementation scheme, disputes, as to matters covered by the scheme, between persons who are required (by conditions of their licences or exemptions) or who have agreed to comply with the scheme or any part of it; and

         (g) for the Authority, in the circumstances set out in the scheme, to require that consideration be given to the making of a proposal to modify the BSC and, if so, to require the making of such proposal in the manner set out in the scheme, such power to be exercisable at any time within the period of 12 months after the effective time.

4.       (a)      The Secretary of State may at any time direct in accordance with the provisions of the programme implementation scheme, that the programme implementation scheme, other than provisions pursuant to paragraphs 3(g) and 7(a), be modified in the manner set out in such direction, in order to give (or continue to give) full and timely effect to the matters described in paragraph 2.

         (b) The Secretary of State shall serve a copy of any such direction on the licensee, and thereupon the licensee shall comply with the scheme as modified by the direction.

5. If there is any conflict between the requirements contained in the programme implementation scheme pursuant to paragraph 3(a) and/or imposed on the licensee by paragraphs 1 and 4, and those imposed on the licensee by any other condition, the

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

         provisions of this condition shall prevail.

6. Without prejudice to paragraph 1, the licensee shall use all reasonable endeavours to do such things as may be requisite and necessary in order to give full and timely effect to the modifications made to this licence by the Secretary of State pursuant to the power vested in him under section 15A of the Act (and to give full and timely effect to the matters envisaged by such modifications).

7.       (a)      The Authority may, in the circumstances specified in the
                  programme implementation scheme, direct the licensee to modify the BSC in the manner indicated in the direction.

         (b) The Authority shall not make any such direction after the effective time.

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Condition C5. Supplementary Grid Code Condition for England and Wales

1. In addition to the list of items referred to in paragraph 5 of standard condition 7 (Licensee's Grid Code) which are to be included in the licensee's Grid Code, the licensee shall also include in that Grid Code procedures relating to the outage of generation sets and a balancing code specifying, among other matters, information to be submitted by authorised electricity operators to the licensee for the purposes of, and the making of offers and bids in, the balancing mechanism, and the issuing by the licensee of instructions by reference to such offers and bids.

2. In this condition and standard condition 7 (Licensee's Grid Code) in relation to any area of England and Wales, authorised electricity operator includes any person transferring electricity to or from England and Wales across an interconnector.

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Condition C6. Pooling and Settlement Agreement Run-off

1. The licensee shall continue to be a party to the Pooling and Settlement Agreement in its capacity as grid operator and ancillary services provider and will comply with that agreement for the purposes of run-off until the provisions of the BSC relating to run-off become effective.

2. The licensee shall maintain for a minimum period of six years such records in respect of the period before the effective time of:

         (a) generation sets and interconnector transfers available or declared as available;

         (b) offer prices (including separate elements thereof) of generation sets and interconnector transfers declared as available;

         (c) generation sets and interconnector transfers scheduled for despatch or despatched;

         (d)      ancillary services called for by the licensee and provided;

         (e) kilowatt hours of electricity taken from the total system by any purchaser of electricity under the Pooling and Settlement Agreement; and

         (f)      imports and exports of electricity across any interconnector as shall be reasonably necessary to give effect to the settlement system operated under the Pooling and Settlement Agreement.

3. The licensee shall give or send to any person requesting the same, but in each case only in respect of any 28 day period before the effective time:

         (a) the bid prices (showing separately prices for start up, no-load heat and incremental heat rates) of each generation set and interconnector transfer

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

                  offered in each period for which prices are bid over the preceding 28 days for despatch by any authorised electricity operator;

         (b) declared (and, where different, actual) availability of generation sets (on a set-by-set basis) or interconnector transfers offered for despatch over the preceding 28 days by any authorised electricity operator; and

         (c) the Pool Selling Price and the Pool Purchase Price as derived in respect of any period over the preceding 28 days pursuant to the terms of the Pooling and Settlement Agreement.

4. The licensee may make a charge for the information given or sent pursuant to paragraph 3 to any person not otherwise entitled to the same under the terms of the Pooling and Settlement Agreement of an amount which shall not exceed the maximum amount specified in directions issued by the Authority for the purposes of this condition.

5. The licensee shall provide to the Authority such information as the Authority shall request concerning the merit order system or any aspect of its operation.

6. The obligations of the licensee under this condition in relation to the period before the effective time shall continue notwithstanding any termination of the Pooling and Settlement Agreement on or after the effective time.

7.       In this condition:

         "available"                               in relation to any generation
                                                   set or interconnector
                                                   transfer means a generation
                                                   set or interconnector
                                                   transfer which is both

                                                   (a)   available in accordance
                                                         with the licensee's
                                                         Grid Code; and

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                                                   (b) declared as available for
                                                       the generation of
                                                       electricity in accordance
                                                       with the provisions of
                                                       the Pooling and
                                                       Settlement Agreement, and

         "interconnector transfer"                 means electricity generating
                                                   capacity of an amount not
                                                   exceeding the maximum
                                                   capacity specified in any
                                                   contract for use of the
                                                   relevant interconnector as
                                                   may at any time be available
                                                   to generate electricity for
                                                   transfer across the
                                                   interconnector to the total
                                                   system.

         "merit order system"                      means a system applying in
                                                   the period before the
                                                   effective time and
                                                   establishing economic
                                                   precedence of electricity
                                                   from available generation
                                                   sets or interconnector
                                                   transfers to be delivered or
                                                   transferred to the total
                                                   system (subject to other
                                                   system needs).

         "run-off"                                 means the determination and
                                                   settlement (including by way
                                                   of reconciliation) of amounts
                                                   due arising under or in
                                                   connection with the Pooling
                                                   and Settlement Agreement in
                                                   relation to settlement
                                                   periods up to and including
                                                   the settlement period
                                                   immediately prior to the
                                                   effective time (including the
                                                   resolution of disputes in
                                                   respect thereof).

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Condition C7.  Charges for Use of System

1.       The licensee shall:

         (a) by the date this condition comes into effect determine a use of system charging methodology approved by the Authority; and

         (b) conform to the use of system charging methodology as modified in accordance with standard condition C7A (Use of System Charging Methodology).

2.       The licensee shall by the date this condition comes into effect:

         (a) prepare a statement approved by the Authority of the use of system charging methodology, and

         (b) prepare, other than in respect of a charge which the Authority has consented need not so appear, a statement, in a form approved by the Authority, of use of system charges determined in accordance with the use of system charging methodology and in such form and in such detail as shall be necessary to enable any person to make (other than in relation to charges to be made or levied in respect of the balancing services activity) a reasonable estimate of the charges to which he would become liable for the provision of such services, and, without prejudice to paragraph 5 of this condition or paragraph 3 of standard condition C7A (Use of System Charging Methodology), if any change is made in the use of system charges to be so made other than in relation to charges to be made in respect of the balancing services activity, or the use of system charging methodology, the licensee shall, before the changes take effect, furnish the Authority with a revision of the statement of use of system charges (or if the Authority so accepts, with amendments to the previous such statement) and/or (as the case may be) with a revision of the statement of the use of system charging methodology, which reflect the changes.

3. Approvals by the Authority pursuant to paragraphs 1(a) and 2(a) may be granted subject to such conditions relating to further action to be undertaken by the licensee in relation to the use of system charging methodology better meeting the relevant objectives including, but not limited to, matters identified in any initial consultation

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

         by the Authority, as the Authority deems appropriate. Such conditions may include (but are not limited to) elements relating to the time by which action under the conditions must be completed.

4. Nothing in this condition shall affect the ability of the licensee to charge according to the statement issued pursuant to paragraph 2(b).

5.       The licensee:

         (a) shall give, except where the Authority consents to a shorter period, 150 days notice to the Authority of any proposals to change use of system charges other than in relation to charges to be made in respect of the balancing services activity, together with a reasonable assessment of the effect of the proposals (if implemented) on, those charges, and

         (b) where it has decided to implement any proposals to change use of system charges other than in relation to charges to be made in respect of the balancing services activity, shall give the Authority notice of its decision and the date on which the proposals will be implemented which shall not, without the consent of the Authority, be less than a month after the date on which the notice required by this sub-paragraph was given.

6. Unless otherwise determined by the Authority, the licensee shall only enter arrangements for use of system which secure that use of system charges will conform with the statement last furnished under paragraph 2(b) either:

         (a)    before it enters into the arrangements; or

         (b) before the charges in question from time to time fall to be made,

         and, for the purposes of this paragraph, the reference to the statement last furnished under paragraph 2(b) shall be construed, where that statement is subject to amendments so furnished before the relevant time, as a reference to that statement as so amended.

7. References in paragraphs 1, 2, 5 and 6 to charges do not include references to:

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         (a)    connection charges; or

         (b) to the extent, if any, to which the Authority has accepted they would, as respects certain matters, be so determined, charges determined by reference to the provisions of the CUSC.

8. The licensee may periodically revise the information set out in and, with the approval of the Authority, alter the form of the statements prepared in accordance with paragraph 2 and shall, at least once in every year that this licence is in force, make such revisions as may be necessary to such statements in order that the information set out in the statements shall continue to be accurate in all material respects.

9. The licensee shall send a copy of any such statement, revision, amendment or notice given under paragraphs 2 or 5 to any person who asks for any such statement, revision, amendment or notice.

10. The licensee may make a charge for any statement, revision, or amendment of a statement, furnished, or notice sent pursuant to paragraph 9 of an amount reflecting the licensee's reasonable costs of providing such statement, revision, amendment or notice which costs shall not exceed the maximum amount specified in directions issued by the Authority for the purposes of this condition.

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Condition C7A. Use of System Charging Methodology

1. The licensee shall, for the purpose of ensuring that the use of system charging methodology achieves the relevant objectives, keep the use of system charging methodology at all times under review

2. The licensee shall, subject to paragraph 3, make such modifications of the use of system charging methodology as may be requisite for the purpose of better achieving the relevant objectives.

3. Except with the consent of the Authority, before making a modification to the use of system charging methodology, the licensee shall:

         (a) consult the CUSC users on the proposed modification and allow them a period of not less than 28 days within which to make written representations;

         (b) send a copy of the terms of the proposed modification to any person who asks for them;

         (c)    furnish the Authority with a report setting out;

                (i)    the terms originally proposed for the modification;

                (ii)   the representations (if any) made to the licensee;

                (iii) any change in the terms of the modification intended in consequence of such representations;

                (iv) how the intended modification better achieves the relevant objectives; and

                (v) a timetable for implementation of the modification and the date with effect from which the modification (if made) is to take effect, such date being not earlier than the date on which the period referred to in paragraph 4 expires; and

         (d)    where the Authority has given a direction that sub-paragraphs
                (a), (b) and/or (c) should not apply, comply with such other requirements (if any) that the

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                Authority may specify in the direction.

4. Where the licensee has complied with the requirements of paragraph 3, it shall, unless the Authority has within 28 days of the report being furnished to him given a direction that the modification may not be made, make the modification to the use of system charging methodology.

5. In paragraphs 1, 2 and 3 "the relevant objectives" shall mean the following objectives:

         (a) that compliance with the use of system charging methodology facilitates effective competition in the generation and supply of electricity and (so far as is consistent therewith) facilitates competition in the sale, distribution and purchase of electricity;

         (b) that compliance with the use of system charging methodology results in charges which reflect, as far as is reasonably practicable, the costs incurred by the licensee in its transmission business; and

         (c) that, so far as is consistent with sub-paragraphs (a) and (b), the use of system charging methodology, as far as is reasonably practicable, properly takes account of the developments in the licensee's transmission business.

6. The licensee shall send a copy of any report furnished under paragraph 3 to any person who asks for any such report.

7. The licensee may make a charge for any report sent pursuant to paragraph 6 of an amount reflecting the licensee's reasonable costs of providing such report which costs shall not exceed the maximum amount specified in directions issued by the Authority for the purposes of this condition.

8. Nothing in this condition shall impact on the application of special conditions AA5Ato AA5E.

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Condition C7B. Connection Charging Methodology

1.       The licensee shall:

         (a) by the date this condition comes into effect determine a connection charging methodology approved by the Authority; and

         (b) conform to the connection charging methodology as modified in accordance with paragraph 10.

2. The licensee shall, for the purpose of ensuring that the connection charging methodology achieves the relevant objectives, keep the connection charging methodology at all times under review.

3. The licensee shall, subject to paragraph 9, make such modifications to the connection charging methodology as may be requisite for the purpose of better achieving the relevant objectives.

4. The licensee shall by the date this condition comes into effect prepare a statement approved by the Authority of the connection charging methodology in relation to charges, including charges:

         (a) for the carrying out of works and the provision and installation of electrical lines or electrical plant or meters for the purposes of connection (at entry or exit points) to the licensee's transmission system;

         (b) in respect of extension or reinforcement of the licensee's transmission system rendered (at the licensee's discretion) necessary or appropriate by virtue of providing connection to or use of system to any person seeking connection;

         (c) in circumstances where the electrical lines or electrical plant to be installed are (at the licensee's discretion) of greater size than that required for use of system by the person seeking connection;

         (d) for maintenance and repair (including any capitalised charge) required of electrical lines or electrical plant or meters provided or installed for making a connection to the licensee's transmission system; and

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         (e)    for disconnection from the licensee's transmission system and the removal of electrical plant, electrical lines and meters following disconnection,

         and the statement referred to in this paragraph shall be in such form and in such detail as shall be necessary to enable any person to determine that the charges to which he would become liable for the provision of such services are in accordance with such statement.

5. An approval by the Authority pursuant to paragraph 1(a) and 4 may be granted subject to such conditions relating to further action to be undertaken by the licensee in relation to the connection charging methodology better meeting the relevant objectives as identified in any initial consultation by the Authority as the Authority deems appropriate. Such conditions may include (but are not limited to) elements relating to the time by which actions under this condition need to be completed.

6. Nothing in this condition shall affect the ability of the licensee to charge according to the statement issued pursuant to paragraph 4.

7. Unless otherwise determined by the Authority, the licensee shall only enter into a bilateral agreement or a construction agreement which secures that the connection charges will conform with the statement of the connection charging methodology last furnished under paragraphs 4 or 10 either:

         (a)    before it enters into the arrangements; or

         (b) before the charges in question from time to time fall to be made.

8. The connection charging methodology shall make provision for connection charges for those items referred to in paragraph 4 to be set at a level for connections made after 30 March 1990 which will enable the licensee to recover:

         (a) the appropriate proportion of the costs directly or indirectly incurred in carrying out any works, the extension or reinforcement of the licensee's transmission system or the provision and installation, maintenance and repair or (as the case may be) removal following disconnection of any electric lines, electric plant or meters; and

         (b) a reasonable rate of return on the capital represented by such costs,

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         and for connections made before 30 March 1990 the connection charging methodology for those items referred to in paragraph 4 shall as far as is reasonably practicable reflect the principles in sub-paragraphs (a) and (b).

9. Except with the consent of the Authority, before making a modification to the connection charging methodology the licensee shall:

         (a) consult the CUSC users on the proposed modification and allow them a period of not less than 28 days within which to make written representations;

         (b) send a copy of the terms of the proposed modification to any person who asks for them;

         (c)    furnish the Authority with a report setting out:

                (i)    the terms originally proposed for the modification;

                (ii)   the representations (if any) made to the licensee;

                (iii) any change in the terms of the modification intended in consequence of such representations;

                (iv) how the intended modification better achieves the relevant objectives; and

                (v) a timetable for implementation of the modification and the date with effect from which the modification (if made) is to take effect, such date being not earlier than the date on which the period referred to in paragraph 10 expires; and

          (d)   where the Authority has given a direction that sub-paragraphs
                (a), (b) and/or (c) should not apply, comply with such other requirements (if any) that the Authority may specify in the direction.

10.      Where the licensee:

         (a) has complied with the requirements of paragraph 9, it shall, unless the Authority has within 28 days of the report being furnished to it given a direction that the modification may not be made, make the modification to the

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                 connection charging methodology;

         (b) makes a modification to the connection charging methodology, furnish the Authority with a revised statement showing the changed connection charging methodology and such revised statement of the connection charging methodology shall supersede previous statements of the connection charging methodology furnished under paragraph 4 or this paragraph 8 from the date specified therein.

11.      In paragraphs 2, 3 and 9 "the relevant objectives" shall mean:

         (a) the objectives referred to in paragraph 5 of standard condition C7A(Use of System Charging Methodology), as if references therein to the use of system charging methodology were to the connection charging methodology; and

         (b) in addition, the objective, in so far as consistent with sub-paragraph (a), of facilitating competition in the carrying out of works for connection to the licensee's transmission system.

12. A statement furnished under paragraphs 4 or 10 shall, where practicable, include examples of the connection charges likely to be made in different cases as determined in accordance with the methods and principles shown in the statement.

13. The licensee shall send a copy of any statement or revision of a statement or report furnished under paragraphs 4, 9 or 10 to any person who asks for any such statement or revision thereof or report.

14. The licensee may make a charge for any statement or revision of a statement or report, furnished or sent pursuant to paragraph 13 of an amount reflecting the licensee's reasonable costs of providing such which costs shall not exceed the maximum amount specified in directions issued by the Authority for the purposes of this condition.

15. Nothing in this condition shall impact on the application of special conditions AA5A to AA5E.

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Condition C7C. Non- discrimination

1. In the provision of use of system or in the carrying out of works for the purpose of connection to the licensee's transmission system, the licensee shall not discriminate as between any persons or class or classes of persons.

2. Without prejudice to paragraph 1 and subject to paragraph 3, the licensee shall not make charges for provision of use of system to any authorised electricity operator or class or classes of authorised electricity operator which differ in respect of any item separately identified in the statement referred to at paragraph 2(b) of standard condition C7 (Charges for Use of System) from those for provision of similar items under use of system to any other authorised electricity operator or class or classes of authorised electricity operator except in so far as such differences reasonably reflect differences in the costs associated with such provision.

3. Notwithstanding paragraph 2, the licensee shall not make use of system charges in respect of any item of charge separately identified in the statement referred to at paragraph 2(b) of standard condition C7 (Charges for Use of System) on any authorised electricity operator whose contract does not provide for him to receive the service to which such item of charge refers.

4. The licensee shall not in setting use of system charges restrict, distort or prevent competition in the generation, transmission, supply or distribution of electricity.

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Condition C7D. Requirement to Offer Terms

1. Unless otherwise determined by the Authority under standard condition C7E (Functions of the Authority), on application made by:

         (a) any authorised electricity operator in the case of an application for use of system; and

         (b)   any person in the case of an application for connection,

         the licensee shall (subject to paragraph 5) offer to enter into the CUSC Framework Agreement.

2. On application made by any person the licensee shall (subject to paragraph 5) offer to enter into a bilateral agreement and/or a construction agreement relating to connection or modification to an existing connection and such offer shall make detailed provision regarding:

         (a) the carrying out of work (if any) required to connect the licensee's transmission system to any other system for the transmission or distribution of electricity and for the obtaining of any consents necessary for such purpose;

         (b) the carrying out of works (if any) in connection with the extension or reinforcement of the licensee's transmission system rendered (in the licensee's discretion) appropriate or necessary by reason of making the connection or modification to an existing connection and for the obtaining of any consents necessary for such purpose;

         (c) the installation of appropriate meters (if any) required to enable the licensee to measure electricity being accepted into the licensee's transmission system at the specified entry point or points or leaving such system at the specified exit point or points;

         (d) the date by which any works required to permit access to the licensee's transmission system (including for this purpose any works to reinforce or extend the licensee's transmission system) shall be completed (time being of

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               the essence unless otherwise agreed by the person seeking
               connection);

         (e)   the connection charges to be paid to the licensee, such charges:

               (i) to be presented in such a way as to be referable to the connection charging methodology or any revision thereof; and

               (ii) to be set in conformity with the requirements of paragraph 8 of standard condition C7B (Connection Charging Methodology) and (where relevant) paragraph 4; and

         (f) such further terms as are or may be appropriate for the purpose of the agreement.

3. For the purpose of determining an appropriate proportion of the costs directly or indirectly incurred in carrying out works under a bilateral agreement and/or construction agreement, the licensee will have regard to:

         (a) the benefit (if any) to be obtained or likely in the future to be obtained by the licensee or any other person as a result of carrying out such works whether by reason of the reinforcement or extension of the licensee's transmission system or the provision of additional entry or exit points on such system or otherwise; and

         (b) the ability or likely future ability of the licensee to recoup a proportion of such costs from third parties.

4. The licensee shall offer terms in accordance with paragraphs 1 and 2 above as soon as practicable and (except where the Authority consents to a longer period) in any event not more than the period specified in paragraph 6 below after receipt by the licensee of an application containing all such information as the licensee may reasonably require for the purpose of formulating the terms of the offer.

5. The licensee shall not be obliged pursuant to this condition to offer to enter or to enter into any agreement if:

         (a)   to do so would be likely to involve the licensee:

               (i)   in breach of its duties under section 9 of the Act;

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               (ii)  in breach of any regulations made under section 29 of the
                     Act or of any other enactment relating to safety or standards applicable in respect of the transmission business;

               (iii) in breach of the licensee's Grid Code; or

               (iv)  in breach of the conditions; or

         (b) the person making the application does not undertake to be bound insofar as applicable by the terms of the licensee's Grid Code and/or the CUSC from time to time in force; or

         (c) in the case of persons making application for use of system under paragraph 1, such person ceases to be an authorised electricity operator.

6.       For the purpose of paragraph 4, the period specified shall be:

         (a) in the case of persons seeking use of system only and seeking to become a party to the CUSC Framework Agreement if not already a party, in connection with such use, 28 days; and

         (b) in the case of persons seeking a bilateral connection agreement or a construction agreement (and seeking to become a party to the CUSC Framework Agreement if not already a party, in connection with such agreements, 3 months; and

         (c)   in any other case, 28 days.

7. The licensee shall within 28 days following receipt of a request from any person, give or send to such person such information in the possession of the licensee as may be reasonably required by such person for the purpose of completing an application under the Application Regulations or such provisions of similar effect contained in any further regulations then in force made pursuant to sections 6(3), 60 and 64(1) of the Act.

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Condition C7E. Functions of the Authority

1. If, after a period which appears to the Authority to be reasonable for the purpose, the licensee has failed to enter into an agreement with (as the case may be) any authorised electricity operator or any person entitled or claiming to be entitled thereto pursuant to a request under standard condition C7D (Requirement to Offer Terms), the Authority may, pursuant to section 7(3)(c) of the Act and on application of such authorised electricity operator or such person or the licensee, settle any terms in dispute of the agreement to be entered into between the licensee and that authorised electricity operator or that person in such manner as appears to the Authority to be reasonable having (in so far as relevant) regard in particular to the following considerations:

         (a) that such authorised electricity operator or such person should pay to the licensee:

               (i) in the case of use of system, use of system charges in accordance with paragraphs 1 and 6 of standard condition C7 (Charges for Use of System); or

               (ii) in the case of connection charges in accordance with paragraphs 1 and 7 of standard condition C7B (Connection Charging Methodology);

         (b) that the performance by the licensee of its obligations under the agreement should not cause it to be in breach of those provisions referred to at paragraph 5 of standard condition C7D (Requirement to Offer Terms);

         (c) that any methods by which the licensee's transmission system is connected to any other system for the transmission or distribution of electricity accord (insofar as applicable to the licensee) with the licensee's Grid Code and with the Distribution Code; and

         (d) that the terms and conditions of the agreement so settled by the Authority and of any other agreements entered into by the licensee pursuant to a request under standard condition C7D (Requirement to Offer Terms) should be in as similar a form as is practicable.

2. Insofar as any person entitled or claiming to be entitled to an offer under standard

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         condition C7D (Requirement to Offer Terms) wishes to proceed on the basis of an agreement as settled by the Authority pursuant to paragraph 1, the licensee shall forthwith enter into such agreement.

3. If in respect of any bilateral agreement or construction agreement to the licensee's transmission system entered into pursuant to standard condition C7D (Requirement to Offer Terms) or this condition either the licensee or other party to such agreement proposes to vary the contractual terms of such agreement in any manner provided for under such agreement, the Authority may, at the request of the licensee or other party to such agreement, settle any dispute relating to such variation in such manner as appears to the Authority to be reasonable.

4. Where the licensee is party to a relevant agreement for connection and/or use of system which is other than in conformity with the CUSC, if either the licensee or other party to such agreement for connection and/or use of system proposes to vary the contractual terms of such agreement in any manner provided for under such relevant agreement, the Authority may, at the request of the licensee or other party to such agreement, settle any dispute relating to such variation in such manner as appears to the Authority to be reasonable having (in so far as relevant) regard to the consideration that the terms so settled are, in so far as circumstances allow, similar to the equivalent terms in the CUSC.

5. If the licensee and a CUSC user or other person party to a relevant agreement are in dispute as to whether:

         (a) use of system charges made, or to be made, conform with the statement of the use of system charges furnished under paragraphs 2(b) or 8 of standard condition C7 (Charges for Use of System) which applied or applies in relation to the period in respect of which the dispute arises;

         (b) connection charges made, or to be made, conform with the statement of the connection charging methodology furnished under paragraphs 4 or 10 of standard condition C7B (Connection Charging Methodology) which applied or applies in relation to the period in respect of which the dispute arises, such dispute may be referred to the Authority for him to determine whether, in the case of sub-paragraph (a), the charges made, or to be made, conformed with the

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         relevant statement(s) furnished under standard condition C7 (Charges for Use of System), or whether, in the case of sub-paragraphs (b), the charges conformed with the relevant methodology.

6.       For the purposes of this condition:

         "relevant agreement"                   means an agreement in respect of
                                                which paragraph 3 of standard
                                                condition 10C of the licensee's
                                                licence, as such applied
                                                immediately prior to 18
                                                September 2001 had effect.

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Condition C7F. Connection and Use of System Code

1. The licensee shall establish arrangements for connection and use of system in respect of matters other than those to which standard conditions 7 (Licensees Grid Code), C5 (Supplementary Grid Code Condition for England and Wales) and C7A to C7E relate which are calculated to facilitate the achievement of the following objectives:

         (a) the efficient discharge by the licensee of the obligations imposed upon it under the Act and by this licence; and

         (b) facilitating effective competition in the generation and supply of electricity, and (so far as consistent therewith) facilitating such competition in the sale, distribution and purchase of electricity, and the licensee shall be taken to comply with this paragraph by having a document setting out the arrangements for connection and use of system designated by the Secretary of State for the purposes of this condition by the date this condition comes into effect and by modifying such document from time to time in accordance with the provisions of paragraphs 6 and 7.

2. The licensee shall prepare a connection and use of system code ("CUSC") setting out:

         (a)   the terms of the arrangements made in pursuance of paragraph 1;

         (b)   the procedures established in pursuance of paragraph 6; and

         such other terms as are or may be appropriate for the purposes of the CUSC.

3. The licensee shall only enter into arrangements for connection and use of system which are in conformity with any relevant provisions of the CUSC.

4.       The CUSC shall provide for:

         (a) the licensee and each CUSC user to be contractually bound insofar as is applicable by the terms of the licensee's Grid Code from time to time in force;

         (b) the licensee and each CUSC user to enter into an agreement or agreements,

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                supplemental to and in a form prescribed by the CUSC, setting out site specific details in respect of each site at which the CUSC user's electrical lines or electrical plant is connected to the licensee's transmission system;

         (c) there to be referred to the Authority for determination such matters arising under the CUSC as may be specified in the CUSC; and

         (d) a copy of the CUSC to be provided to any person requesting the same upon payment of an amount not exceeding the reasonable costs of making and providing such copy.

5. The provisions of paragraphs 4 and 10 shall not limit the matters which may be provided for in the CUSC.

6. The licensee shall establish and operate procedures for the modification of the CUSC (including procedures for modification of the modification procedures themselves), so as to better facilitate achievement of the applicable CUSC objectives, which procedures shall provide:

         (a) for proposals for modification of the CUSC to be made by the licensee, CUSC users and such other persons and bodies as the CUSC may provide;

         (b)    where such a proposal is made:

                 (i) for bringing the proposal to the attention of CUSC Parties and such other persons as may properly be considered to have an appropriate interest in it;

                 (ii) for proper consideration of any representations on the proposal;

                 (iii) for properly evaluating whether the proposed modification would better facilitate achieving the applicable CUSC objectives, provided that so far as any such evaluation requires information which is not generally available concerning the licensee or the licensee's transmission system, such evaluation shall be made on the basis of the licensee's proper assessment (which the licensee shall make available for these purposes) of the effect of the proposed modification on the matters referred to in paragraph 1(a) and (b);

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                 (iv)  for development of any alternative modification which may, as compared with the proposed modification, better facilitate achieving the applicable CUSC objectives;

                 (v)   for the preparation of a report:

                       - setting out the proposed modification and any alternative;

                       - evaluating the proposed modification and any alternative;

                       - assessing the extent to which the proposed modification or any alternative would better facilitate achieving the applicable CUSC objectives;

                       - assessing the impact of the modification on the core industry documents and the changes expected to be required to such documents as a consequence of such modification;

                       - setting out a timetable for implementation of the modification and any alternative, including the date with effect from which such modification (if made) is to take effect; and

                 (vi) for the submission of the report to the Authority as soon after the proposal is made as is appropriate (taking into account the complexity, importance and urgency of the modification) for the proper execution and completion of the steps in sub-paragraphs (i) to (v); and

         (c) for the timetable (referred to in sub-paragraph (b)(v)) for implementation of any modification to be such as will enable the modification to take effect as soon as practicable after the Authority has directed such modification to be made, account being taken of the complexity, importance and urgency of the modification, and for that timetable to be extended with the consent of or as required by the Authority.

7.       (a)     If a report has been submitted to the Authority pursuant to procedures described in paragraph 6(b)(vi), and the Authority is of the opinion that a modification set out in such report would, as compared with the then existing provisions of the CUSC and any alternative modifications set out in such report, better facilitate achieving the applicable CUSC objectives

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                 the Authority may direct the licensee to make that
                 modification.

         (b)     The licensee shall only modify the CUSC:

                 (i) in order to comply with any direction of the Authority pursuant to sub-paragraph (a); or

                 (ii)  with the consent of the Authority,

                 and it shall not have the power to modify the CUSC in any other circumstance; and the licensee shall furnish the Authority with a copy of any modification made.

         (c)     Only the licensee shall have the power to modify the CUSC.

8. The licensee shall prepare and publish a summary of the CUSC as modified or changed from time to time in such form and manner as the Authority may from time to time direct.

9. The licensee shall be a party to the CUSC Framework Agreement and shall comply with the CUSC.

10.      The CUSC Framework Agreement shall contain provisions:


         (a) for admitting as an additional party to the CUSC Framework Agreement any person who accepts the terms and fulfils the conditions (each as specified in the CUSC) on which accession to the CUSC Framework Agreement is offered; and

         (b) for referring for determination by the Authority any dispute which shall arise as to whether a person seeking to be admitted as a party to the CUSC Framework Agreement has fulfilled any accession conditions; and if the Authority determines that the person seeking accession had fulfilled all relevant standard conditions, for admitting such person to be a party to the CUSC Framework Agreement.

11. The Authority may issue a direction to the licensee to make such amendments to the agreement known as the Master Connection and Use of System Agreement ("MCUSA") and the supplemental agreements and ancillary services agreements (as

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         defined or referred to in MCUSA) and any associated agreements derived from MCUSA as shall be stated as required to be made to amend them appropriately into the CUSC Framework Agreement, CUSC, bilateral agreements, construction agreements and associated agreements derived from CUSC so as to maintain continuity of contractual relationships.

12. The licensee shall take all reasonable steps to secure and implement (consistently with the procedures applicable under or in relation to such documents), and shall not take any steps to prevent or unduly delay, changes to the core industry documents to which it is a party (or in relation to which it holds rights in respect of amendment), such changes being changes which are appropriate in order to give full and timely effect to and/or in consequence of any modification which has been made to the CUSC.

13. For the avoidance of doubt, paragraph 11 is without prejudice to any rights of approval, veto or direction in respect of proposed changes to the documents referred to in paragraph 12 which the Authority may have.

14. The licensee shall comply with any direction to the licensee made pursuant to this condition.

15.      In this condition:

         "applicable CUSC objectives"      means:

                                           (a)  in relation to a proposed
                                                modification of the modification
                                                procedures, the requirements of
                                                paragraph 6 (to the extent that
                                                they do not conflict with the
                                                objectives set out in paragraph
                                                1); and

                                           (b)  in relation to any other
                                                proposed modification, the
                                                objectives set out in paragraph
                                                1.

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Condition C7G.  Information about the Licensee's Transmission System

1. The licensee shall by not later than 31 March in each financial year prepare a statement in a form approved by the Authority showing in respect of each of the seven succeeding financial years circuit capacity, forecast power flows and loading on each part of the licensee's transmission system and fault levels for each transmission node, together with:

         (a) such further information as shall be reasonably necessary to enable any person seeking use of system to identify and evaluate the opportunities available when connecting to and making use of such system; and

         (b) a commentary prepared by the licensee indicating the licensee's views as to those parts of the licensee's transmission system most suited to new connections and transport of further quantities of electricity.

2. The licensee shall include in every statement prepared under paragraph 1 above the information required by that paragraph except that the licensee may with the prior consent of the Authority omit from such statement any details as to circuit capacity, power flows, loading or other information, disclosure of which would, in the view of the Authority, seriously and prejudicially affect the commercial interests of the licensee or any third party.

3. The licensee may periodically revise the information set out in and, with the approval of the Authority, alter the form of the statement prepared in accordance with paragraph 1 and shall, at least once every year that this licence is in force, revise such statement in order that the information set out in the statement shall continue to be accurate in all material respects.

4. The licensee shall send a copy of any such statement or revision given under paragraphs 1 or 3 to any person who asks for one.

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5.       The licensee may make a charge for any statement or revision sent pursuant to paragraph 4 of an amount reflecting the licensee's reasonable costs of providing such which costs shall not exceed the maximum amount specified in directions issued by the Authority for the purposes of this condition.

                                      100

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Condition C8. Security Arrangements

1. The licensee shall comply with the provisions of the Fuel Security Code and such provisions shall have effect as if they were set out in this licence.

                                      101

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SECTION D - SUPPLEMENTARY CONDITIONS FOR SCOTLAND

Condition D1.  Interpretation of Section D

"interconnection"                            means: the 275 kV and 400 kV
                                             circuits between and including the
                                             associated switchgear at Harker
                                             sub-station in Cumbria and the
                                             associated switchgear at Strathaven
                                             sub-station in Lanarkshire;

                                             the 275kV transmission circuit
                                             between and including the
                                             associated switchgear at Cockenzie
                                             in East Lothian and the associated
                                             switchgear at Stella in Tyne and
                                             Wear; and

                                             the 400kV transmission circuit
                                             between and including the
                                             associated switchgear at Torness in
                                             East Lothian and the associated
                                             switchgear at Stella in Tyne and
                                             Wear

                                             all as existing at the date on
                                             which the transmission licence
                                             comes into force as from time to
                                             time maintained, repaired or
                                             renewed, together with any
                                             alteration, modification or
                                             addition (other than maintenance,
                                             repair or renewal) which is
                                             primarily designed to effect a
                                             permanent increase in one or more
                                             particular interconnection
                                             capacities as they exist
                                             immediately prior to such
                                             alteration, modification or
                                             addition and as from time to time
                                             maintained, repaired or renewed;
                                             and

                                             the 132kV transmission circuit
                                             between and including (and directly
                                             connecting) the associated
                                             switchgear at Chapelcross and the

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                                             associated switchgear at Harker
                                             sub-station in Cumbria; and

                                             the 132kV transmission circuit
                                             between and including (and
                                             connecting, via Junction V) the
                                             associated switchgear at
                                             Chapelcross and the associated
                                             switchgear at Harker sub-station in
                                             Cumbria

                                             all as existing at the date on
                                             which the transmission licence
                                             comes into force and as from time
                                             to time maintained, repaired or
                                             renewed.

"Scottish interconnection"                   means such part of the
                                             interconnection as is situated in
                                             Scotland.

"separate business"                          means each or any of:

                                             (a)   any supply business of (i)
                                                   the licensee or (ii) an
                                                   affiliate or related
                                                   undertaking of the licensee;

                                             (b)   any distribution business of
                                                   (i) the licensee or (ii) an
                                                   affiliate or related
                                                   undertaking of the licensee;

                                             (c)   any generation business of
                                                   (i) the licensee or (ii) an
                                                   affiliate or related
                                                   undertaking of the licensee;

"Trading Code"                               means the trading code required to
                                             be adopted pursuant to standard
                                             condition D2 (Trading Code for
                                             Scotland) and approved by the
                                             Authority as from time to time
                                             revised with the approval of the
                                             Authority.

"transmission business"                      means the authorised business of
                                             the licensee or any affiliate or
                                             related undertaking of the licensee
                                             in the planning, development,

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                                             construction and maintenance of the
                                             licensee's transmission system
                                             (whether or not pursuant to
                                             directions of the Secretary of
                                             State made under section 34 or 35
                                             of the Act) and the operation of
                                             such system for transmission by the
                                             licensee, including any business in
                                             providing connections to the
                                             licensee's transmission system, but
                                             shall not include any other
                                             business (whether or not a separate
                                             business) of the licensee or any
                                             affiliate or related undertaking of
                                             the licensee in the provision of
                                             services to or on behalf of any one
                                             or more persons.

                                      104

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Condition D2. Trading Code for Scotland

1. The licensee shall, jointly with the other founder member, adopt a Trading Code designated by the Authority for the purposes of this condition not later than such date as shall be specified in directions issued by the Authority for the purposes of this condition and the licensee shall comply with the terms of such Trading Code as from time to time revised (including any directions, consents, approvals or determinations thereunder by the Authority).

2.       The Trading Code shall include:

         (a) arrangements for the establishment of facilities and procedures for effecting trading of electricity between the founder members and between and among the founder members and other persons who become members of the trading system after the date of the coming into force of the Trading Code;

         (b) arrangements for effecting trading of electricity between members of the trading system;

         (c) arrangements for the establishment of a trading committee to carry out the general management and supervision of the trading system and its operation;

         (d) arrangements for the admission to membership of the trading system of:


               (i) any person authorised to generate electricity by a generation licence granted under section 6 (1) (a)of the
                     Act:

                     (aa) who operates a generating station of a net capacity not less than 50MW (or such other net capacity as the Authority shall direct from time to time); and

                     (bb) who satisfies such other (if any) requirements as the Authority shall direct from time to time; and

                     (cc) applies for such membership and agrees to be bound by the

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

                           provisions of the Trading Code; and

                     (dd) whose said generation licence contains a standard condition requiring it to comply with the provisions of the Trading Code.

               (ii) any licence holder specified or of a description specified by the Authority:

                     (aa) who applies for such membership and agrees to be bound by the provisions of the Trading Code; and

                     (bb) whose licence contains a standard condition requiring it to comply with the provisions of the Trading Code.

         (e) arrangements for charging members for the costs of the trading system;

         (f) provisions for the giving of directions by the Authority to the members of the trading system including (without limitation) directions in relation to the responsibilities of the trading committee, the contents of reports to be prepared by the trading committee pursuant to the Trading Code, the confidentiality and prevention of disclosure of information and matters relating to the trading system and trading of electricity under the trading system and the criteria for membership of the trading system;

         (g) provisions for the approval by the Authority of certain matters including (without limitation) approval of the resignation of a founder member from membership of the trading system, the cessation of the membership of other members in certain circumstances, the admission of persons to membership in certain circumstances and any adjustment by the Trading Committee to the amount of the membership contributions or other sums payable by members pursuant to the Trading Code;

         (h) provisions for referring certain matters to the Authority for its determination including (without limitation) certain disagreements arising under the Trading Code concerning the admission of persons to membership of the trading system

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

               and the cessation of the membership of members;

         (i) provisions for delivering to the Authority copies of reports prepared by the trading committee pursuant to the Trading Code;

         (j)   administration procedures for the trading system.

3.       In complying with the Trading Code the licensee:

         (a) shall have regard to its duty to facilitate competition as specified in section 9(2) (b) of the Act; and

         (b)   shall not unduly discriminate against or unduly prefer:

               (i)   any one or any group of members; or

               (ii) the licensee in the conduct of any business other than the transmission business in favour of or as against any one other or any other group of members.

4. The licensee shall, jointly with each other transmission licence holder with an authorised area in Scotland and in consultation with the members of the trading system, review the Trading Code and its operation from time to time after the date of the coming into force of this transmission licence and the licensee shall do so whenever requested by the Authority and in accordance with the terms of such request (including any requirement to prepare such revisions to the Trading Code as shall be necessary in order to give effect to such matters as shall be specified in the request). Any revision to the Trading Code resulting from the carrying out of any review shall be sent to the Authority for its approval and no revision to the Trading Code shall become effective until the Authority has approved the revision.

5. The licensee shall give or send a copy of the Trading Code (as from time to time revised) to the Authority.

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

6. The licensee shall (subject to paragraph 7) give or send a copy of the Trading Code (as from time to time revised) to any authorised electricity operator who requests it.

7. The licensee may make a charge for any copy of the Trading Code (as from time to time revised) given or sent pursuant to paragraph 6 of an amount which will not exceed any amount specified for the time being for the purpose of this condition in directions issued by the Authority.

8. If there shall be any disagreement between the licensee and any other transmission licence holder within an authorised area in Scotland as to the terms of any revision which is to be made to the Trading Code pursuant to paragraph 4 then:

         (a) the licensee shall refer the matter to the Authority for determination;

         (b) the licensee shall jointly with each other transmission licence holder with an authorised area in Scotland forthwith prepare such revision on the basis of the terms so determined by the Authority; and

         (c) a revision so prepared shall for all the purposes of this standard condition be deemed to have been prepared in accordance with paragraph 4.

9.       For the purposes of this condition:

         "trading of electricity"       means sales and purchases of electricity
                                        pursuant to short term contracts;

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         "short term contract"             means a contract under which a person
                                           has a right or an obligation (whether
                                           or not conditional or contingent) to
                                           receive or provide electricity other
                                           than:

                                           (i)    a contract:

                                           which is performed without the use of
                                           any part of the Scottish transmission
                                           system ; and

                                           under which the purchaser is not a
                                           person authorised to supply
                                           electricity in Scotland or, if so
                                           authorised, undertakes to the seller
                                           to use the electricity received or
                                           provided pursuant to the contract
                                           only for purposes other than supply
                                           to premises in Scotland;

                                           or

                                           (ii)   a contract under which no
                                           person has a right or an obligation
                                           (whether or not conditional or
                                           contingent) to receive or provide
                                           electricity on a day earlier than the
                                           29th day after the date on which the
                                           contract is made or entered into; or

                                           (iii)  a contract under which; a
                                           person has a right or an obligation
                                           (whether or not conditional or
                                           contingent) to receive or provide
                                           electricity on any one or more of the
                                           28 days after the date on which the
                                           contract is made or entered into; and

                                           that person has a right or an
                                           obligation to receive or provide on
                                           the 29th (or any later) day after
                                           such date (and on the same terms as
                                           the highest daily amount referred to
                                           below) an amount of electricity not
                                           less than the highest daily amount of
                                           electricity which it has a right or
                                           an obligation to receive or provide
                                           during the period of 28 days referred
                                           to in sub-paragraph (a) above.

         "trading system"                  means the facilities and procedures
                                           established under the Trading Code
                                           for the trading of electricity.

         "other founder member"            means the other transmission licence
                                           holder with an authorised area in
                                           Scotland on 1 April 1991 .

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

         "founder members"                 means the licensee and the other
                                           founder member together.

         "Scottish transmission system "   means the transmission systems of the
                                           licensee and any other transmission
                                           licence holder with an authorised
                                           area in Scotland taken together, but
                                           excluding any part thereof which is
                                           not situated in Scotland.

         "contract"                        shall include any contract whether or
                                           not in, or evidenced by writing, but
                                           shall not include the Pooling and
                                           Settlement Agreement or any contract
                                           made or entered into pursuant to the
                                           Pooling and Settlement Agreement.

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

Condition D3. Restriction on Use of Certain Information

1. Any information relating to or deriving from the management or operation of the transmission business shall, for the purposes of this condition, be treated as confidential information.

2. The licensee shall not (and shall procure that its affiliates and related undertakings shall not) disclose or authorise access to confidential information:

         (a) save to the extent provided by sub-paragraphs 3(b) to (d), to such of its (or its affiliates' or related undertakings') employees, agents, advisers, consultants or contractors as are engaged in, or in respect of, the management or operation of any other business (whether or not a separate business) of the licensee; or

         (b)   save to the extent permitted by paragraph 3, to any other person.

3. Subject to paragraphs 9 to 12 of standard condition D3A (Independence of and Appointment of Managing Director of the Transmission Business), the licensee shall (and shall procure that its affiliates and related undertakings shall) disclose or authorise access to confidential information only:

         (a)   in the following circumstances, namely;

               (i) to such of its (or its affiliates' or related undertakings') employees, agents, advisers, consultants or contractors as are engaged in, or in respect of, the management or operation of the transmission business or any external transmission activities and require access to the information for that purpose;

               (ii) to personnel of any holder of a distribution licence or a transmission licence holder engaged in the external distribution activities of that distribution licence holder, or the external transmission activities of that transmission licence holder (as the case may be), to the extent necessary for the performance by such personnel of those external distribution activities, or those external transmission activities (as the

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

                     case may be), and the use by such personnel of that information for that purpose;

               provided that effective arrangements are maintained in place at all times for ensuring that no further disclosure of any information supplied or obtained pursuant to this paragraph is made and that such information is used only for the purpose of the transmission business or any external transmission activities of the licensee;

         (b) where the licensee (or any affiliate or related undertaking of the licensee) is required or permitted to disclose such information by virtue of:

               (i)   any requirement of a competent authority/3/;

               (iii) the standard conditions of any licence granted under the
                     Act or any document referred to in such a licence with which it is required by virtue of the Act or that licence to comply;

               (iv)  any other requirement of law; or

               (v) the rules of the Electricity Arbitration Association or of any judicial or other arbitral process or tribunal of competent jurisdiction;

         (c) where such information was provided by or relates to any person who has notified (or otherwise agreed with) the licensee that it need not be treated as confidential; or

         (d) where such information, not being information provided by or relating to any person other than the licensee, is placed by the licensee in the public domain and in each case the licensee shall disclose or authorise access to the confidential information only insofar as is necessary or appropriate in all the circumstances.

4. Subject to paragraphs 9 to 12 of standard condition D3A (Independence of and Appointment of Managing Director of the Transmission Business), the licensee shall use all reasonable endeavours to ensure that any person who is in possession of or has access to confidential information in accordance with sub-paragraph 3(a) shall use such information only for the purposes of the transmission business or any external transmission activities.

5.       In this condition

_________________

/3/ Direction issued under Conditions 8 and 8A (of Part IV) of the Transmission Licence of Scottish Power UK plc now Standard Conditions D3 and D3A of this licence

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

        "competent authority"                   means the Secretary of State,
                                                the Authority, the Compliance
                                                Officer, the Stock Exchange, the
                                                Panel on Take-overs and Mergers,
                                                or any local or national agency,
                                                regulatory body, authority,
                                                department, inspectorate,
                                                minister (including Scottish
                                                Ministers), ministry, official
                                                or public or statutory person
                                                (whether autonomous or not) of,
                                                or of the government of, the
                                                United Kingdom, the United
                                                States of America or the
                                                European Community.

        "confidential information"              bears the meaning given at
                                                paragraph 1.

        "Electricity Arbitration Association"   means the unincorporated
                                                members' club of that name
                                                formed inter alia to promote the
                                                efficient and economic operation
                                                of the procedure for the
                                                resolution of disputes within
                                                the electricity supply industry
                                                by means of arbitration or
                                                otherwise in accordance with its
                                                arbitration rules.

        "external distribution activities"      means any business of the
                                                licensee or any affiliate or
                                                related undertaking comprising
                                                or ancillary to the maintenance,
                                                repair or operation of, or other
                                                activities in connection with
                                                any electricity distribution or
                                                transmission system other than
                                                the licensee's distribution
                                                system ("an external
                                                distribution system").

        "external transmission activities"      has the meaning given to that
                                                term in standard condition D3A
                                                (Independence of and Appointment
                                                of Managing Director of the
                                                Transmission Business) of this
                                                part of this licence.

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

Condition D3. Independence of and Appointment of Managing Director of the Transmission Business

1

        (a) The licensee shall establish and shall thereafter maintain the full managerial and operational independence of the transmission business and any external transmission activities from each other business (whether or not a separate business) of the licensee and of its affiliates and related undertakings.

        (b) The licensee shall appoint an officer (hereafter referred to as "the Managing Director of Transmission") to be responsible for the conduct of the transmission business and any external transmission activities.

2.      The Managing Director of Transmission may be a director:

        (a)    of the transmission licensee; or

        (b) in the circumstances set out in paragraph 12 only, of the licensee and of an affiliate or related undertaking of the licensee which holds a distribution licence or a holding company only engaged in ownership or management of distribution or transmission businesses or both;

        provided that the licensee shall ensure that the Managing Director of Transmission shall not be a director of any other affiliate or related undertaking of the licensee and that he shall not be engaged by the licensee in any other capacity than as Managing Director of Transmission.

3. The licensee shall arrange for the Managing Director of Transmission in the course of discharging his responsibility under paragraph 1 to be provided from time to time with:

        (a) the services of such persons (as the Managing Director of Transmission may from time to time select), whose services:

               (i) may be dispensed with at the sole discretion (subject to compliance with relevant UK employment legislation) of the Managing Director of

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                      Transmission; and

               (ii) will only be utilised if such persons execute a contract of or for services containing an appropriate confidentiality clause regarding that information which may be acquired by such person whilst working for the transmission business and any external transmission activities;

        (b) such premises, systems, equipment, facilities, property, personnel, data and management resources; and

        (c)    such finance;

        as may be reasonably required by the Managing Director of Transmission for the efficient and effective management and operation of the transmission business in accordance with the licensee's duty under section 9(2)(a) of the Act and the transmission licence.

4.      The licensee shall direct the Managing Director of Transmission:

        (a) to inform the directors of the licensee, in writing, if, at any time, he is of the opinion that the provision of those items specified in paragraph 3 are not sufficient to enable the licensee to comply with its duties under section 9(2)(a) of the Act and the transmission licence; and

        (b) as soon as practicable after the end of the year 2001 and of each subsequent calendar year, to furnish to the directors of the licensee:

               (i) an informative report on the provision of those matters made in respect of that year; and

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

               (ii) a statement of his opinion whether adequate arrangements have been or are likely to be made for the provision of those matters which will be required in respect of the ensuing calendar year to enable the licensee to comply with those duties including, in particular, a description of the differences in the provision of those matters made or likely to be made in that year compared with the provision made in respect of the preceding year and the reasons for those differences.

5. On receipt of any information under paragraph 4(a) or report and statement under paragraph 4(b), the licensee shall, subject to compliance with the listing rules (within the meaning of Part IV of the Financial Services Act 1986 (c.60)) of the Stock Exchange:

        (a) give to the Authority forthwith that information or report and statement; and

        (b) where such a report is received, publish it in such form and manner as the Authority may direct.

6. Except insofar as the Authority consents/4/ to the licensee doing so, the licensee shall only give directions to the Managing Director of Transmission as to the discharge of his responsibilities under paragraph 1:

        (a)    where:

               (i) in the bona fide and reasonable opinion of the licensee the statutory, licence and contractual obligations of the licensee; or

               (ii) in the bona fide opinion of the directors, their duties; so require; or

_______________

/4/ Direction issued under Conditions 8 and 8A (of Part IV) of the Transmission Licence of Scottish Power UK plc now Standard

         (b)  to ensure compliance with paragraph 4.

7. The licensee shall give directions under sub- paragraph 6(a) by notice in writing, specifying in the notice the statutory, licence or contractual obligations of the licensee or duty of the directors of the licensee which require the licensee to give directions, which notice shall be copied to the Authority.

8. Except in so far as the Authority consents to the licensee not doing so, the licensee shall, subject to paragraph 9 below, ensure that:

         (a) no business of the licensee (or of any affiliate or related undertaking of the licensee), other than the transmission business or any external transmission activities, may use or have access to:

               (i) premises or parts of premises occupied by persons engaged in, or in respect of, the management or operation of the transmission business or any external transmission activities;

               (ii) systems for the recording, processing or storage of data to which persons engaged in, or in respect of, the management or operation of the transmission business or any external transmission activities also have access;

               (iii) equipment, facilities or property employed for the management or operation of the transmission business or any external transmission activities; or

               (iv) the services of persons who are (whether or not as their principal occupation) engaged in, or in respect of, the management or operation of the transmission business or any external transmission activities; and

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         (b)   it can and does, insofar as is legally possible, prevent any person who has ceased to be engaged in, or in respect of, the management or operation of the transmission business from being engaged in, or in respect of, the activities of any other business of the licensee (or of any affiliate or related undertaking of the licensee) until the expiry of an appropriate time from the date on which he ceased to be engaged by the transmission business.

9. The Authority may, upon the written request of the licensee, issue a direction relieving the licensee of its obligations under standard condition D3 (Restriction on Use of Certain Information) and under paragraphs 1(a), 2 and 8 of this condition, to such extent and subject to such terms and conditions as he may specify in that direction, where:

         (a) it is not reasonably practicable for the licensee to comply with any aspect of those obligations;

         (b) in the case of paragraphs 2 to 4 of standard condition D3 (Restriction on Use of Certain Information), a failure to comply with any aspect of those obligations would be of a trivial nature; or

         (c) in the case of paragraphs 1(a) and 8 of this condition, any arrangements for the use of or access to premises, systems, equipment, facilities, property or personnel by both the transmission business and any other business of the licensee (or of any affiliate or related undertaking of the licensee):

               (i) do not involve a cross-subsidy being either given to the transmission business by such other business or received from the transmission business by such other business;

               (ii) obtain for the transmission business, in the most efficient and

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                     economical manner possible, the use of the relevant
                     premises, systems, equipment, facilities, property or personnel; and

               (iii) do not restrict, distort or prevent competition in the generation or supply of electricity,

             provided that the licensee shall not thereby be relieved of any obligation imposed on it by EU Directive 96/92/EC.

10. Where, subsequent to the issue of a direction pursuant to paragraph 9, the criteria set out at sub-paragraphs 9(a), (b) or (c) cease to be satisfied, the Authority may withdraw the direction or modify any terms and conditions which may be specified in it.

11. For the purposes of paragraphs 9 and 10 the Authority shall, following consultation with the licensee, determine any question as to whether the criteria set out at sub-paragraphs 9(a), (b) or (c) are or continue to be satisfied.

12. If the Authority is requested to issue any direction pursuant to paragraph 9 relating to the transmission business being managed or operated by the licensee together with any distribution business then that direction may provide that for the purposes of this condition and of standard condition D3 (Restriction on Use of Certain Information) the transmission business shall be taken to include any such distribution business and for the Managing Director of Transmission to take part in the management of and/or to be a director of any company carrying on any such distribution business.

13.      In this condition:

         "appropriate time"                        means 3 months, or such
                                                   shorter period as the
                                                   Authority may approve in
                                                   respect of any person or
                                                   class of persons.

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         "external transmission activities"        means any business of the
                                                   licensee or any affiliate or
                                                   related undertaking of the
                                                   licensee comprising or
                                                   ancillary to the maintenance,
                                                   repair or operation in an
                                                   emergency of any electricity
                                                   distribution or transmission
                                                   system other than the
                                                   licensee's transmission
                                                   system.

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

Condition D3B. Appointment of Compliance Officer

1. The licensee shall prepare a statement in a form approved by the Authority setting out the practices, procedures and systems which the licensee has adopted (or intends to adopt) to ensure its compliance with the relevant duties.

2. The licensee may periodically revise the information set out in and, with the approval of the Authority, alter the form of the statement prepared in accordance with paragraph 1 and shall, at least once every year during which this licence is in force, review such statement in order that the information set out therein shall continue to be accurate in all material respects.

3. The licensee shall send a copy of the statement prepared in accordance with paragraph 1, and of each revision of such statement in accordance with paragraph 2, to the Authority.

4. The licensee shall, following consultation with the Authority, appoint a competent person (who shall be known as the "Compliance Officer") for the purpose of facilitating compliance by the licensee with the relevant duties.

5. The licensee shall at all times engage the services of the Compliance Officer for the performance of such duties and tasks as the licensee considers it appropriate to assign to him for the purposes specified at paragraph 4, which duties and tasks shall include those set out at paragraph 8.

6.       The licensee shall procure that the Compliance Officer:

         (a) is provided with such staff, premises, equipment, facilities and other resources; and

         (b) has such access to its premises, systems, information and documentation as, in each case, he might reasonably expect to require for the fulfilment of the duties

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         and tasks assigned to him.

7. The licensee shall make available to the Compliance Officer a copy of any complaint or representation received by it from any person in relation to any of the practices, procedures and systems adopted by the licensee in accordance with the statement referred to at paragraph 1.

8.       The duties and tasks assigned to the Compliance Officer shall include:

         (a) providing relevant advice and information to the licensee for the purpose of ensuring its compliance with the Relevant Duties;

         (b) monitoring the effectiveness of the practices, procedures and systems adopted by the licensee in accordance with the statement referred to at paragraph 1;

         (c) investigating any complaint or representation made available to him in accordance with paragraph 7;

         (d) recommending and advising upon the remedial action which any such investigation has demonstrated to be necessary or desirable;

         (e) providing relevant advice and information to the licensee for the purpose of ensuring its effective implementation of:

               (i) the practices, procedures and systems adopted in accordance with the statement referred to at paragraph 1; and


               (ii) any remedial action recommended in accordance with sub-paragraph (d); and

         (f) reporting annually to the directors of the licensee - in respect of the year ending 31 December 2001 and of each subsequent year - as to his activities during the period covered by the report, including the fulfilment of the other

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                  duties and tasks assigned to him by the licensee.

9. As soon as is reasonably practicable following each annual report of the Compliance Officer, the licensee shall produce a report:

     (a) as to its compliance during the relevant year with the relevant duties; and

     (b) as to its implementation of the practices, procedures and systems adopted in accordance with the statement referred to at paragraph 1.

10.  The report produced in accordance with paragraph 9 shall in particular:

     (a) detail the activities of the Compliance Officer during the relevant year;

     (b) refer to such other matters as are or may be appropriate in relation to the implementation of the practices, procedures and systems adopted in accordance with the statement referred to at paragraph 1; and

     (c) set out the details of any investigations conducted by the Compliance Officer, including:

           (i) the number, type and source of the complaints or representations on which such investigations were based;

           (ii)   the outcome of such investigations; and

           (iii) any remedial action taken by the licensee following such investigations.

11. The licensee shall submit to the Authority a copy of the report produced in accordance with paragraph 9, and shall give or send a copy of the report to any person who requests such a copy.

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12.  In this condition:

     "relevant duties"           means the obligations set out in standard
                                 condition D3 (Restriction on Use of Certain
                                 Information).

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Condition D4. Transmission System Outages

1. The licensee shall notify the Authority in writing forthwith in the event that the licensee and the transmission licence holder for the other transmission system in Scotland have not agreed a programme of planned outages for their respective transmission systems for the financial year commencing on 1 April 2002 or any subsequent financial year on or before the 1st day of January prior to the commencement of the relevant financial year.

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Condition D5. Supplementary Grid Code Condition for Scotland

1. In addition to the list of items referred to in paragraph 5 of standard condition 7 (Licensee's Grid Code) which are to be included in the licensee's Grid Code, the licensee shall also include in the licensee's Grid Code procedures relating to outages of generation sets and a scheduling and despatch code specifying procedures for the scheduling and despatch of generating stations connected to the licensee's transmission system.

2. The licensee shall keep and maintain such records concerning its implementation and compliance with the licensee's Grid Code as are in the opinion of the Authority, sufficient to enable the Authority to assess whether the licensee is performing the obligation imposed upon it under paragraph 9 of standard condition 7 (Licensee's Grid Code) concerning these matters and the licensee shall furnish to the Authority such records (or such of these as the Authority may require) in such manner and at such times as the Authority may require.

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Condition D6. Settlement Agreement for Scotland

1. Insofar as the licensee transmits electricity to any premises situate in Scotland or to the extent that the Settlement Agreement for Scotland may apply in respect of the activities of the transmission business, the licensee shall comply with the relevant provisions of the Settlement Agreement for Scotland.

2.   In this condition:

     "Settlement Agreement for Scotland" means the agreement of that title, as nominated by the Authority for the purposes of this condition, to be prepared in accordance with and comprise such matters as are set out in special condition I (The Settlement Agreement for Scotland) of each of the electricity distribution licences of SP Distribution Limited, and Scottish Hydro-Electric Power Distribution limited (and any other name by which any of these companies come to be known).

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

Condition D7. Security Arrangements

         (a) If so directed in directions issued by the Authority for the purposes of this condition, the licensee shall, not later than such date as may be specified in such directions, enter into an agreement designated by the Secretary of State for the purposes of this condition relating to compliance with directions issued by the Secretary of State under section 34 and/or section 35 of the Act.

         (b) The licensee shall comply with and perform its obligations under any agreement which it enters into pursuant to sub-paragraph (a) above.

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

Condition D8. Basis of charges for use of system and connection to system: requirements for transparency

1. The licensee shall as soon as practicable after this licence has come into force and, in any event, not later than such date as the Authority shall specify prepare a statement approved by the Authority setting out the basis upon which charges will be made for use of the licensee's transmission system and for connection to the licensee's transmission system, such statement to be in such form and to contain such detail as shall be necessary to enable any person to make a reasonable estimate of the charges to which it would become liable for the provision of such services, and (without prejudice to the foregoing) including such of the information set out in paragraphs 2 and 3 as is required by such paragraphs to be included in the relevant statement.

2. Except to the extent that the Authority shall otherwise specify, the statement referred to in paragraph 1 shall in respect of use of system include:

     (a) a schedule of charges for the transmission of electricity under use of system;

     (b) the charge for maintaining voltage and frequency within statutory limits;

     (c) a schedule of adjustment factors to be made in respect of transmission losses, in the form of additional supplies required to cover those transmission losses;

     (d) the methods by which and the principles on which charges (if any) for availability of transmission capacity on the licensee's transmission system will be made;

     (e) a schedule of the charges (if any) which may be made for the provision and installation of any meters or electrical plant at entry or exit points, the provision and installation of which is ancillary to the grant of use of system, and for the maintenance of such meters or electrical plant;

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     (f)  the methods by which and the principles on which entry and exit charges for connections in operation before the date on which this licence comes into force will be calculated; and

     (g) such other matters as shall be specified in directions issued by the Authority from time to time for the purposes of this condition.

3. The statement referred to in paragraph 1 shall in respect of connections to the licensee's transmission system include -

     (a) a schedule listing those items (including the carrying out of works and the provision and installation of electric lines or electrical plant or meters) of significant cost liable to be required for the purpose of connection (at entry or exit points) to the licensee's transmission system for which connection charges may be made or levied and including (where practicable) indicative charges for each such item and (in other cases) an explanation of the methods by which and the principles on which such charges will be calculated;

     (b) the methods by which and the principles on which any charges will be made in respect of extension or reinforcement of the licensee's transmission system rendered necessary or appropriate by virtue of providing connection to or use of system to any person seeking connection;

     (c) the methods by which and the principles on which connection charges will be made in circumstances where the electric lines or electrical plant to be installed are (at the licensee's discretion) of greater size or capacity than that required for use of system by the person seeking connection;

     (d) the methods by which and the principles on which any charges (including any capitalised charge) will be made for maintenance, replacement and repair required of electric lines, electrical plant or meters provided and installed for making a connection to the licensee's transmission system;

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

     (e) the methods by which and principles on which any charges will be made for disconnection from the licensee's transmission system and the removal of electrical plant, electric lines and ancillary meters following disconnection; and

     (f) such other matters as shall be specified in directions issued by the Authority from time to time for the purposes of this condition.

4. Connection charges for those items referred to in paragraph 3 shall be set at a level which will enable the licensee to recover:

     (a) the appropriate proportion of the costs directly or indirectly incurred in carrying out any works, the extension or reinforcement of the licensee's transmission system or the provision and installation, maintenance, replacement and repair or (as the case may be) removal following disconnection of any electric lines, electrical plant, meters or other items; and

     (b)  a reasonable rate of return on the capital represented by such costs.

5. The licensee shall as soon as practicable after this licence has come into force and, in any event, not later than such date as the Authority shall specify prepare a statement approved by the Authority showing in respect of each of the 7 succeeding financial years circuit capacity, forecast power flows and loading on each part of its transmission system and fault levels for each transmission node, together with:

     (a) such further information as shall be reasonably necessary to enable any person seeking use of system to identify and evaluate the opportunities available when connecting to and making use of such system;

     (b) a commentary prepared by the licensee indicating the licensee's views as to those parts of the licensee's transmission system most suited to new connections and the transmission of further quantities of electricity; and

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

     (c) such other matters as shall be specified in directions issued by the Authority from time to time for the purposes of this condition.

6. The licensee shall include in every statement prepared or (as the case may be) given or sent under paragraph 5 the information required by such paragraph, save that the licensee may, with the prior consent of the Authority, omit from any such statement any details as to circuit capacity, power flows, loading or other information, disclosure of which would, in the view of the Authority, seriously and prejudicially affect the commercial interests of the licensee or any third party.

7. In addition to, and without prejudice to, the licensee's obligations under paragraph 1, the licensee shall, upon being directed to do so in directions issued by the Authority from time to time for the purposes of this condition and within such period as shall be specified in the directions, prepare a statement or statements approved by the Authority providing that charges for use of the licensee's transmission system and/or for connection to the licensee's transmission system will be made on such basis as shall be specified in the directions and such statement or statements shall be in such form and contain such detail as shall be necessary to enable any person to make a reasonable estimate of the charges to which it would become liable for the provision of such services and (without prejudice to the foregoing) including such information as shall be specified in the directions. Each statement prepared in accordance with this paragraph shall, with effect from the date on which it is approved by the Authority or such later date as the Authority shall specify, replace the corresponding statement prepared by the licensee in accordance with paragraph 1 or, as the case may be, this paragraph (as from time to time revised in accordance with paragraph 8) which is in force at such date and the licensee shall, with effect from such date make charges in accordance with the statement (as from time to time revised in accordance with paragraph 8) which has replaced such corresponding statement.

8. The licensee may periodically revise the statements prepared in accordance with paragraphs 1, 5 and 7 and shall, at least once in every year this licence is in force, make any necessary revisions to such statements in order that the information set out in the statements shall continue to be accurate in all material respects.

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

9. The licensee shall send a copy of the statements prepared in accordance with paragraphs 1, 5 and 7, and of each revision of such statements in accordance with paragraph 8, to the Authority. Each such revision shall require to be approved by the Authority and shall not become effective until approved by the Authority.

10. The licensee shall give or send a copy of the statements prepared in accordance with paragraphs 1, 5 and 7 or (as the case may be) of the latest revision of such statements in accordance with paragraph 8 approved by the Authority pursuant to such paragraph to any person who requests a copy of such statement or statements.

11. The licensee may make a charge for any statement given or sent pursuant to paragraph 10 of an amount reflecting the licensee's reasonable costs of providing such a statement which shall not exceed the maximum amount specified in directions issued by the Authority for the purposes of this condition.

12. The licensee shall, not less than 5 months prior to the date on which it proposes to amend its use of system charges in respect of any agreement for use of system, send to the Authority a notice setting out the licensee's proposals in relation to such amendment together with an explanation of the proposed amendment (including a statement of any assumptions on which such proposals are based), and the licensee shall send a copy of such notice to any person who has entered into an agreement for use of system under standard condition D8B (Requirement to Offer Terms).

13. Except with the prior consent of the Authority, the licensee shall not amend its use of system charges in respect of any agreement for use of system save to the extent that it has given prior notice of the amendment in accordance with paragraph 12 and such amendment reflects the proposals made in the notice (subject only to revisions consequent upon material changes in the matters which were expressed, in the statement which accompanied the notice, to be assumptions on which the proposals were based).

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Condition D8A. Non-discrimination in the provision of use of system and connection to system

1. In the provision of use of system or in the carrying out of works for the purpose of connection to the licensee's system or in providing for the retention of a connection to its system the licensee shall not discriminate as between any persons or class or classes of person.

2. Without prejudice to paragraph 1, and subject to paragraph 4, the licensee shall not make charges for use of system to any person or class or classes of persons which differ from the charges for such provision to any other person or class or classes of persons except insofar as such differences reasonably reflect differences in the costs associated with such provision.

3. Notwithstanding paragraph 2, the licensee shall not make or levy use of system charges in respect of any item of charge separately identified in the statement referred to at paragraph 1 of standard condition D8 (Basis of Charges for Use of System and Connection to System: Requirement for Transparency) on any person whose contract does not provide for him to receive the service to which such item of charge refers.

4. The licensee shall not in setting its charges for use of system restrict, distort or prevent competition in the generation, transmission, distribution or supply of electricity.

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

Condition D8B. Requirement to offer terms

1. On application made by any authorised electricity operator, the licensee shall (subject to paragraph 5 ) offer to enter into an agreement for use of system:

     (a) to accept into the licensee's transmission system at such entry point or points and in such quantities as may be specified in the application, electricity to be provided by or on behalf of such authorised electricity operator;

     (b) to deliver such quantities of electricity as are referred to in sub-paragraph (a) (less any transmission losses) to such exit point or points on the licensee's transmission system and to such person or persons as the authorised electricity operator may specify;

     (c) specifying the use of system charges to be paid by the authorised electricity operator, such charges (unless manifestly inappropriate) to be referable to the statement prepared in accordance with (as appropriate) paragraph 1 (or, as the case may be, paragraph 8 ) of standard condition D8 (Basis of Charges for Use of System and Connection to System: Requirement for Transparency) or any revision thereof; and

     (d) containing such further terms as are or may be appropriate for the purposes of the agreement.

2.   On application made by any person the licensee shall (subject to paragraph
     5) offer to enter into an agreement for the provision of a connection or for the modification of an existing connection to the licensee's transmission system, and such offer shall make detailed provision regarding:

     (a) the carrying out of works (if any) required to connect the licensee's transmission system to any other system for the transmission of electricity, and for the obtaining of any consents necessary for such purposes;

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

     (b) the carrying out of works (if any) in connection with the extension or reinforcement of the licensee's transmission system rendered necessary or appropriate by reason of making the connection or modification to an existing connection and for the obtaining of any consents necessary for such purposes;

     (c) the installation of appropriate meters (if any) required to enable the licensee to measure electricity being accepted into the licensee's system at the specified entry point or points or leaving such system at the specified exit point or points;

     (d) the installation of such switchgear or other apparatus (if any) as may be required for the interruption of supply where the person seeking connection or modification of an existing connection does not require the provision by an affiliate or related undertaking of the licensee of top-up or standby supplies or sales of electricity;

     (e) the date by which any works required so as to permit access to the licensee's transmission system (including for this purpose any works to reinforce or extend the licensee's transmission system) shall be completed and so that, unless otherwise agreed by the person making the application, a failure to complete such works by such date shall be a material breach of the agreement entitling the person to repudiate the agreement;

     (f) the connection charges to be paid to the licensee, such charges (unless manifestly inappropriate):

          (i) to be presented in such a way as to be referable to the statements prepared in accordance with (as appropriate) paragraph 1 (or, as the case may be, paragraph 8) of standard condition D8 (Basis of Charges for Use of System and Connection to System:
               Requirement for Transparency) or any revision thereof; and

          (ii) to be set in conformity with the requirements of paragraph 4 of standard condition D8 (Basis of Charges for Use of System and Connection to

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

               System: Requirement for Transparency) and (where relevant) of paragraph 3 of this condition;

     (g) the installation of special metering or telemetry or data processing equipment (if any) for the purpose of enabling any person which is a party to the Settlement Agreement for Scotland to comply with its obligations in respect to metering thereunder or the performance by the licensee of any service in relation to such metering thereunder; and

     (h) such further matters as are or may be appropriate for the purposes of the agreement.

3. For the purpose of determining an appropriate proportion of the costs directly or indirectly incurred in carrying out works (or in relation to any of the other matters referred to in sub-paragraph 4(a) of standard condition D8 (Basis of Charges for Use of System and Connection to System:
     Requirement for Transparency)) under an agreement for making a connection or modification to an existing connection, the licensee shall have regard to:

     (a) the benefit (if any) to be obtained or likely in the future to be obtained by the licensee or any other person as a result of the carrying out of such works (or of such other matters) whether by reason of the reinforcement or extension of the licensee's transmission system or the provision of additional entry or exit points on such system or otherwise; and

     (b) the ability or likely future ability of the licensee to recoup a proportion of such costs from third parties.

4. The licensee shall offer terms for agreements in accordance with paragraphs 1 and 2 as soon as practicable and (save where the Authority consents to a longer period) in any event not more than the period specified in paragraph 6 after receipt by the licensee (or its agent) of all such information as the licensee may reasonably require for the purpose of formulating the terms of the offer.

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

5. The licensee shall not be obliged pursuant to this condition to offer to enter or to enter into any agreement:

     (a)  if to do so would be likely to involve the licensee being:

          (i)   in breach of its duties under section 9 of the Act;

          (ii) in breach of any regulations made under section 29 of the Act or of any other enactment relating to safety or standards applicable in respect to the transmission business;

          (iii) in breach of the conditions to which this licence is subject; or

          (iv)  in breach of any relevant Grid Code;

     (b) if the person making the application does not undertake to be bound, insofar as applicable, by the terms of any relevant Grid Code from time to time in force;

6.   For the purpose of paragraph 4, the period specified shall be:

     (a)  in the case of persons seeking use of system only, 28 days;

     (b) in the case of persons seeking connection or a modification to an existing connection, 3 months; and

     (c) in the case of person seeking use of system in conjunction with connection, 3 months.

7. The licensee shall within 28 days following receipt of a request from any person, give or send to such person such information in the possession of the licensee as may be reasonably required by such person for the purpose of completing an application under the Application Regulations or such provisions to like effect contained in any further regulations then in force made pursuant to sections 6(3), 60 and 64(1) of the Act.

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

Condition D8C. Functions of the Authority

1. If, after a period which appears to the Authority to be reasonable for the purpose, the licensee has failed to enter into an agreement with any person entitled or claiming to be entitled thereto pursuant to a request under standard condition D8B (Requirement to Offer Terms), the Authority may, on the application of that person or the licensee, settle any terms of the agreement in dispute between the licensee and that person in such manner as appears to the Authority to be reasonable having (insofar as relevant) regard in particular to the following considerations:

     (a)  that such person should pay to the licensee:

          (i) in the case of provision of use of system, the use of system charges determined in accordance with paragraphs 1 and 2 of standard condition D8 (Basis of Charges for Use of System and Connection to System: Requirement for Transparency); and

          (ii) in the case of provision of a connection, or a modification to an existing connection, to the system the whole or an appropriate proportion (as determined in accordance with paragraph 3 of standard condition D8B (Requirement to Offer Terms)) of the costs referred to in sub-paragraph 4(a) of standard condition D8 (Basis of Charges for Use of System and Connection to System:
               Requirement for Transparency), together with a reasonable rate of return on the capital represented by such costs;

     (b) that no such person should pay any charges such as are referred to in sub-paragraph 3(b) of standard condition D8 (Basis of Charges for Use of System and Connection to System: Requirement for Transparency) in respect of any connection to the licensee's transmission system or any modification to an existing connection made prior to such date as shall be specified in a direction issued by the Authority for the purposes of this condition and that no such charges should be paid in respect of any such connection or modification made after such date unless the Authority is satisfied that the extension or

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

          reinforcement in respect of which the charges are to be paid was rendered necessary or appropriate by virtue of providing connection to or use of system to the person or making such a modification;

     (c) that the performance by the licensee of its obligations under the agreement should not involve the licensee in a breach such as is referred to in sub-paragraph 5 (a) of standard condition D8B (Requirement to Offer Terms);

     (d) that any methods by which the licensee's transmission system is connected to any other system for the transmission of electricity accord (insofar as applicable to the licensee) with any relevant Grid Code and with any relevant Distribution Code; and

     (e) that the terms and conditions of the agreement so settled by the Authority and of any other agreements entered into by the licensee pursuant to an application under standard condition D8B (Requirement to Offer Terms) should be, so far as circumstances allow, in as similar a form as is practicable.

2. In so far as any person entitled or claiming to be entitled to an offer under standard condition D8B (Requirement to Offer Terms) wishes to proceed on the basis of the agreement as settled by the Authority, the licensee shall forthwith enter into and implement such agreement in accordance with its terms.

3. If either party to such agreement proposes to vary the contractual terms of any agreement for the provision of a connection or for the modification of an existing connection to the licensee's transmission system, for the retention of an established connection to such system or for use of system entered into pursuant to standard condition D8B (Requirement to Offer Terms) or under this condition in any manner provided for under such agreement, the Authority may, at the request of that party, settle any dispute relating to such variation in such manner as appears to the Authority to be reasonable.

Department of Trade and Industry
September 2001

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SPECIAL CONDITIONS AND SCHEDULES

                           PART IV: SPECIAL CONDITIONS

Special Condition A: Interpretation

1. Unless the context otherwise requires words and expressions used in the standard conditions of this licence shall bear the same meaning in these Special Conditions.

2.   Any reference in these Special Conditions to-

     (a) a provision thereof;

     (b) a provision of the standard conditions;

     (c) a provision of the standard conditions of electricity supply licences;

     (d) a provision of the standard conditions of electricity distribution licences;

     (e) a provision of the standard conditions of electricity generation licences;

     shall, if these or the standard conditions in question come to be modified, be construed, so far as the context permits, as a reference to the corresponding provision of these or the standard conditions in question as modified.

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Special Condition B:  Basis of charges for use of the Scottish interconnection

1. Unless (and except for so long as) the Authority approves otherwise, charges for use of the Scottish interconnection shall be set at a level which will enable the licensee to recover no more than a reasonable rate of return on the relevant proportion of the capital represented by the Scottish interconnection.

2. The licensee shall as soon as practicable after the transmission licence has come into force, and, in any event, not later than such date as the Authority shall specify, prepare a statement approved by the Authority setting out the basis upon which charges for use of the Scottish interconnection will be made, such statement to be in such form and to contain such detail as shall be necessary to enable any person to make a reasonable estimate of the charges to which it would become liable for use of the Scottish interconnection, and (without prejudice to the foregoing) including the information required to be included therein pursuant to paragraph 3.

3. Except to the extent that the Authority shall otherwise specify, the statement referred to in paragraph 2 shall include:

     (a) a schedule of charges for transport of electricity under use of the Scottish interconnection;

     (b) the charge for maintaining voltage and frequency within statutory limits;

     (c) a schedule of the adjustment factors to be made in respect of transmission losses, in the form of additional supplies required to cover those transmission losses;

     (d) the methods by which and the principles on which charges (if any) will be made for availability of capacity on the Scottish interconnection; and

     (e) such other matters as shall be specified in directions issued by the Authority from time to time for the purposes of this Condition.

4. In addition to, and without prejudice to, the licensees obligations under paragraph 2, the licensee shall, upon being directed to do so in directions issued by the Authority from time to time for the purposes of this Condition and within such period as shall be specified in the directions, prepare a statement approved by the Authority providing that charges for use of the Scottish interconnection will be made on such basis as shall be specified in the directions and such statement shall be in such form and contain such

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     detail as shall be necessary to enable any person to make a reasonable estimate of the charges to which it would become liable for use of the Scottish interconnection and (without prejudice to the foregoing) including such information as shall be specified in the directions. Each statement prepared in accordance with this paragraph shall, with effect from the date on which it is approved by the Authority or such later date as the Authority shall specify, replace the corresponding statement prepared by the licensee in accordance with paragraph 2 or, as the case may be, this paragraph (as from time to time revised in accordance with paragraph 5) which is in force at such date and the licensee shall, with effect from such date, make charges for use of the Scottish interconnection in accordance with the statement (as from time to time revised in accordance with paragraph 5) which has replaced such corresponding statement.

5. The licensee may periodically revise the statement prepared in accordance with paragraph 2 or, in the event that the licensee shall have prepared a statement in accordance with paragraph 4, that statement or the latest of such statements and shall, at least once in every year the transmission licence is in force, revise such statement in order that the information set out therein shall continue to be accurate in all material respects. Each such revision shall require to be approved by the Authority and shall not become effective until approved by the Authority.

6. The licensee shall as soon as practicable after the transmission licence has come into force and, in any event, not later than such date as the Authority shall specify prepare a statement approved by the Authority showing:

     (a) the amount of the capacity of the Scottish interconnection which the licensee anticipates will be available for the transfer of electricity from Scotland to England and England to Scotland during each remaining week of the year ending on 31 March 1991 as notified by the licensee to Scottish Hydro-Electric Transmission Limited pursuant to the Interconnector Agreement;

     (b) the amount of that capacity in relation to which Scottish Hydro-Electric Transmission Limited has a right to require the licensee to receive and deliver electricity as referred to in sub-paragraph (b) of paragraph 13;

     (c) the licensees forecast of the amount of the remainder of the capacity of the Scottish interconnection which will be used for the transfer of electricity from

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          Scotland to England and from England to Scotland during each week referred to in sub-paragraph (a) above; and

     (d) such other matters (if any) as the Authority shall specify prior to its approval of the statement.

7. The licensee shall, as soon as practicable (and, in any event, within such period as the Authority shall specify) after giving a notification such as is referred to in sub-paragraph (a) of paragraph 6 to Scottish Hydro Electric Transmission Limited in respect of the year ending on 31 March 1992 and each subsequent year, prepare a statement approved by the Authority showing the matters referred to in sub-paragraphs (a) to (d) of paragraph 6 in respect of that year.

8. The licensee shall send a copy of the statement prepared in accordance with paragraph 2 and any statement prepared in accordance with paragraph 4, and of each revision of such statements in accordance with paragraph 5, and of each statement prepared in accordance with paragraphs 6 and 7 and with paragraphs 3(a) and 8 of Special Condition D (Requirement to Offer Terms), to the Authority.

9. The licensee shall give or send a copy of the statement prepared in accordance with paragraph 2, any statement prepared in accordance with paragraph 4 or (as the case may be) of the latest revision of the relevant statement in accordance with paragraph 5 approved by the Authority pursuant to such paragraph and of each statement prepared in accordance with paragraphs 6 and 7 to any person who requests a copy of such statement.

10. The licensee shall also give or send a copy of each statement prepared in accordance with paragraphs 3(a) and 8 of Special Condition D (Requirement to Offer Terms) to any person who requests a copy of such statement.

11. The licensee may make a charge for any statement given or sent pursuant to paragraph 9 of an amount reflecting the licensee's reasonable costs of providing such a statement which shall not exceed the maximum amount specified in directions issued by the Authority for the purposes of this Condition.

12. The licensee may within 10 days after receipt of the relevant request provide an estimate of its reasonable costs in the preparation of any statement referred to in paragraph 10, and its obligation to provide such statement shall be conditional on the person requesting such

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     statement agreeing to pay the amount estimated or such other amount as the
     Authority may, upon the application of the licensee or the person requesting such statement, direct.

13.  For the purposes of this Condition and Special Conditions C
     (Non-discrimination in the provision of use of the Scottish
     Interconnection), D (Requirement to Offer Terms), E (Functions of the Authority) and G (Requests for Transit):

     "Combined Delivery Point"          means the points at the boundary between
                                        the licensee's authorised transmission
                                        area and Scottish Hydro-Electric
                                        Transmission Limited's authorised
                                        transmission area defined as such in
                                        the Interconnector Agreement.

     "co-operator"                      means any person other than the
                                        licensee who owns assets which are used
                                        in conjunction with the interconnection
                                        or who is able to exercise jointly with
                                        the licensee control over the use made
                                        of the interconnection.

     "interconnection"                  means:

                                        the 275 kV transmission circuits between and including the associated switchgear at Harker sub- station in Cumbria and the associated switchgear at Strathaven sub-station in Lanarkshire; the 275 kV transmission circuit between and including the associated switchgear at Cockenzie in East Lothian and the associated switchgear at Stella in Tyne and Wear; and the 400 kV transmission circuit between and including the associated switchgear at Tomess in East Lothian and the associated switchgear at Stella in Tyne and Wear all as existing at the date on which the transmission licence comes into force and as

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                                        from time to time maintained, repaired
                                        or renewed, together with any
                                        alteration, modification or addition
                                        (other than maintenance, repair or
                                        renewal) which is primarily designed to
                                        effect a permanent increase in one or
                                        more Particular Interconnection
                                        Capacities as they exist immediately
                                        prior to such alteration. modification
                                        or addition and as from time to time
                                        maintained, repaired or renewed; and the 132 kV transmission circuit between and including (and directly connecting) the associated switchgear at Chapelcross and the associated switchgear at Harker sub-station in Cumbria; and the 132 kV transmission circuit between and including (and connecting, via Junction
                                        V) the associated switchgear at
                                        Chapelcross and the associated
                                        switchgear at Harker sub-station in
                                        Cumbria all as existing at the date on
                                        which the transmission licence comes
                                        into force and as from time to time
                                        maintained, repaired or renewed.

         "Interconnector Agreement"     means at any time the agreement relating
                                        to the matter referred to in
                                        sub-paragraph (a) of paragraph 2 of
                                        Special Condition F (Submission of
                                        Certain Agreements) in force at that
                                        time which has been entered into and
                                        submitted to the Authority pursuant to
                                        that Condition as the same may be
                                        amended from

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                                                      time to time with the
                                                      approval of the Authority
                                                      given pursuant to such
                                                      Condition.

         "Particular Capacity Interconnection"        means the capacity of the
                                                      interconnection for
                                                      transferring electricity
                                                      from Scotland to England
                                                      or vice versa in respect
                                                      of any particular system
                                                      conditions.

         "relevant proportion of the capital          means at any time, a
         represented by the Scottish                  proportion of such capital
         interconnection"                             equal to the percentage of
                                                      the Reserved Share (as
                                                      defined in the
                                                      Interconnector Agreement)
                                                      of the licensee at that
                                                      time.

         "Scottish interconnection"                   means such part of the
                                                      interconnection as is
                                                      situated in Scotland.


         "Southern Delivery Point"                    means the points at the
                                                      boundary between the
                                                      licensee's authorised
                                                      transmission area and the
                                                      Transmission Company's
                                                      authorised transmission
                                                      area defined as such in
                                                      the Interconnector
                                                      Agreement.

         "Transmission Company"                       means The National Grid
                                                      Company plc or any other
                                                      person who holds a
                                                      transmission licence
                                                      under Section 6(l)(b) of
                                                      the Act for an authorised
                                                      area in England and
                                                      Wales.

         "Upgrade"                                    means any alteration,
                                                      modification or addition
                                                      to the Interconnected
                                                      Scottish Power System (as
                                                      defined in the
                                                      Interconnector Agreement)
                                                      which is primarily
                                                      designed to effect a
                                                      permanent increase in one
                                                      or more Particular
                                                      Interconnection
                                                      Capacities.

         "use of the Scottish interconnection"        shall exclude:

                                                      the rights conferred upon
                                                      Scottish Hydro-Electric
                                                      Transmission Limited
                                                      under the Interconnector
                                                      Agreement to require the

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                                            licensee:

                                            (a)   to receive electricity from
                                                  Scottish Hydro- Electric
                                                  Transmission Limited at the
                                                  Combined Delivery Point (and
                                                  from certain generating
                                                  stations referred to in the
                                                  Interconnector Agreement) and
                                                  deliver such electricity (less
                                                  losses as referred to in the
                                                  lnterconnector Agreement) to
                                                  the Transmission Company at
                                                  the Southern Delivery Point;
                                                  and/or

                                            (b)   to receive electricity from
                                                  the Transmission Company at
                                                  the Southern Delivery Point
                                                  and deliver such electricity
                                                  (less losses as referred to in
                                                  the Interconnector Agreement)
                                                  to Scottish Hydro-Electric
                                                  Transmission Limited at the
                                                  Combined Delivery Point.

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Special Condition C:  Non-discrimination in the provision of use of the Scottish interconnection

1. In the provision of use of the Scottish interconnection the licensee shall not discriminate:

     (a)   between any person or class or classes of persons; or

     (b) between any affiliate of the licensee which holds a supply licence or generation licence and any other person or class or classes of person.

2. Without prejudice to paragraph 1, and subject to paragraph 3, the licensee shall not make charges for the provision of use of the Scottish interconnection to any person or class or classes of persons which differ from the charges for such provision:

     (a)   to any other person or class or classes of persons; or

     (b) to any affiliate of the licensee holding a supply licence or a generation licence;

     except insofar as such differences reasonably reflect differences in the costs associated with such provision.

3. Notwithstanding paragraphs I and 2, the licensee shall not make charges for use of the Scottish interconnection in respect of any item of charge separately identified in any statement such as is referred to at paragraphs 2 and 4 of Special Condition B (Basis for Charges for use of the Scottish interconnection) on any person whose contract does not provide for it to receive the service to which such item of charge refers.

4. The licensee shall not in setting its charges for use of the Scottish interconnection restrict. distort or prevent competition in the transmission, supply, distribution or generation of electricity.

5.   The licensee shall:

     (a) comply with and perform its obligations under the Interconnector Agreement;

     (b) exercise its rights and perform its obligations under the Interconnector Agreement in a manner which is designed to facilitate the carrying out of Upgrades proposed by Scottish Hydro-Electric Transmission Limited pursuant to the Interconnector Agreement (but, for the avoidance of doubt, so that the licensee shall have no obligation to participate in any Upgrade proposed by Scottish Hydro-Electric Transmission Limited;

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     (c)   not exercise or perform such rights or obligations in a manner which is designed to have the effect of inhibiting or preventing competition in the supply of electricity from Scotland to England or from England to Scotland; and

     (d) not exercise or perform its rights or obligations under any related document in a manner which is designed to have the effect referred to in sub-paragraph (c) above.

6. The licensee shall not be in breach of this Condition or Special Conditions B (Basis of Charges for use of the Scottish interconnection), D (Requirement to Offer Terms) or E (Functions of the Authority), by reason only of a failure to do or not do any thing which it is prevented from doing or not doing by reason of a failure by Scottish Hydro-Electric Transmission Limited to comply with and perform its obligations under the Interconnector Agreement or by a party to a related document or a person who is obliged to comply with a related document to comply with and perform its obligations under the related document in question.

7. The licensee shall keep and maintain such records concerning the provision of use of the Scottish interconnection as are, in the opinion of the Authority, sufficient to enable the Authority to assess whether the licensee is performing its obligations under paragraph 1 and the licensee shall furnish to the Authority such records (or such of these as the Authority may require), in such manner and at such times as the Authority may require.

8.   In this Condition:

     "related document"                 means any agreement, code, rules, or
                                        arrangement relating to the use of the
                                        E&W interconnection for the time being
                                        in force and to which the licensee is a
                                        party or with which the licensee is
                                        obliged to comply.

     "E&W interconnection"              means such part of the interconnection
                                        as is not situated in Scotland.

     "generation licence"               means a licence granted under Section
                                        6(l)(a) of the Act.

     "supply licence"                   means a licence granted under Section
                                        6(l)(d) of the Act.

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Special Condition D: Requirement to offer terms

1. On application made by any person, the licensee shall (except in a case where paragraph 2 applies and subject to paragraph 7) offer to enter into an agreement for use of the Scottish interconnection to transport across the Scottish interconnection in such quantities and for such periods as may be specified in the application, electricity to be provided by or on behalf of such person:

     (a) specifying the charges for use of the Scottish interconnection to be paid by the person seeking use of the Scottish interconnection, such charges to be referable to the statement referred to at paragraph 2 or (as the case may be) paragraph 4 of Special Condition B (Basis of Charges for use of the Scottish interconnection) or any revision thereof; and

     (b) containing such further terms as are or may be appropriate for the purposes of the agreement.

2. This paragraph applies in any case where, on the application of the licensee or any person entitled or claiming to be entitled to an offer pursuant to an application under paragraph 1, the Authority shall determine that (having regard to the part of the capacity of the Scottish interconnection already contracted to persons other than affiliates and related undertakings of the licensee and the part thereof approved by the Authority as being reserved to affiliates and related undertakings of the licensee) the capacity of the Scottish interconnection is insufficient to accommodate the requirements of the person who has made application for an offer pursuant to paragraph 1.

3.   In a case where paragraph 2 applies:

     (a) the licensee shall (subject to paragraph 12 of Special Condition B (Basis of Charges for use of the Scottish interconnection)), if requested by the person who has made application for an offer pursuant to paragraph 1 and within such period as the Authority shall specify in its determination Linder paragraph 2, prepare a statement approved by the Authority setting out the basis upon which charges will be made for the costs which the licensee would incur if an Upgrade were to be carried out in accordance with the Interconnector Agreement to accommodate the requirements of the person who has made the application for an offer pursuant to paragraph 1 such statement to be in such form and to contain such detail as shall

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           be necessary to enable such person to make a reasonable estimate of the charges to which he would become liable in respect of the Upgrade; and

     (b) following the preparation of a statement under sub-paragraph (a) above, the licensee shall, on the application of the person who has made the application for an offer pursuant to paragraph 1 offer to enter into:

           (i) an agreement pursuant to which the licensee undertakes to exercise its rights under the Interconnector Agreement to require the carrying out of an Upgrade; and

           (ii) an agreement such as is referred to in paragraph 1 but so that the licensee shall not be bound to make use of the Scottish interconnection available pursuant to such agreement until the time of completion of the Upgrade.

4. Charges in respect of Upgrades carried out pursuant to an agreement such as is referred to in sub-paragraph (b)(i) of paragraph 3 will be set at a level which will enable the licensee to recover:

     (a) the appropriate proportion of the costs directly incurred by the licensee in connection with Upgrades; and

     (b)   a reasonable rate of return on the capital represented by such costs.

5. For the purpose of determining an appropriate proportion of the costs directly incurred in connection with an Upgrade, the licensee shall have regard to:

     (a) the benefit (if any) to be obtained or likely in the future to be obtained by the licensee or any other person from the increase in the capacity of the Scottish interconnection resulting from the Upgrade; and

     (b) the ability or likely future ability of the licensee to recoup a proportion of such costs from third parties.


6. The licensee shall offer terms for agreements in accordance with paragraph 1 and paragraph 3(b) as soon as practicable and (save where the Authority consents to a longer period) in any event not more than the period specified in paragraph 9 after receipt by the licensee of an application containing all such information as the licensee may reasonably require for the purpose of formulating the terms of the offer.

7. The licensee shall not be obliged pursuant to this Condition to offer to enter or to enter into any agreement:

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

     (a)   if to do so would involve the licensee:

           (i)   in breach of its duties under Section 9 of the Act; or

           (ii) in breach of the Electricity Supply Regulations 1988 or of any regulations made under Section 29 of the Act or of any other enactment relating to safety or standards applicable to the interconnection; or

           (iii) in breach of the standard conditions or Special Conditions of this licence: or

     (b) if the person making the application does not undertake to be bound by the terms of any code of general application or agreement between the licensee and any co-operator of the interconnection governing the operation of and maintenance of the interconnection approved for the time being by the Authority; or

     (c) if (in the case of an application for an agreement for use of the Scottish interconnection to transport electricity from the Southern Delivery Point) the electricity to be so transported is to be transported from the northern end of the Scottish interconnection to the Combined Delivery Point under an agreement for use of the licensee's transmission system or the distribution system of the licensee's affiliate or related undertaking; or

     (d) if (in the case of an application for an agreement for use of the Scottish interconnection to transport electricity to the Southern Delivery Point) the electricity to be so transported is to be transported from the Combined Delivery Point to the northern end of the Scottish interconnection under an agreement for use of the licensee's transmission system or the distribution system of the licensee's affiliate or related undertaking.

8. If so requested by any person, the licensee shall (subject to paragraph 12 of Special Condition B (Basis of Charges for use of the Scottish interconnection)), as soon as practicable and in any event not later than the expiry of such period as the Authority, on the application of the person making the request, shall determine for this purpose, give or send to such person a statement approved by the Authority setting out the basis upon which charges will be made for the costs which the licensee would incur if an Upgrade were to be carried out in accordance with the Interconnector Agreement to accommodate the requirements of such person as specified in the request, such statement to be in such

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     form and to contain such detail as shall be necessary to enable such person to make a reasonable estimate of the charges to which it would become liable in respect of the Upgrade.

9. For the purpose of paragraph 1, the period specified shall be 28 days. For the purpose of paragraph 3(b), the period specified shall be 3 months.

10. The licensee shall within 28 days following receipt of a request from any person, give or send to such person such information in the possession of the licensee as may be reasonably required by such person for the purpose of completing paragraph 8 of Part I and paragraphs 2(v) and (vi) of Part 2 of Schedule 2 to the Electricity (Application for Licences and Extensions of Licences) Regulations 1990 or such provisions to like effect contained in any further regulations then in force made pursuant to Sections 6A(2), 60 and 64(1) of the Act.

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Special Condition E:  Functions of the Authority

1. If, after a period which appears to the Authority to be reasonable for the purpose the licensee has failed to enter into an agreement with any person entitled or claiming to be entitled thereto pursuant to a request under Special Condition D (Requirement to Offer Terms) the Authority may, on the application of such person or the licensee, settle any terms of the agreement in dispute between the licensee and that person in such manner as appears to the Authority to be reasonable having (insofar as relevant) regard in particular to the following considerations:

     (a) that such person should pay to the licensee charges determined in accordance with Special Conditions B (Basis of Charges for use of the Scottish interconnection), C (Non-discrimination in the provision of use of the Scottish interconnection) and D (Requirement to Offer Terms); and

     (b) that the performance by the licensee of its obligations under the agreement should not involve it in such a breach as is referred to in paragraph 7 of Special Condition D (Requirement to Offer Terms);

     (c) that the obligations of the licensee under the agreement should not be in conflict with the provisions of the lnterconnector Agreement or any relevant document for the time being approved by the Authority; and

     (d) that the terms and conditions of the agreement so settled by the Authority and of any other agreements entered into by the licensee pursuant to a request under Special Condition D (Requirement to Offer Terms) should be, so far as circumstances allow, in as similar a form as is practicable.

2. If the person wishes to proceed on the basis of the agreement as settled by the Authority, the licensee shall forthwith enter into and implement such agreement in accordance with its terms.

3. If the licensee proposes to vary the contractual terms of any agreement entered into pursuant to Special Condition D (Requirement to Offer Terms) or this Condition in any manner provided for under such agreement, the Authority may, at the request of the licensee or other party to such agreement, settle any dispute relating to such variation in such manner as appears to the Authority to be reasonable.

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Special Condition F: Submission of certain agreements

1. The licensee shall not make an amendment to a specified agreement or enter into any agreement which amends a specified agreement except with the prior written approval of the Authority.

2.   For the purposes of this Condition:

     "specified agreements"             means agreements relating to the
                                        following matters, namely:

                                        (a)  the provision by the licensee
                                             to Scottish Hydro-Electric
                                             Transmission Limited of a share
                                             (initially 46%) of the export and
                                             import capacity of the
                                             Interconnector with England and
                                             Wales (after deduction of an
                                             allowance for the share of such
                                             capacity dedicated to the existing
                                             agreement between South of Scotland
                                             Electricity Board and British
                                             Nuclear Fuels plc relative to the
                                             transmission of output from
                                             Chapelcross Power Station); and

                                        (b)  operational provisions for the
                                             implementation of all or some of
                                             the agreements relating to the
                                             matters referred to in (a) above;
                                             provisions supporting the
                                             co-ordination, planning and
                                             operation of an electricity supply
                                             system within Scotland; an
                                             operational

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                                            basis to support trading
                                            relationships between SSE Generation
                                            Limited and the licensee and/or
                                            between either of them and any third
                                            party and/or between third parties
                                            using the electricity transmission
                                            systems in Scotland; and a framework
                                            for accommodating generators of
                                            electricity using the electricity
                                            transmission system of Scottish
                                            Hydro-Electric Transmission Limited
                                            and the licensee.

        "amendment"                    in relation to any agreement shall
                                       (without limiting the generality) include the making, entering into and granting of:

                                       (a)  any agreement which terminates.
                                            extends the duration of, varies or
                                            has the effect of affecting in any
                                            other way any right and/or
                                            obligation (or the enforceability of
                                            any right and/or obligation) of any
                                            person under the first mentioned
                                            agreement; and

                                       (b)  any waiver or purported waiver
                                            (whether or not constituted or
                                            evidenced by any written document,
                                            and whether express, implied or
                                            otherwise) of any right of any
                                            person under that agreement.

        "agreement"                    includes any contract or arrangement

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                                            (whether or not constituted or
                                            evidenced by any written document).

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Special Condition G: Requests for Transit

1.   In this Condition:

     "entity" means any of the entities referred to in Article 3.1 of the Directive of the Council of the European Communities, dated 29 October 1990, (No.90/547/EEC) on the transit of electricity through transmission grids ("the Directive").

     "grid" means any high-voltage electricity transmission grid for the time being listed in the Annexe to the Directive.

     "Member State"                       means a Member State of the European
                                          Union.

     "transit"                            means a transaction for the transport
                                          of electricity between grids where:

                                          (a)  the grid of origin or final
                                               destination is situated in a
                                               Member State; and

                                          (b)  the transport involves:

                                               (i)    the crossing of at least
                                                      one frontier between
                                                      Member States; and

                                               (ii)   the use of the licensee's
                                                      transmission system and at
                                                      least two other grids.

2. The licensee shall, after receiving in connection with transit for a minimum duration of one year an application by an entity for an agreement for:

     (a)  use of system;

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     (b)   connection to the licensee's transmission system or modification to an existing connection; or

     (c) use of the licensee's share of Scottish interconnection, notify the Secretary of State, the Authority and the European Commission without delay of the matters set out in paragraph 3 below.

3.   The matters of which notification must be given are:

     (a)   the application;

     (b) if an agreement has not been concluded within 12 months of the date of receipt of the application, the reasons for the failure to conclude it;

     (c) the conclusion of the agreement, whether it is concluded before or after the expiry of the period mentioned in sub-paragraph (b) above.

4. If, in relation to an application for transit by any entity, the Authority has been requested to exercise its powers under standard condition D8C (Functions of the Authority) or Special Condition E (Functions of the Authority), the Authority may delay the exercise of its said powers until the terms have been considered by the body set up under Article 3.4 of the Directive and the Authority may give such weight to the opinion (if any) of that body as it thinks fit in exercising its said powers.

Special Condition H: Transmission System Security Standard and Quality of Service (Scotland)

1.   The licensee shall:

     (a) plan and develop its transmission system in accordance with the document number TDM13/10,001 and entitled Security of Supply (Issue 2 dated October 1985) (incorporating Engineering Recommendation P2/5 (October 1978 revision) of the Electricity Council Chief Engineers' Conference) and the planning document numbered NSP366 entitled Security of the 400kV and 275kV Systems in Scotland (each such document being as submitted by or on behalf of the licensee to the Authority on or before the date of grant of this licence or such later date as the Authority shall agree) as appropriate to the purpose under consideration, and the Grid Code or such other standard of planning as the licensee may, following consultation with any authorised electricity operator liable to be materially affected thereby and with the approval of the Authority adopt from time to time; and

     (b) operate its transmission system in accordance with the document entitled Grid Control Instruction (system) BI-SSEB Operational Standards of Security of Supply (dated 30 March 1981) and (each such document being as submitted by or on behalf of the licensee to the Authority on or before the date of grant of this licence), as appropriate to the purpose under consideration and the Grid Code or such other standard of operation as the licensee may, following consultation with any authorised electricity operator liable to be materially affected thereby and with the approval of the Authority, adopt from time to time.

2. The licensee shall, in consultation with authorised electricity operators liable to be materially affected thereby, review the documents (other than the Grid Code) referred to in paragraph 1 and their implementation on each occasion that it carries out a review of the Grid Code in accordance with paragraph 2 of standard condition 7 (Licensee's Grid Code).

     Following any such review, the licensee shall send to the Authority:

     (a)   a report on the outcome of such review; and

     (b) any revision which the licensee proposes to make to such documents from time to time (having regard to the outcome of such review); and

     (c) any written representations or objections from authorised electricity operators (including any proposals by such operators for revisions to such documents not accepted by the licensee in the course of the review) arising during the consultation process and subsequently maintained.

3. Revisions to the documents (other than the Grid Code) referred to in paragraph 1 proposed by the licensee and sent to the Authority pursuant to paragraph 2 shall require to be approved by the Authority.

4. Having regard to any written representations or objections referred to in sub-paragraph (c) of paragraph 2, and following such further consultation (if any) as the Authority may consider appropriate, the Authority may issue directions requiring the licensee to revise the documents (other than the Grid Code) referred to in paragraph 1 in such manner as may be specified in the directions, and the licensee shall forthwith comply with any such directions.

5. The licensee shall within 3 months after the transmission licence comes into force draw up and submit to the Authority for its approval a statement setting out criteria by which the performance of the licensee in maintaining transmission system security and availability and quality of service may be measured.

6. The licensee shall within 2 months after the end of each financial year submit to the Authority a report providing details of the performance of the licensee during the previous financial year against the criteria referred to in paragraph 5 of this condition.

7. The Authority may (following consultation with the licensee and, where appropriate, any relevant authorised electricity operator) issue directions 1 relieving the licensee of its obligations under paragraph 1 in respect of such parts of the licensee's transmission system and to such extent as may be specified in the directions.

8. The licensee shall give or send a copy of the documents (other than the Grid Code) referred to in paragraph 1 (as from time to time revised) to the Authority.

______________________

/5/ Direction issued under Special Licence Condition H of this licence
    (12.11.01)

9. The licensee shall (subject to paragraph 10) give or send a copy of such documents (as from time to time revised) to any person requesting the same.

10. The licensee may make a charge for any copy given or sent pursuant to paragraph 9 of an amount which will not exceed any amount specified for the time being for the purposes of this condition in a direction issued by the Authority.

Special Condition I:  Definitions

In this condition and in Special Conditions J to N and Schedule A:

"average charge per regulated unit transmitted"   means the regulated
                                                  transmission revenue in the
                                                  relevant year divided by the
                                                  regulated quantity transmitted
                                                  in that year.

"average specified rate"                          means the average of the daily
                                                  base rates of Governor and
                                                  Company of the Bank of
                                                  Scotland (or such other bank
                                                  as the Authority shall specify
                                                  from time to time) current
                                                  from time to time during the
                                                  period in respect of which the
                                                  calculation falls to be made.

"charge restriction conditions"                   means Special Conditions I to
                                                  N inclusive together with
                                                  Schedule A to this licence, as
                                                  from time to time modified or
                                                  replaced in accordance with
                                                  the provisions of the Act.

"excluded services"                               means those services provided
                                                  as part of the transmission
                                                  business which in accordance
                                                  with the principles set out in
                                                  Part A of Schedule A fall to
                                                  be treated as excluded
                                                  services.

"maximum average charge per regulated unit        means the maximum average
transmitted"                                      charge per regulated unit
                                                  transmitted by the licensee
                                                  for relevant year commencing
                                                  on 1 April 1999 calculated in
                                                  accordance with the formula in
                                                  paragraph 2.1 of the Schedule
                                                  5 of the version of the
                                                  licence in force (or deemed to
                                                  be in force) as at 31 March
                                                  2000.


"maximum regulated transmission revenue"          means the regulated
                                                  transmission revenue of the
                                                  licensee calculated in
                                                  accordance with the
                                        formula contained in Special Condition J
                                        (Restriction of Transmission Charges).

"metered"                               means in relation to any quantity of
                                        units of electricity transmitted, as
                                        measured by a meter installed for such
                                        purpose or (where no such meter is
                                        installed) as otherwise reasonably
                                        calculated.

"notified value"                        means in relation to any term, such
                                        value as the Secretary of State shall
                                        ascribe to that term in a written notice given to the licensee as soon as practicable after the date of grant of this licence.

"regulated quantity transmitted"        means the aggregate quantity of units
                                        transmitted through the licensee's
                                        transmission system in that relevant
                                        year metered at exit points on leaving
                                        the licensee's transmission system.

"regulated transmission revenue"        means the revenue (measured on an
                                        accruals basis) derived from the
                                        provision of transmission services
                                        (including to any separate business,
                                        other than the transmission business) in the relevant year, after deduction of value added tax (if any) and any other taxes based directly on the amounts so derived.

"regulated unit transmitted"            means any unit within the regulated
                                        quantity transmitted.

"relevant year"                         means a financial year commencing on or
                                        after 1 April 1990.

"relevant year t"                       means that relevant year for the
                                        purposes of which any calculation falls
                                        to be made.

"relevant year t-1"                     means the relevant year preceding
                                        relevant year
                                        t or, in respect of the period prior to
                                        1 April 1990, the period of 12 calendar
                                        months commencing on 1 April 1989: and
                                        similar expressions shall be construed
                                        accordingly.

"transmission services"                 means all services provided as part of
                                        the transmission business other than
                                        excluded services.

"unit"                                  means a kilowatt hour.

Special Condition J:  Restriction of transmission charges

Basic Formula

1. Without prejudice to Special Condition M (Allowances in respect of Security costs), the licensee shall in setting its charges for the provision of transmission services use its best endeavours to secure that in any relevant year the regulated transmission revenue shall not exceed the maximum regulated transmission revenue calculated in accordance with the following formula:

     TR\\t\\ = R\\t\\ - KK\\Tt\\ + LF\\t\\

     where:

     TR\\t\\ means the maximum regulated transmission revenue in relevant year t; and

     R\\t\\ in relation to the relevant year commencing 1 April 2000, shall have a value equal to (pound)114.36 million and in relation to any subsequent relevant year the value of it shall be derived from the following formula:

                                             /RPIt-X/T]
                     R\\t\\ = R\\t-1\\ [1+ ------------
                                                100
              where

     RPI\\t\\ means the percentage change (whether of a positive or a negative value) in the arithmetic average of the Retail Price Index figures published or determined with respect to each of the six months July to December (inclusive) in relevant year t-l and the arithmetic average of the Retail Price Index figures published or determined with respect to the same months in relevant year t-2.

     X\\T\\   means 0.

     KK\\Tt\\ means the correction factor (whether of a positive or negative value) to be applied to the regulated transmission revenue in relevant year t (subject to paragraph 3 of Special Condition K (Restriction of transmission charges: adjustments)) which factor is to be derived as follows:

              (a)    in the relevant year commencing 1 April 2000:

                          Q//t-1//    (C//t-1//-T//t-1)x-(1+//1Rt//)
              KK//Tt// = ---------- x--------------------------------
                            100                      100

              where

                  C\\t-1\\ means the average charge per regulated unit transmitted in relevant year commencing 1 April 1999.

                  IR\\t\\ means that interest rate which is equal to, where KK\\Tt\\ in relevant year commencing 1 April 2000 (taking no account of IR for this purpose) has a positive value and C\\t-1\\ exceeds T\\t-1\\ by more than 2 per cent, the average specified rate plus 4 or, where KK\\Tt\\ in that relevant year commencing 1 April 2000 (taking no account of IR for this purpose) has a negative value and C\\t-1\\ does not exceed T\\t-1\\ by more than 2 percent, the average specified rate.

                  Q\\t-1\\ has the value 30, 399 (which represents the regulated quantity transmitted (expressed in GWh) by the licensee in relevant year commencing 1 April
                            1999).

                  T\\t-1\\ means the maximum average charge per regulated unit transmitted in relevant year commencing 1 April 1999; as determined in accordance with Schedule 5 of the form of ScottishPower's transmission licence in force as at 31 March 2000; and

                  (b) in subsequent relevant years KKdt is to be derived from the following formula:

                                                          It
                  KK\\Tt\\ = (CR\\t-1\\ - TR\\t-1\\)(l+ -----)
                                                         100

                  where:

                  CR\\t-1\\ means the regulated transmission revenue in relevant year t-1.

                  TR\\t-1\\ means the maximum regulated transmission revenue in relevant year t-l.
                  I\\t\\ means that interest rate in relevantyear t which is equal to, where KK\\Tt\\ (taking no account of I for this purpose) has a positive value and CR\\t-1\\ exceeds TR\\t-1\\ by more than 2 percent, the average specified rate plus 4 or, where KK\\Tt\\ (taking no account of I for this purpose) has a negative value and CR\\t-1\\ does not exceed TR\\t-1\\ by more than 2 per cent, the average specified rate.

                 LFt for the tenth and preceding years shall be zero and in the eleventh and for any subsequent relevant year, is derived from the following formula:

                           LF\\t\\ = LP\\t\\ - LA\\t\\ where:

                 LP\\t\\ means an amount equal to the payments made by the licensee, in the relevant year t, in accordance with its obligations set out in Standard Licence Condition 4 or, in respect of the eleventh relevant year, payments made by the predecessor company of the licence holder to the Director General of Electricity Supply under the licence condition entitled 'Payment of fees' in the Generation, Transmission and Public Electricity Supply Licence referred to above.

                 LA\\t\\   is derived from the following formula:

                           LA\\t\\= PF.PIF\\t\\

                 PF means, in the eleventh and all subsequent relevant years, the amount given against the licensee's name in column PF of Annex A to this Condition.

                 PIF\\t\\  is derived from the following formula:

                                          RPI//t//
                           PIF\\t\\= (1+---------- PIF\\t\\-1
                                           100

                           where for the ninth relevant year PIF\\t-1\\ equals
                           1.

ANNEX A TO SPECIAL CONDITION J (RESTRICTION OF TRANSMISSION CHARGES)
---------------------------------------------------------------------

--------------------------------------------------------------------------------
                                                                      PF
                                                                      --
--------------------------------------------------------------------------------
                                                                      (pound)m
                                                                      --------
--------------------------------------------------------------------------------
SP TRANSMISSION LIMITED                                               0.313
-----------------------                                               -----
--------------------------------------------------------------------------------
SCOTTISH HYDRO-ELECTRIC TRANSMISSION LIMITED                          0.117
--------------------------------------------                          -----
--------------------------------------------------------------------------------

Special Condition K:  Restriction of transmission charges: adjustments

1. If, in respect of any relevant year, the regulated transmission revenue exceeds the maximum regulated transmission revenue by more than 3 per cent of the latter, the licensee shall furnish an explanation to the Authority and in the next following relevant year the licensee shall not effect any increase in charges for the provision of transmission services, the revenue from which is regulated under Special Conditions I to N, unless it has demonstrated to the reasonable satisfaction of the Authority that the regulated transmission revenue in that next following relevant year would not be likely to exceed the maximum regulated transmission revenue in that same relevant year.

2. If, in respect of any two successive relevant years, the sum of the amounts by which the regulated transmission revenue has exceeded the maximum regulated transmission revenue is more than 4 per cent of the maximum regulated transmission revenue for the second of these relevant years, then in the next following relevant year the licensee shall, if required by the Authority, adjust its charges for the provision of transmission services, the revenue from which is regulated under the Special Conditions I to N, such that the regulated transmission revenue would not be likely, in the judgment of the Authority, to exceed the maximum regulated transmission revenue in that next following relevant year.

3. If, in respect of any two successive relevant years, the regulated transmission revenue is less than 90 per cent of the maximum regulated transmission revenue, the Authority, after consultation with the licensee, may direct that in calculating KKTt, in respect of the next following relevant year, there shall be substituted for CRt-1 in the formula set out in paragraph 1 of Special Condition J (Restriction of transmission charges) such figure as the Authority may specify being not less than CRt-1 and not more than 0.90 (TR\\t-1\\).

Special Condition L: Information to be provided to the Authority in connection with the charge restriction conditions

1. Where the licensee is intending to make any change in charges for the provision of transmission services regulated under Special Condition J (Restriction of transmission charges), the licensee shall not later than the time of publication of such changes provide the Authority with:

     (i) a written forecast of the maximum regulated transmission revenue, together with its components, in respect of the relevant year t in which such a change is to take effect and in respect of the next following relevant year t+l; and

     (ii) (ii) a written estimate of the maximum regulated transmission revenue, together with its components, in respect of the relevant year t-l immediately preceding the relevant year in which the change is to take effect unless a statement complying with paragraph 5 in respect of relevant year t-l has been furnished to the Authority before the publication of the proposed change.

2. If within three months of the commencement of any relevant year t the licensee has not made any such change in charges as is referred to in paragraph 1, the licensee shall provide the Authority with a written forecast of the maximum regulated transmission revenue together with its components, in respect of relevant year t.

3. Any forecast or estimate provided in accordance with paragraph 1 or 2 shall be accompanied by such information as regards the assumptions underlying the forecast or estimate as may be necessary to enable the Authority to be satisfied that the forecast or estimate has been properly prepared on a consistent basis.

4. Not later than six weeks after the commencement of each relevant year t, the licensee shall send to the Authority a statement as to:

     (a) whether or not the provisions of Special Condition K (Restriction of transmission charges: adjustments) are likely to be applicable in consequence of the regulated transmission revenue in the preceding relevant year t-l or the two preceding relevant years t-l and t-2; and

     (b) its best estimate as to the relevant correction factor KKTt calculated in accordance with the formula set out in Special Condition J (Restriction of Transmission

           Charges) to be applied in calculating the maximum regulated transmission revenue in respect of relevant year t.

5. Not later than three months after the end of each relevant year the licensee shall send to the Authority a statement, in respect of that relevant year, showing the specified items referred to in paragraph 7.

6.   The statement referred to in the preceding paragraph shall be:

     (a) accompanied by a report from the Auditors that in their opinion such statement fairly presents each of the specified items referred to in paragraph 7 in accordance with the requirements of the charge restriction conditions and that the amounts shown in respect of each of the specified items are in accordance with the licensee's accounting records which have been maintained in respect of the transmission business in accordance with standard condition 5 (Regulatory Accounts); and

     (b) certified by a director of the licensee on behalf of the licensee that to the best of his knowledge, information and belief after having made all reasonable inquiries:

           (i) there is no amount included in its calculations under Special Condition J (Restriction of transmission charges) and Schedule A which represents other than bona fide consideration for the provision of transmission services the revenue from which is regulated under Special Conditions I to N and Schedule A;

           (ii) no service has been treated as an excluded service other than a service permitted to be so treated in accordance with Schedule A; and

           (iii) no amount included in the revenues stated in respect of excluded services represents other than bona fide consideration for the provision of the excluded service to which it relates.

7. The specified items to be shown in the statement referred to in paragraph 5 shall be the following:

     (a)   the regulated quantity transmitted;

     (b)   [no longer used]

     (c)   the regulated transmission revenue;

     (d) the nature of all services provided as part of the transmission business and treated as excluded services, together with a statement of the revenues derived from each service so treated;

     (e)   [no longer used]

     (f)   [no longer used]

     (g) the details referred to in paragraph 5 of Special Condition M (Allowances in respect of security costs); and

     (h) the value of the term LF\\t\\ together with the value of each of its component parts, as detailed in paragraph 1 of special condition J (Restriction of transmission charges)

     (i) such other items as shall be specified in directions issued by the Authority for the purposes of Special Conditions I to N

8. Where the Authority issues directions in accordance with paragraph 6 of Special Condition M (Allowances in respect of Security costs ) or paragraph 7 of Schedule A (Supplementary provisions of the charge restriction conditions), the licensee shall, if so required by the Authority and within such period as the Authority shall specify, send to the Authority a revised statement in substitution for the licensee's statement under paragraph 5 in respect of the relevant year in question and such revised statement shall give effect to such directions.

Special Condition M:  Allowances in respect of security costs

1. At any time during a security period, the licensee may give notice in writing to the Authority suspending, with effect from the date of receipt of the notice by the Authority ,application of such of the charge restriction conditions as may be specified in the notice, for the unexpired term of the security period.

2. At any time during a security period, the Authority may (having regard to its duties under the Act) by means of directions:

     (a) suspend or modify for the unexpired term of the security period the charge restriction conditions or any part or parts thereof; or

     (b) introduce for the unexpired term of the security period new charge restriction conditions; in either case, so as to make such provision as in the opinion or estimation of the Authority is requisite or appropriate to enable the licensee to recover by means of a uniform percentage increase on all charges made in the course of the licence an amount estimated as being equal to the licensee's allowed security costs during such period, and the licensee shall comply with the terms of any directions so issued.

3. Subject to paragraphs 4 and 6, the licensee shall in any relevant year be entitled to recover an aggregate amount equal to the licensee's allowed security costs in that year or (in so far as not previously recovered) any previous year, by means of appropriate equitable increases in the charges made by the licensee in the course of the transmission business.

4. Paragraph 3 shall not apply in so far as such licensee's allowed transmission related security costs

     (a)   were otherwise recovered by the licensee; or

     (b) were taken into account by the Authority in setting the charge restriction conditions by means of directions issued under paragraph 2.

5. The licensee shall following the end of each relevant year provide to the Authority details in respect of that relevant year of:

     (a) the aggregate amounts charged under paragraph 3 on account of the licensee's allowed security costs; and

     (b) the basis and calculation underlying the increases in charges made by the licensee in the course of the transmission business.

6. Where the Authority is satisfied that the licensee has recovered amounts in excess of the licensee's allowed security costs, the Authority may issue directions requiring the licensee to take such steps as may be specified to reimburse customers of the licensee for the excess amounts charged to them, and the licensee shall comply with any directions so issued.

7. No amounts charged by the licensee under this Condition (whether or not subsequently required to be reimbursed) shall be taken into account for the purpose of applying the charge restriction provisions of Special Condition J (Restriction of transmission charges).

8.   In this Condition:

     "allowed security cost"                means any cost allowed by the
                                            Authority (upon receipt of such
                                            information, including a certificate
                                            from the auditors, as the Authority
                                            may request) as being a cost which
                                            is directly attributable to any
                                            action taken or omitted to be taken
                                            by the licensee in its capacity as
                                            holder of the license for the
                                            purpose of complying with directions
                                            issued by the Secretary of State
                                            under Section 34(4) of the Act.

     "security period"                      means a period commencing on the
                                            date on which any direction issued
                                            by the Secretary of State under
                                            Section 34(4)(b) of the Act enters
                                            effect and terminating on the date
                                            (being not earlier than the date
                                            such direction, as varied, is
                                            revoked or expires) as the
                                            Authority, after consultation with
                                            such persons (including without
                                            limitation, licence holders liable
                                            to be principally affected) as it
                                            shall consider appropriate, may with
                                            the consent of the

                                            Secretary of State by notice to all
                                            licence holders determine after
                                            having regard to the views of such
                                            persons.

Special Condition N:  Duration of charge restriction conditions

1. The charge restriction conditions shall apply so long as this licence continues in force but shall cease to have effect (in whole or in part, as the case may be) if the licensee delivers to the Authority a disapplication request made in accordance with paragraph 2 and:

     (a)   the Authority agrees in writing to the disapplication request; or

     (b) their application (in whole or in part) is terminated by notice given by the licensee in accordance with either paragraph 4 or paragraph 5.

2.   A disapplication request pursuant to this Condition shall

     (a)   be in writing addressed to the Authority;

     (b) specify the charge restriction conditions (or any part or parts thereof) to which the request relates; and

     (c) state the date from which the licensee wishes the Authority to agree that the specified charge restriction conditions shall cease to have effect.

3. Save where the Authority otherwise agrees, no disapplication following delivery of a disapplication request pursuant to this Condition shall have effect earlier than the date which is the later of:

     (a) the date being not less than 18 months after delivery of the disapplication request; and,

     (b)   31 March 2005.

4. If the Authority has not made a reference to the Competition Commission under Section 12 of the Act relating to the modification of the charge restriction conditions before the beginning of the period of 12 months which will end with the disapplication date, the licensee may deliver written notice to the Authority terminating the application of such of the charge restriction conditions (or any part or parts thereof) as are specified in the disapplication request with effect from the disapplication date or a later date.

5. If the Competition Commission makes a report on a reference made by the Authority relating to the modification of the charge restriction conditions (or any part or parts thereof) specified in the disapplication request and such report does not include a conclusion that the cessation of such transmission charge restriction conditions, in whole or in part, operates or may be expected to operate against the public interest, the licensee may within 30 days after the publication of the report by the Authority in accordance with Section 13 of the Act deliver to it written notice terminating the application of such charge restriction conditions (or any part or parts thereof) with effect from the disapplication date or a later date.

Schedule A: Supplementary Provisions of the Charge Restriction Conditions

Part A: Excluded services

1. There may be treated as excluded services provided by the transmission business such services in respect of which charges are made:

     (a)   which fall within paragraph 6; or

     (b)   which:

           (i)    do not fall within paragraph 2; and

           (ii) may be determined by the licensee as falling under one of the principles set out in paragraphs 3 to 5.

2. No service provided as part of the transmission business shall be treated as an excluded service in so far as it relates to the provision of services remunerated under use of system charges in accordance with Condition D8 of
     Part II (Basis of Charges for Use of System and Connection to System:
     Requirement for transparency) including (without prejudice to the foregoing):

     (i)   the transport of electricity;

     (ii) the carrying out of works for the installation of electric lines or electrical plant (not otherwise payable in the form of connection charges) for the purpose of maintaining or upgrading the licensees transmission system;

     (iii) the carrying out of works or the provision of maintenance or repair or other services for the purpose of enabling the licensee to comply with standard condition 7 (Licensee's Grid Code) and Special Condition H (Transmission System Security Standard and Quality of Service (Scotland)), the Electricity Supply Regulations 1988 or any regulations made under Section 29 of the Act or any other enactment relating to safety or standards applicable in respect of the transmission business; and

     (iv) the provision, installation and maintenance of any meters, switchgear or other electrical plant ancillary to the grant of use of system.

3. The whole or an appropriate proportion (as the case may be) of the charges of the type described in Condition D8 of Part II (Basis of Charges for Use of System and Connection to System) and borne by any person as connection charges in respect of connections made after the grant of this licence may be treated as excluded services.

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

4. There may be treated as an excluded service charges for the relocation of electric lines or electrical plant and the carrying out of works associated therewith pursuant to a statutory obligation (other than under Section 9(2) of the Act) imposed on the licensee.

5. There may with the approval of the Authority be treated as an excluded service any service of a type not above referred to which:

     (a) consists in the provision of services for the specific benefit of a third party requesting the same; and

     (b) is not made available as a normal part of the transmission business remunerated by use of system charges.

6.   Services may be regarded as excluded services where the charges are:

     (a) the rental for transmission business assets hosting fibre-optic telecommunications systems and used by third parties;

     (b) made for the provision of capacity for transferring electricity across any part of any Upgrade;

     (c) to Scottish Hydro-Electric Transmission Limited for the provision of capacity for transferring electricity from its authorised transmission area to the Scottish interconnection;

     (d) to the Scottish Hydro-Electric Transmission Limited for the provision of capacity for transferring electricity across any part of the Scottish interconnection apart from any Upgrade;

     (e) made for the provision of capacity for transferring electricity across any interconnection between Scotland and Northern Ireland.

7. Where the Authority is satisfied that, in light of the principles set out in paragraphs 3 to 6 inclusive, any service treated as being or not being an excluded service should not be so treated, the Authority shall issue directions to that effect, and such service shall cease to be treated as an excluded service with effect from the date of issue of such directions or (subject to paragraph 8 of Special Condition L (Information to be provided to the Authority in connection with the charge restriction conditions)) such other date as may be specified in the directions.

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

8. For the purpose of this Schedule "Scottish interconnection" shall have the meaning given in standard condition Dl (Interpretation of Section D (Supplementary Standard Conditions for Scotland)) and "Upgrade" shall have the meaning given in Special Condition B (Basis of Charges for Use of Scottish Interconnection).

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Special Condition O: Restriction on Activity and Financial Ringfencing

1. Save as provided by paragraphs 3 and 4, the licensee shall not conduct any business or carry out any activity other than the transmission business.

2. The licensee shall not without the prior written consent of the Authority hold or acquire shares or other investments of any kind except:

     (a) shares or other investments in a body corporate the sole activity of which is to carry on business for a permitted purpose; or

     (b) shares or other investments in a body corporate which is a subsidiary of the licensee and incorporated by it solely for the purpose of raising finance for the transmission business; or

     (c) investments acquired in the usual and ordinary course of the licensee's treasury management operations, subject to the licensee maintaining in force, in relation to those operations, a system of internal controls which complies with best corporate governance practice as required (or in the absence of any such requirement recommended) from time to time for listed companies in the United Kingdom.

3. Subject to the provisions of paragraph 2, nothing in this Condition shall prevent:

     (a) any affiliate in which the licensee does not hold shares or other investments from conducting any business or carrying on any activity;

     (b) the licensee from holding shares as, or performing the supervisory or management functions of, an investor in respect of any body corporate in which it holds an interest consistent with the provisions of this licence;

     (c) the licensee from performing the supervisory or management functions of a holding company in respect of any subsidiary; or

     (d) the licensee from carrying on any business or conducting any activity to which the Authority has given its consent in writing.

4. Nothing in this Condition shall prevent the licensee or an affiliate or related undertaking of the licensee in which the licensee holds shares or other investments (a "relevant associate") conducting de-minimis business as defined in this paragraph so long as the limitations specified in this paragraph are complied with:

     (a) For the purpose of this paragraph "de-minimis business" means any business or activity carried on by the licensee or a relevant associate or relevant associates other than:-

          (i)  the transmission business;

          (ii) and any other business activity to which the Authority has given its consent in writing in accordance with paragraph 3(d).

     (b) The licensee or a relevant associate may carry on de-minimis business provided that the relevant associate carries on no other business except activities of the transmission business and business activities authorised by the Authority under paragraph 3(d), and neither of the following limitations is exceeded, namely:

          (i) the aggregate turnover of all the de-minimis business carried on by the licensee and all its relevant associates does not in any period of twelve months commencing on 1 April of any year exceed 2 1/2 % of the aggregate turnover of the transmission business as shown by the most recent audited accounting statements of the licensee produced under paragraphs 2(b)(i) and (c) of standard condition 5 (Regulatory Accounts); and

          (ii) the aggregate amount (determined in accordance with sub-paragraph below) of all investments made by the licensee and all its relevant associates in their de-minimis business or de-minimis businesses does not at any time after the date this Special Condition takes effect in this licence exceed 2 1/2 % of the sum of share capital in issue, share premium and consolidated reserves of the licensee as shown by its most recent audited historical cost financial statements then available.

     (c) For the purpose of sub-paragraph (b) of this paragraph, "Investment" means any form of financial support or assistance given by or on behalf of the licensee or a relevant associate for the de-minimis business whether on a temporary or permanent basis including (without limiting the generality of the foregoing) any commitment to provide any such support or assistance in the future.

     (d)  At any relevant time, the amount of an investment shall be the sum of:

          (i) the value at which such investment was included in the audited historical cost balance sheet of the licensee or a relevant associate as at its latest accounting reference date to have occurred prior to the date this Special Condition takes effect in this licence (or, where the investment was not so included, zero);

          (ii) the aggregate gross amount of all expenditure (whether of a capital or revenue nature) howsoever incurred by the licensee or a relevant associate in respect of such investment in all completed accounting reference periods since such accounting reference date; and

          (iii) all commitments and liabilities (whether actual or contingent) of the licensee or a relevant associate relating to such investment outstanding at the end of the most recently completed accounting reference period.

          (iv) In this Condition and in Special Condition S (Indebtedness) "permitted purpose" means the purpose of all or any of the following:

                         (a) the transmission business or any other business or activity within the limits of paragraph 4 of this Condition;

                         (b) any business or activity to which the Authority has given its consent in writing in accordance with paragraph 3 (d) of this Condition; and

                         (c)  without prejudice to the generality of
                              sub-paragraph (a), any payment or transaction lawfully made or undertaken by the licensee for a purpose within sub-paragraphs I (b)(i) to (vii) of Special Condition S (Indebtedness).

Special Condition P: Availability of Resources

1. The licensee shall at all times act in a manner calculated to secure that it has available to it all such resources, including (without limitation) management and financial resources, personnel, fixed and moveable assets, rights, licences, consents and facilities on such terms and with all such rights as shall ensure that it is at all times able:

     (a)  properly and efficiently to carry on the transmission business; and

     (b) to comply in all respects with its obligations under this licence and such obligations under the Act as apply to the transmission business including, without limitation, its duty to develop and maintain an efficient, co-ordinated and economical system of electricity transmission.

     2. The licensee shall submit a certificate to the Authority, approved by a resolution of the board of directors of the licensee and signed by a director of the licensee pursuant to that resolution. Such certificate shall be submitted in June of each year. Each certificate shall be in one of the following forms:

          (a) "After making enquiries, the directors of the licensee have a reasonable expectation that the licensee will have available to it, after taking into account in particular (but without limitation) any dividend or other distribution which might reasonably be expected to be declared or paid, sufficient financial resources and financial facilities to enable the licensee to carry on the transmission business for a period of 12 months from the date of this certificate."

          (b) "After making enquiries, the directors of the licensee have a reasonable expectation, subject to what is said below, that the licensee will have available to it, after taking into account in particular (but without limitation) any dividend or other distribution which might reasonably be expected to be declared or paid, sufficient financial resources and financial facilities to enable the licensee to carry on the transmission business for a period of twelve months from the date of this certificate. However, they would like to draw attention to the following factors which may cast doubt on the ability of the licensee to carry on the transmission business."

          (c) "In the opinion of the directors of the licensee, the licensee will not have available to it sufficient financial resources and financial facilities to enable the licensee to carry on the transmission business for a period of 12 months from the date of this certificate".

3. The licensee shall submit to the Authority with that certificate a statement of the main factors which the directors of the licensee have taken into account in giving that certificate.

4. The licensee shall inform the Authority in writing immediately if the directors of the licensee become aware of any circumstance which causes them no longer to have the reasonable expectation expressed in the then most recent certificate given under paragraph 2.

5. The licensee shall use its best endeavours to obtain and submit to the Authority with each certificate provided for in paragraph 2 a report prepared by its auditors and addressed to the Authority stating whether or not the auditors are aware of any inconsistencies between, on the one hand, that certificate and the statement submitted with it and, on the other hand, any information which they obtained during their audit work.

6. The directors of the licensee shall not declare or recommend a dividend, nor shall the licensee make any other form of distribution within the meaning of section 263 of the Companies Act 1985, unless prior to the declaration, recommendation or making of the distribution (as the case may be) the licensee shall have issued to the Authority a certificate complying with the following requirements of this paragraph.

     (a)  The certificate shall be in the following form:

          "After making enquiries, the directors of the licensee are satisfied:

          (i) that the licensee is in compliance in all material respects with all obligations imposed on it by standard condition 11 (Provision of Information to the Authority), Special Condition O (Restriction on Activity and Financial Ring- fencing), Special Condition P (Availability of Resources), Special Condition Q (Undertaking from ultimate controller), Special Condition R (Credit Rating of Licensee) and Special Condition S (Indebtedness) of the licence: and

          (ii) that the making of a distribution of [.] on [.] will not, either alone or when taken together with other circumstances reasonably foreseeable at the date of this certificate, cause the licensee to be in breach to a material extent of any of these obligations in the future."

          (b) The certificate shall be signed by a director of the licensee and approved by a resolution of the board of directors of the licensee passed not more than 14 days before the date on which the declaration, recommendation or payment will be made.

          (c) Where the certificate has been issued in respect of the declaration or recommendation of a dividend, the licensee shall be under no obligation to issue a further certificate prior to payment of that dividend provided such payment is made within six months of that certificate.

Special Condition Q: Undertaking from ultimate controller

1. The licensee shall procure from each company or other person which the licensee knows or reasonably should know is at any time an ultimate controller of the licensee a legally enforceable undertaking in favour of the licensee in the form specified by the Authority that that ultimate controller ("the convenantor") will refrain from any action, and will procure that any person (including, without limitation, a corporate body) which is a subsidiary of, or is controlled by, the covenantor (other than the licensee and its subsidiaries) will refrain from any action which would then be likely to cause the licensee to breach any of its obligations under the Act or this licence. Such undertaking shall be obtained within 7 days of the company or other person in question becoming an ultimate controller and shall remain in force for as long as the licensee remains the holder of this licence and the covenantor remains an ultimate controller of the licensee.

2.   The licensee shall:

     (a) deliver to the Authority evidence (including a copy of each such undertaking) that the licensee has complied with its obligation to procure undertakings pursuant to paragraph 1;

     (b) inform the Authority immediately in writing if the directors of the licensee become aware that any such undertaking has ceased to be legally enforceable or that its terms have been breached; and

     (c) comply with any direction from the Authority to enforce any such undertaking; and shall not, save with the consent in writing of the Authority, enter (directly or indirectly) into any agreement or arrangement with any ultimate controller of the licensee or of any of the subsidiaries of any such corporate ultimate controller (other than the subsidiaries of the licensee) at a time when,

          (i) an undertaking complying with paragraph 1 is not in place in relation to that ultimate controller, or

          (ii)  there is an unremedied breach of such undertaking; or

          (iii) the licensee is in breach of the terms of any direction issued by the Authority under paragraph 2 of this Condition.

3.   In this Condition

     "ultimate controller"                 means:

                                            (a)  a holding company of the
                                                 licensee which is not itself a
                                                 subsidiary of another company;
                                                 and

                                            (b)  any person who (whether alone
                                                 or with a person or persons
                                                 connected with him) is in a
                                                 position to control, or to
                                                 exercise significant influence
                                                 over, the policy of the
                                                 licensee or any holding company
                                                 of the licensee by virtue of:

                                            (i)  rights under contractual
                                                 arrangements to which he is a
                                                 party or of which he is a
                                                 beneficiary; or

                                            (ii) rights of ownership (including
                                                 rights attached to or deriving
                                                 from securities or rights under
                                                 a trust) which are held by him
                                                 or of which he is a
                                                 beneficiary; but excluding any
                                                 director or employee of a
                                                 corporate body in his capacity
                                                 as such; and

                                            (c)  for the purposes of
                                                 sub-paragraph (b), a person is
                                                 connected with another person
                                                 if they are party to any
                                                 arrangement regarding the
                                                 exercise of any such rights as
                                                 are described in that
                                                 paragraph.

Special Condition R: Credit Rating of Licensee

1. The licensee shall use all reasonable endeavours to ensure that the licensee maintains at all times an investment grade issuer credit rating.

2. In this Condition and in Special Condition S (Indebtedness): "investment grade issuer credit rating" means:

     (a) an issuer rating of not less than BBB- by Standard & Poor's Ratings Group or any of its subsidiaries or a corporate rating of not less than Baa3 by Moody's Investors Service, Inc. or any of its subsidiaries or such higher rating as shall be specified by either of them from time to time as the lowest investment grade credit rating; or

     (b) an equivalent rating from any other reputable credit rating agency which, in the opinion of the Authority, notified in writing to the licensee, has comparable standing in the United Kingdom and the United States of America.

Special Condition S: Indebtedness

1. In addition to the requirements of standard condition 10 (Disposal of Relevant Assets), the licensee shall not without the prior written consent of the Authority 2 3 4 (following the disclosure by the licensee of all material facts):

     (a) create or continue or permit to remain in effect any mortgage, charge, pledge, lien or other form of security or encumbrance whatsoever, undertake any indebtedness to any other person or enter into any guarantee or any obligation otherwise than:

          (i)   on an arm's length basis;

          (ii)  on normal commercial terms;

          (iii) for a permitted purpose; and

          (iv) (if the transaction is within the ambit of standard condition 10 (Disposal of Relevant Assets) in accordance with that condition.

     (b) transfer, lease, license or lend any sum or sums, asset, right or benefit to any affiliate or related undertaking of the licensee otherwise than by way of:

          (i)   a dividend or other distribution omit of distributable reserves;

          (ii)  repayment of capital;

          (iii) payment properly due for any goods, services or assets provided on an arm's length basis and on normal commercial terms;

          (iv) a transfer, lease, licence or loan of any sum or sums, asset, right or benefit on an arm's length basis, on normal commercial terms and made in compliance with the payment condition;

          (v) repayment of or payment of interest on a loan not prohibited by subparagraph (a);

          (vi) payments for group corporation tax relief or for the surrender of Advance Corporation Tax calculated on a basis not exceeding the value of the benefit received; or

          (vii) an acquisition of shares or other investments in conformity with paragraph 2 of Special Condition O (Restriction on Activity and Financial

_________________
6   Consent issued under Special Licence Condition S of this licence (01.10.01)
7 Consent issued under Special Licence Condition S of this licence and Annex thereto (01.10.01)
8   Consent issued under Special Licence Condition S of this licence (20.11.01)

               Ringfencing) made on an arm's length basis and on normal commercial terms.

     (c) enter into an agreement or incur a commitment incorporating a cross-default obligation; or

     (d) continue or permit to remain in effect any agreement or commitment incorporating a cross-default obligation subsisting at the date this Special Condition takes effect in this licence save that the licensee may permit any cross-default obligation in existence at that date to remain in effect for a period not exceeding twelve months from that date, provided that the cross-default obligation is solely referable to an instrument relating to the provision of a loan or other financial facilities granted prior to that date and the terms on which those facilities have been made available as subsisting on that date are not varied or otherwise made more onerous.

     (e) the provisions of sub-paragraphs (c) and (d) of this paragraph shall not prevent the licensee from giving any guarantee permitted by and compliant with the requirements of paragraph (a).

     (f) the payment condition referred to in sub-paragraph (b) (iv) is that the consideration due in respect of the transaction in question is paid in full when the transaction is entered into unless either:

          (i) the counter-party to the transaction has and maintains until payment is made in full an investment grade issuer credit rating, or

          (ii) the obligations of the counter-party to the transaction are fully and unconditionally guaranteed throughout the period during which any part of the consideration remains outstanding by a guarantor which has and maintains an investment grade issuer credit rating.

2.   In this Condition:

     "cross-default obligation"               Means a term of any agreement or
                                              arrangement whereby the licensee's
                                              liability to pay or repay any debt
                                              or other sum arises or is
                                              increased or accelerated or is
                                              capable of arising, increasing or
                                              of acceleration by
                                        reason of a default (howsoever such
                                        default may be described or defined) by
                                        any person other than the licensee
                                        unless:

                                        (i)    that liability can arise only as
                                               the result of a default by a
                                               subsidiary of the licensee,

                                        (ii)   the licensee holds a majority of
                                               the voting rights in that
                                               subsidiary and has the right to
                                               appoint or remove a majority of
                                               its board of directors, and

                                        (iii)  that subsidiary carries on
                                               business only for a purpose
                                               within paragraph (a) of the
                                               definition of permitted purpose
                                               (as defined in Special Condition
                                               O (Restriction on Activity and
                                               Financial Ringfencing)).

        "indebtedness"                  means all liabilities now or hereafter
                                        due owing or incurred, whether actual or contingent, whether solely or jointly with any other person and whether as principal or surety, together with any interest accruing thereon and all costs, charges, penalties and expenses incurred in connection therewith.

                                   SCHEDULE 1

                                 AUTHORISED AREA

1. Scotland (except the area specified in the Electricity Act 1989 (North of Scotland Specified Area) Order 1990 made on 7 March 1990), the Cruachan Transmission Line, and the Dalmally Switching Station.

2.   In this Schedule:

     "the Cruachan Transmission Line"

            means the double circuit 275 kV transmission line extending from the Cruachan Station Works, to the Dalmally Switching Station and thereafter to the Windyhill Substation together with all lattice towers, conductors, insulators, associated cables and connections, and all other items of plant or equipment making up or supporting said transmission line, with the benefit, subject to the applicable conditions therein, of all wayleaves and/or servitude rights relating thereto.

3. Expressions used in the definition of the Cruachan Transmission Line which are defined in a transfer scheme shall have the same meaning in this Schedule as in such transfer scheme.

                                   SCHEDULE 2

                                   REVOCATION

1. The Authority may at any time revoke the licence by giving no less than 30 days' notice (24 hours' notice, in the case of a revocation under sub-paragraph 1(g)) in writing to the licensee:

     (a) if the licensee agrees in writing with the Authority that the licence should be revoked:

     (b) if any amount payable under standard condition 4 (Payments by licensee to the Authority) is unpaid 30 days after it has become due and remains unpaid for a period of 14 days after the Authority has given the licensee notice that the payment is overdue - provided that no such notice shall be given earlier than the sixteenth day after the day on which the amount payable became due;

     (c)   if the licensee fails:

           (i) to comply with a final order (within the meaning of section 25 of the Act) or with a provisional order (within the meaning of that section) which has been confirmed under that section and (in either case) such failure is not rectified to the satisfaction of the Authority within three months after the Authority has given notice in writing of such failure to the licensee - provided that no such notice shall be given by the Authority before the expiration of the period within which an application under section 27 of the Act could be made questioning the validity of the final or provisional order or before the proceedings relating to any such application are finally determined; or

          (ii) to pay any financial penalty (within the meaning of section 27A of the Act) by the due date for such payment and such payment is not made to the Authority within three months after the Authority has given notice in writing of such failure to the licensee - provided that no such notice shall be given by the Authority before the expiration of the period within which an application under section 27E of the Act could be made questioning the validity or effect of the financial penalty or before the proceedings relating to any such application are finally determined;

     (d)   if the licensee fails to comply with:

           (i) an order made by the Secretary of State under section 56, 73, 74 or 89 of the Fair Trading Act 1973; or

           (ii) an order made by the court under section 34 of the Competition Act 1998.

     (e)   if the licensee ceases to carry on the transmission business;

     (f) if the licensee has not commenced carrying on the transmission business within 5 years of the date on which the licence comes into force;

     (g)   if the licensee:

           (i) is unable to pay its debts (within the meaning of section 123(1) or (2) of the Insolvency Act 1986, but subject to paragraphs 2 and 3 of this schedule) or has any voluntary arrangement proposed in relation to it under section 1 of that Act or enters into any scheme of arrangement (other than for the purpose of reconstruction or amalgamation upon terms and within such period as may previously have been approved in writing by the Authority);

           (ii) has a receiver (which expression shall include an administrative receiver within the meaning of section 251 of the Insolvency Act 1986) of the whole or any material part of its assets or undertaking appointed;

           (iii) has an administration order under section 8 of the Insolvency Act 1986 made in relation to it;

           (iv) passes any resolution for winding-up other than a resolution previously approved in writing by the Authority; or

           (v) becomes subject to an order for winding-up by a court of competent jurisdiction; or

     (h)   if the licensee is convicted of having committed an offence under section 59 of the Act in making its application for the licence.

2. For the purposes of sub-paragraph 1(g)(i), section 123(1)(a) of the Insolvency Act 1986 shall have effect as if for "(pound)750" there was substituted "(pound)l00,000" or such higher figure as the Authority may from time to time determine by notice in writing to the licensee.

3. The licensee shall not be deemed to be unable to pay its debts for the purposes of sub- paragraph 1(g)(i) if any such demand as is mentioned in section 123(l)(a) of the Insolvency Act 1986 is being contested in good faith by the licensee with recourse to all appropriate measures and procedures or if any such demand is satisfied before the expiration of such period as may be stated in any notice given by the Authority under paragraph 1.

                             CONSENTS AND DIRECTIONS

Direction issued under Condition 7 (of Part IV) of the Generation, Transmission and Public Electricity Supply Licence of Scottish Power UK plc now Standard Condition 10 of this licence (01.04.92)

Our Ref: DIR/S/229
1 April 1992

Mr S R Bucknall
Regulation Manager
Scottish Power plc
Cathcart House
Spean Street

GLASGOW
G44 4BE

GENERATION, TRANSMISSION AND PUBLIC ELECTRICITY SUPPLY LICENCE

Part IV: Condition 7

Disposal of Relevant Assets

The Director General of Electricity Supply ("the Director") hereby directs that for the purposes of Condition 7 of Part IV of the Generation, Transmission and Public Electricity Supply Licence (the "Licence") issued to Scottish Power plc (the "Licensee") on 28 March 1990:

1. The Licensee may dispose of a relevant asset without giving prior notice if the relevant asset is obsolete or redundant.

2.   The consent in paragraph 1 shall not apply:

     (i)   in respect of a relevant asset if:

           (a)   the value of that asset;

           (b) the value of that asset and other related relevant assets which are being or intended to be disposed of at the same time; or

           (c) the value of that asset and other relevant assets which together formed a part of the Licensee's transmission system and are being declared obsolete or redundant at the same time or as part of the same operation;

           exceeds (pounds)250,000 (as amended on 1 April each year by the percentage change in the Retail Price Index since 1 April 1990);

     (ii) in respect of a relevant asset which is obsolete unless an appropriate replacement or alternative arrangement has been installed in the Licensee's transmission system, or is being or is intended to be installed in such a manner that Continuity of the function of that asset is achieved;

     (iii)  where the disposal constitutes a sale and lease back arrangement; or

     (iv) where the relevant asset is intended to remain in operational use but not under the operational control of the Licensee.

3. The Licensee may without giving prior notice dispose of any relevant asset to a wholly owned subsidiary ("the subsidiary") (as defined in the Companies Act 1985 as amended or re-enacted from time-to time) of the Licensee if the Licensee has prior to the disposal delivered to the Director a document duly executed by the subsidiary and the Licensee (in a form capable of being enforced by the Director) undertaking to the Director that:

     (i) the subsidiary in respect of the relevant asset will comply with the provision of Condition 8 of Part II of the Licence as if it were the Licensee; and

     (ii) the Licensee will not cause or permit the subsidiary to cease to be its wholly owned subsidiary without the prior written consent of the Director to the disposal of the relevant asset(s) owned by the subsidiary;

4. The Licensee may without giving prior notice grant to a third party a servitude or easement, wayleave, licence or similar right over any land or property in which the Licensee has a legal or beneficial interest and which is a relevant asset, save where the grant of such a right would have a material adverse effect on the Licensee's ability to use or develop the land for the purposes of the Licensee's Transmission Business.

5. The Licensee may without giving prior notice dispose of any relevant asset to another Licensee provided that:

     (i) the Licensee to whom disposal is made is subject to the provisions of licence conditions equivalent to Condition 7 of Part IV and Condition 8 of Part II of the Licence;

     (ii) the relevant asset will become a relevant asset under those equivalent licence conditions upon disposal;

     (iii) the Licensee will be able to fulfil the duties arising under or by virtue of the Licence after disposal of the relevant asset.

6. The consent contained in paragraphs 1, 3,4 and 5 relates only to Condition 7 of Part IV of the Licence and shall not apply or be deemed to apply for the purpose of any consent or approval which the Director may or may be required to give in relation to a disposal under any other Condition of the Licence or under the Act.

7.   In this direction:

     "obsolete" means unable to perform its required function either in an efficient manner or at all through wear and tear, obsolescence, damage, failure, unsafe operation or advances in technology and includes equipment that the Licensee has decided to render obsolete as a result of inspection;

         "prior notice" means a notice to the Director under paragraph 2 of Condition 7 of Part IV of the Licence;

         "redundant" means no longer required or necessary in order to enable the Licensee to comply with its obligations under the Act or the Licence in relation to the Licensee's transmission system provided that a relevant asset shall not be regarded as being redundant solely because it is in the ownership or control of a third party;

         "value" means the estimated price that could be expected to be received in the market at the time of disposal;

and other words and phrases in this Direction which are defined for the purpose of the Licence shall have the same meaning as in the Licence.


R N IRVINE
Authorised on behalf of the
Director General of Electricity Supply

Direction issued under Conditions 8 and 8A (of Part IV) of the Transmission Licence of Scottish Power UK plc now Standard Conditions D3 and D3A of this licence (28.07.00)

                            The Electricity Act 1989

                                Sections 6 and 7

   Electricity Transmission Licence granted to Scottish Power (UK) plc Public Electricity Supply Licences granted to Scottish Power (UK) plc and Manweb plc

                                    Direction
                                     of the
                     Director General of Electricity Supply

Whereas -

(1) Scottish Power (UK) plc ("SP") is the holder of a transmission licence ("the Transmission Licence") granted under section 6(1)(b) of the Electricity Act 1989 ("the Act").

(2) SP and Manweb plc ("Manweb") are the holders of public electricity supply licences granted under section 6(1)(c) of the Act ("the SP PES Licence" and "the Manweb PES Licence" respectively).

(3)  SP and Manweb are members of the same group of companies.

(4) Condition 8 in Part IV of the Transmission Licence ("Condition ii") prohibits SP from disclosing confidential information.

(5) Condition 8A in Part IV of the Transmission Licence ("Condition 8A") requires SP to maintain the full managerial arid operational independence of the Transmission Business of SP from other businesses of SP and of its affiliates and related undertakings.

(6) Paragraph (9) of Condition 8A provides that the Director in certain circumstances may issue a direction relieving SP of its obligations under Condition 8 and under paragraphs 1(a), 2 and 8 of Condition 8A to such extent and subject to such terms and conditions as he may specify in that direction.

(7) Condition 9 in Part V of the SP PES Licence ("Condition 9") and Condition 12 of the Manweb PES Licence ("Condition 12") require the Distribution Businesses of SP and of Manweb to have information separation and managerial and operational independence from other businesses of SP and of Manweb.

(8) Paragraph (7) of each of the Condition 9 and Condition 12 provides that the Director in certain circumstances may issue a direction relieving SP and Manweb from certain of their obligations under the Conditions.

(9) SP and Manweb have requested the Director to issue directions relieving them from their above mentioned obligations to the extent necessary for the Transmission and Distribution

      Businesses of SP to be managed and operated as a single business with the Distribution Business of Manweb.

(10) In response to the request the Director is satisfied that, having regard to the terms of paragraph (9) of Condition BA and to paragraph (7) of each of Condition 9 and Condition 12, he is entitled to issue a direction in the manner hereinafter appearing.

NOW THEREFORE THE DIRECTOR ISSUES THE FOLLOWING DIRECTION -

1. Except where the context requires otherwise, any terms used in this direction that are defined in Part 1 of the composite document setting out the generation and public electricity supply licences of SP and the Transmission Licence shall have the meaning given to them in that Part.

2. This direction is issued for the purposes of paragraph (9) of Condition 8A and of paragraph (7) of each of Condition 9 and Condition 12.

3. SP is relieved of its obligations under Condition 8 and paragraphs 1(a), 2 and 8 of Condition 8A and SP and Manweb are relieved of their obligations under paragraphs 1 to 6 of Condition 9 and Condition 12 respectively to such extent as is necessary for the Transmission and Distribution Businesses of SP to be managed and operated as a single business with the Distribution Business of Manweb subject to the conditions that:-

      (a) any arrangements for the use of or access to premises, systems, equipment, facilities, property or personnel by the Transmission and Distribution Businesses of SP and the Distribution Businesses of
            Manweb:

            (i) do not involve a cross-subsidy being given by any one of the Transmission or Distribution Businesses of SP or the Manweb Distribution Business to any other of those businesses;

            (ii) obtain for the Transmission and Distribution Businesses of SP and the Manweb Distribution Business, in the most efficient and economical manner possible, the use of the relevant premises, systems, equipment, facilities, property or personnel; and

            (iii) do not restrict, distort or prevent competition in the generation or supply of electricity;

      (b) nothing in this direction shall relieve either SP or Manweb from any obligation in respect of any Separation Plan prepared for the purpose of any of the conditions of the SP and Manweb PES Licences, and

      (c) nothing in this direction shall relieve either SP or Manweb from any obligation imposed on them by Directive 96/92/EC.

4.    This direction shall cease to have effect on the earlier of:-

      (a) notification by the Director to SP and to Manweb that he is satisfied that there has been a material failure to comply with the condition set out in paragraph 3 above,

          (b) Condition 8, Condition 8A, Condition 9 or Condition 12 ceasing to have effect, or

          (c) the expiry of 28 days from the date of service on the Director by either SP or Manweb of a request for the revocation of the direction.

The Official Seal of the Director General of Electricity Supply hereunto affixed is authenticated by

Charles Coulthard
Authorised in that behalf by the Director
General of Electricity Supply
Date 28 July 2000

Consent issued under Special Licence Condition S of this licence (01.10.01)


To
SP Transmission Ltd ("the Licensee")
1 Atlantic Quay
Glasgow
G2 8SP

Consent under Transmission Special Licence Condition S  (Indebtedness

1. This consent is issued by the Gas and Electricity Markets Authority ("the Authority") to the Licensee under paragraph 1 of the above condition ("the Condition").

2. The Authority hereby consents to the Licensee being a party to a group registration scheme with HM Customs & Excise for value added tax ("VAT") purposes, subject to the following condition namely that throughout the period during which such registration subsists, the Licensee shall have the benefit of a legally enforceable undertaking and indemnity from the controlling member of the VAT group in respect of which the registration has been made whereby the Licensee is kept indemnified from any liability to VAT (including interest, penalties and costs) which does not arise out of the authorised business of the Licensee under the Licence but which is claimed against the Licensee as a result of such group registration.

3. This consent shall have effect on and from the date specified below. It shall remain in effect until the Authority shall withdraw it or replace it by a further consent made under the Condition.

4. Words and expressions used in this consent have the meaning attributed to them in the said Special Licence Condition,

Dated:  1 October 2001
Signed

Charles Coulthard
Duly authorised in that behalf by the Authority

Consent issued under Special Licence Condition S of this licence and Annex thereo (01.10.01)

ELECTRICITY TRANSMISSION LICENCE
SPECIAL LICENCE CONDITIONS

To SP Transmission Limited ("the Licensee")
1 Atlantic Quay
Glasgow
C2 8SP

Consent under Special Licence Condition S (Indebtedness)

1. This consent is issued by the Gas and Electricity Markets Authority ("the Authority") to the Licensee under paragraph 1 of the above condition ("the Condition").

2. The Authority refers to the application from Scottish Power UK plc ("SPUK" to the Authority dated 9 July (and forwarded by fax on 10 July) 2001 ("the Application") and hereby consents to the Licensee giving those guarantees given or to be given in support of or in relation to the borrowings which are referred to or set out in Annex A to the Application, subject to the conditions set out in the Annex to this consent.

3. This consent is given subject to the further Condition that no change shall be made to the financial arrangements set out in the Application, or in the parties to them, without the prior written consent of the Authority.

4. This consent shall have effect on and from the date specified below. It shall remain in effect until the Authority shall revoke or replace it by a further consent pursuant to condition 11 in the Annex to this consent.

5. Save where the context otherwise requires, words and expressions used in this consent have the meaning attributed to them in the said Special Licence Conditions.

Dated 1 October 2001

Signed

Charles Coulthard
duly authorised in that behalf by the Authority

SP Transmission Limited ("the Licensee")

Annex to Consent issued under Special Licence Condition S (Indebtedness) in respect of the Application of the licensee ("the Application") dated 10 July 2001

The following conditions, in addition to those contained in its transmission licence, are applicable to the Licensee:

1. any guarantee to be provided by the Licensee pursuant to this consent (each an "Upstream Guarantee") is to be in favour of the lender(s) or, as the case may be, contract counter-parties from time to time (or where applicable their nominee or agent as trustee for their interests) under one or more of the borrowing arrangements detailed in Annex A to the Application and directly related derivative contracts;

2. Upstream guarantees may extend only to amounts due and payable from time to time by Scottish Power UK plc ("SPUK") (the "guaranteed indebtedness" under, and in accordance with the terms of, the bank facility, bonds, and notes existing on the date on which SPUK's Transfer Scheme under Schedule 7 to the Utilities Act 2000 becomes effective ("the transfer date"), and to amounts becoming due and payable under, and in accordance with the terms of, derivative contracts from time to time entered into solely for the purpose of hedging interest rate or currency exposures arising under the guaranteed indebtedness ("directly related derivative contracts");

3. Upstream Guarantees may not: (a) extend to amounts becoming due and payable under any extension, renewal or replacement of the bonds and notes other than in respect of amounts refinanced on the same terms as those existing as at the transfer date or upon terms more beneficial to the borrower (save that in no case may the stated maturity of the replacement instrument be later than the stated maturity of the instrument replaced); nor (b) may they cover amounts becoming due and payable under the bank facility if the terms and conditions of such facility are varied after the transfer date in any material respect so as to increase the amounts that may become payable under the bank facility or to extend its term or otherwise to impose additional or more onerous financial obligations on SPUK, nor (c) may they cover any other liabilities whatsoever (unless and to the extent incurred consistently with the conditions of the Licensee's transmission licence or any consent validly issued thereunder);

4. for so long as any upstream Guarantee remains outstanding, the Licensee is to be fully and effectively indemnified, in a form satisfactory to Ofgem, against any and all costs, expenses, damages and losses it may incur or suffer as a result of any call made, or the performance of any obligation, under an Upstream Guarantee. Such indemnities are to be given by Scottish Power Investments Limited ("Investments"), may not be limited in time or amount, and shall comply with the requirements or paragraphs 5 and 6 below;

5. it shall be a term of the indemnities that Investments has , for so long as the Upstream Guarantees remain in force, an investment grade corporate credit rating from either Standard & Poor's Ratings Group or Moody's Investors Services, Inc. In the event that such a rating is not held, Investments shall take such steps as the Licensee may require in accordance with a direction of the Authority, acting reasonably after consultation with the Licensee, to secure that the value of the indemnities to the Licensee is not materially reduced or, if this is nor practicable, that additional or alternative protections are put in place so as to leave the Licensee in a position not materially less favourable to it than that which would have obtained had such rating been held;

6. it shall be a further term of the indemnities that, without prejudice to the requirement in paragraph 5 above, Investments undertakes not without the prior consent of the Authority notified to the Licensee in writing to dispose of or refinance the whole or any major part of its business or assets, or of the business or assets of Manweb plc, unless the proceeds of such sale or refinancing are applied to reduce pro tanto the aggregate amount of the obligations covered by Upstream Guarantees then outstanding or there are put in place alternative or additional indemnity arrangements satisfactory to the Authority, acting reasonably;

7. for so long as any Upstream Guarantee remains outstanding, the Licensee shall, as soon as reasonably practicable, use all reasonable endeavours to obtain release of its obligations thereunder;

8. before any Upstream Guarantee may be entered into, the Licensee shall obtain from SPUK legally enforceable undertakings to the following effect;

     (1) until the occurrence of the Relevant Event (as defined below), SPUK shall not conduct any business nor carry on any activity provided, however, that this undertaking shall not prevent SPUK from

           (a) continuing to conduct any business or carry on any activity which it was conducting on the transfer date (or which arises in the ordinary course of any such business or activity) but (without prejudice to the provisions of sub-paragraphs (b), (c) and (d) below) by the date twelve months from the transfer date (or such later date as the Authority may specify to the Licensee in writing) SPUK shall transfer to an affiliate or otherwise cease to conduct or carry on any such business or activity together (so far as reasonably practicable) with all rights and/or obligations of SPUK arising in respect of contracts or other arrangements entered into by SPUK on or prior to such twelve month anniversary which survive such twelve month anniversary. SPUK shall procure an indemnity in respect of any such rights and obligations which are not so transferred in form satisfactory to the Authority from such person or persons as SPUK shall nominate (being in any case not a subsidiary of SPUK. and having and agreeing, for so long as any Upstream Guarantee remains outstanding, to maintain an investment grade corporate credit rating) at such other person or persons as the Authority, acting reasonably, shall approve;

           (b) holding or acquiring shares or other securities in, or making or receiving loans and advances to or from, any body corporate as, or performing the supervisory or management functions of, an investor, nor performing the supervisory or management functions of a holding company in respect of any subsidiary (including, for the avoidance of doubt, the provision of customary corporate cervices to subsidiaries or holding companies within SPUK's group, including those transport, learning and procurement activities and services currently provided by SPUK);

           (c) conducting any business or carrying on any activity to which the Authority has given its consent in writing (such consent not to be unreasonably withheld or delayed); or

           (d) conducting any other business or carrying on any other activity which, were it carried on by the Licensee, would be de minimis business (as defined in Special Condition O of the Licensee's transmission licence but substituting respectively for the turnover and for the aggregate of share capital, share premium and reserves of the Licensee the equivalent figures for SPUK as shown (in the case of turnover) in its consolidated financial statements or (in the case of share capital and reserves) its unconsolidated financial statements, all at the relevant date);

     (2) until the occurrence of the Relevant Event, SPUK shall not enter into nor permit or suffer to exist any guarantee of any obligation nor enter into nor permit or suffer to subsist any agreement to which it is a party containing a cross-default obligation (as defined in Special Condition S of the Licensee's transmission licence) provided, however, that this undertaking shall not prevent SPUK from:

           (a) (without prejudice to the provisions of sub-paragraphs (b) or (C) of this paragraph 8 (2)) permitting or suffering to exist any guarantee that was outstanding on the transfer date or entering into further guarantees in respect of similar obligations during the period commencing on the transfer date and ending twelve months thereafter but by the end of such period except with the consent of the Authority previously notified to the Licensee in writing, SPUK must (so far as reasonably practicable) have obtained unconditional release from or otherwise ceased to have any continuing liability whatsoever under such guarantees. SPUK shall procure an indemnity for any such liability which survives the end of such period in a form reasonably satisfactory to the Authority from such person or persons as SPUK shall nominate (being in any case not a subsidiary of SPUK and having and agreeing for so long as any Upstream Guarantee remains outstanding to maintain an investment grade corporate credit rating) or such other person or persons as the Authority, acting reasonably, shall approve;

           (b) (without prejudice to the provisions of sub-paragraphs (a) or (c) of this paragraph 8 (2)) permitting or suffering to subsist any agreement subsisting at the transfer date provided that any cross-default obligation therein contained is not referable to the default of any person that is not a wholly owned subsidiary of SPUK nor (save during the period of twelve consecutive months commencing on the transfer date) to the default of Scottish Power Energy Trading Limited ("SPETL" or of any other person carrying on analogous activities to those carried on by SPETL in succession to SPUK or otherwise;

           (c) (without prejudice to the provisions of sub-paragraphs (a) or (b) of this paragraph 8 (2)), entering into or permitting or suffering to exist any agreement containing a cross-default obligation referable solely to a default of the Licensee, SP Distribution Limited or Manweb plc:

     (3) until the occurrence of the Relevant event, SPUK (acknowledges that it should have a corporate credit rating no lower than either BBB from Standard & Poor's Ratings Group or Baa2 from Moody's Investors Services, Inc. and shall ensure that the aggregate gross principal amount outstanding from time to time in respect of indebtedness for money borrowed by it or amounts in the nature of such indebtedness shall not exceed(pound)5 billion, if at any relevant time SPUK does not hold such credit ratings or exceeds such limit it undertakes to procure that the obligations of the Licensee under all Upstream Guarantees then outstanding are fully and effectively indemnified by (i) an unrelated third party (such as a bank or credit insurer), or (ii) any holding company of SPUK (including one as is envisaged in terms of paragraph 12 below), or (iii) subject to approval the Authority, a Subsidiary or holding company of, or a subsidiary of a holding company of, SPUK, in each case having and at all times maintaining an investment grade corporate credit rating;

     (4) until the occurrence of the Relevant Event, SPUK shall not without the prior consent of the Authority notified to the Licensee in writing dispose of or refinance the whole or any major part of its business or assets, or of the business or assets of any of its subsidiaries, unless the proceeds of such sale or refinancing are applied to reduce pro tanto the aggregate amount of the obligations covered by Upstream Guarantees then outstanding or there are put in place alternative or additional indemnity arrangements satisfactory to Ofgem acting reasonably;

     (5) for the purposes of these undertakings, the Relevant Event shall be the earlier to occur of (a) the first date by which all upstream Guarantees have been released or the Licensee has otherwise ceased to have any continuing liability thereunder whatsoever, and (b the date of publication of the annual regulatory accounts of the Licensee and of SP Distribution Limited required by or under their respective licences issued pursuant to the Electricity Act 1989 (as amended) (or, if each is not published on the same day, the later of their respective dates of publication to occur) which first show the total combined indebtedness of the Licensee and of SP Distribution Limited to be below the level that is equivalent to 78% of their combined Regulatory Asset Values (as shown in such accounts or, if not so shown, the equivalent figures at the date to which such accounts are drawn up as certified by the relevant auditors). For these purposes, indebtedness shall include the gross amount of all liabilities for money borrowed by each of the Licensee and SP Distribution Limited and, in addition, the maximum total liability under all guarantees of indebtedness (including Upstream Guarantees) entered into by either of them and then outstanding (taking into account contributions to which either of them may be entitled as against the other in respect of liabilities assumed jointly or jointly and severally), but shall exclude liabilities for money borrowed from SPUK if and to the extent such liabilities are effectively subordinated to all other claims that might be validly brought against the Licensee or, as the case may be, SP Distribution Limited;

     (6) for so long as any Upstream Guarantee remains outstanding, SPUK shall, as soon as reasonably practicable, use its reasonable endeavours to obtain release of its Obligations thereunder. For the avoidance of doubt, this undertaking shall not require SPUK to repay any amount or replace any facility before the due date for payment or termination thereof nor agree to any variation in the terms and conditions of any indebtedness covered by an Upstream Guarantee that is prejudicial to SPUK;

9. the Licensee shall provide satisfactory evidence to the Authority that it has obtained the requisite indemnities and undertakings, including certified true copies of the indemnities and Deed of Covenant (or other instrument) setting forth the undertakings and the Licensee shall procure that all such indemnities and undertakings are legally enforceable;

10. the Licensee shall use all reasonable endeavours to enforce its rights under the indemnities arid the undertakings, and shall comply with any reasonable directions from the Authority in relation thereto;

11. the Authority reserves the right to, and if so requested by the Licensee shall, review this consent in the light of any material change of circumstance, and, if appropriate (and having due regard to the nature and extent of any obligations undertaken by the Licensee on the basis of this consent), amend or revoke it;

12. it is acknowledged and agreed that none of the undertakings or restrictions hereby required of SPUK shall in any way prevent or restrict any such actions being undertaken by any holding company from time to time of SPUK (provided SPUK is not thereby prevented from fulfilling its undertakings to the Licensee);

13. in determining the price control limits applicable to the Licensee under its transmission licence, the Authority shall be entitled to disregard any costs incurred by the Licensee in relation to any Upstream Guarantee or to the indemnities or undertakings or any of them (including legal and other costs relating to any proceedings whether taken by or against the Licensee)

Date:  27/9/01

Direction issued under Special Licence Condition H of this licence (12.11.01)


The Company Secretary
SP Transmission Limited
New Alderston House
Dove Wynd
Strathclyde Business Park
Bellshill
ML4 3FF

                                           Our Ref: CC.LF476L
                                           Direct Dial: 0141 331 1772
                                           Email: charles.coulthard@ofgem.gov.uk

                                           12 November, 2001


Dear Sir,

Direction issued by the Gas and Electricity Markets Authority under SP Transmission Limited Licence Special Condition H
'Transmission System Security Standard and Quality of Service (Scotland)'

On 18 January 2001, ScottishPower Power Systems (now SP Transmission Limited) submitted an application to Ofgem for a direction relieving it of certain obligations laid on it by Part IV, Condition 4 of its licence. Particulars of this application are attached to this direction.

The Authority hereby directs pursuant to paragraph 7 of special condition H of SP Transmission Limited's licence that in respect of such entry in the attached table, SP Transmission Limited is relieved for the period specified in that entry in Column 2 of the Table, or until revoked or amended by further directive of its obligations under paragraph 1 of Condition 4 to plan, develop, operate and maintain the part of the transmission system specified in that entry in Column 3 of the Table in accordance with the documents, or parts of them, specified in that entry in Column 4 of the Table while it is not complying with any preview included in Column 4 of that entry in the Table.

In respect of entries in column 1, the following additional requirements will apply:

1. The company is to publish the following information by the June preceding the year 1 April to which is relates:

     (a) estimates of the number of occasions that the interconnector needs to be disconnected to ensure security of supply to customers within the licensees authorised area;

     (b) estimates of the total and average number of minutes that the interconnector will be disconnected;

     (c) estimates of restriction of capability of interconnector including but not comprising the level of restriction, frequency and duration of occurrence;

     Additionally, the following information should be submitted to Ofgem by the June following the year commencing 1 April to which it relates:

     (d) the reasons for any of the occurrences estimated in (a) to (c) above that occurred;

     (e) to identify by frequency of interruption for whichever case the interconnector users affected.


Dated:..........................2001

SIGNED on behalf of the Authority by

Charles Coulthard

Authorised for that purpose by the Authority.

--------------------------------------------------------------------------------
     1                 2                     3                        4
ENTRY NUMBER     PERIOD DURING          PART OF THE               NATURE OF
                   WHICH THE            TRANSMISSION                RELIEF
                   DIRECTION          SYSTEM FOR WHICH
                    APPLIES           RELIEF IS GIVEN
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
1              Until                275Kv single circuit      Transmission
               30 November 2011     line from Coylton to      Planning Standard
                                    Auchencrosh               13/10001 Section A
                                                              Paragraph 2.1
--------------------------------------------------------------------------------
2              Until                2 x 275Kv circuits        Transmission
               30 November 2011     Kilmarnock South - Ayr    Planning Standard
                                    - Coylton                 13/10001 Section A
                                                              Paragraph 2.1
--------------------------------------------------------------------------------
3              Until                2 x 400Kv auto-           Transmission
               30 November 2006     transformer infeed at     Planning Standard
                                    Kilmarnock South          13/10001 Section A
                                                              Paragraph 2.1
--------------------------------------------------------------------------------

Consent issued under Special Licence Condition S of this licence (20.11.01)


The Company Secretary
SP Transmission Limited
("the Licensee")
1 Atlantic Quay
Glasgow
G2 8SP

                                                                20 November 2001

Dear Sir,

ELECTRICITY TRANSMISSION LICENCE
SPECIAL LICENCE CONDITIONS

Consent under Special Licence Condition S (Indebtedness)

1. This consent is issued by the Gas and Electricity Markets Authority ("the Authority") to the Licensee under paragraph 1 of the above condition ("the condition").

2. The Authority refers to the application from Scottish Power UK plc ("SPUK") to the Authority dated 9 July (and forwarded by fax on 10 July) 2001 ("the Application"), and to the consent ("the Principal Consent") given by the Authority, subject to the conditions specified therein, on 1 October 2001 to certain guarantees by the Licensee pursuant to the Application.

3. It has been brought to the Authority's notice that the borrowing arrangements specified in the Application contain certain cross-default obligations affecting SPUK pursuant to the Facility Agreement dated 5 June 2001 made between SPUK, Royal Bank of Scotland (as agent) and Royal Bank of Scotland and others (as lenders) ("the RBoS Facility"), the effect of which would be, in the absence of consent thereto by the Authority, to constitute a breach of Special Licence Condition S in the Licensee's transmission licence notwithstanding the issue to the Licensee of the Principal Consent.

4. The Authority hereby consents to the inclusion in the borrowing arrangements authorised by the Principal Consent of the cross-default obligations referred to in paragraph 3 above, subject to the two additional conditions set out in paragraphs 5 and 6 below (in addition to those imposed under the Principal Consent), and subject to the modification of the Principal Consent, in its application to such cross-default obligations, specified in paragraph 7 below.

5. Within seven days of the date of this consent, the Licensee shall have obtained from SPUK (in addition to the undertakings required under the Principal Consent) enforceable undertakings in favour or the Licensee to the effect that:

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     (a)   until the occurrence of a Relevant Event or until the date on which the RBoS Facility determines or is renegotiated on a basis satisfactory to the Authority (whichever is the earlier to occur) and for so long as Thus plc ("Thus") is a Subsidiary of SPUK ,(within the meaning of the RBoS Facility) SPUK shall:

           (i) procure that Thus does not at any time have any Borrowings (within the meaning of the RBoS Facility) to which Clause 19.5 of the RBoS Facility applies, save Borrowings (as so defined) from SPUK;

           (ii) not make any demand on or exercise any right (other than the exercise of any right to withhold the making of further advances or to extend further credit to Thus) against Thus which would, or would then be likely to, cause an Event of Default (within the meaning of Clause 19 of the RBoS Facility) to occur; and

           (iii) undertake that, if on the date which is twelve months after the date of this consent Thus remains a Principal Subsidiary of SPUK (within the meaning of the RBoS Facility) SPUK shall forthwith transfer to an affiliate or related undertaking which is not and does not thereafter become a subsidiary of SPUK or otherwise dispose of its investment in Thus in such manner as to ensure that Thus ceases forthwith to be, and does not again become, such a Principal Subsidiary; and

     (b) for so long as SPUK is a party to any agreement containing a cross-default obligation permitted by condition 8(2)(b) in the Annex to the Principal Consent (as modified by this consent SPUK shall procure that, in respect of all its subsidiaries other than Thus, SPUK holds a majority of the voting rights and has the power to appoint or remove a majority of the directors of those subsidiaries.

6. Within seven days of the date of this consent the Licensee shall have obtained from Scottish Power plc ("Holdco") enforceable undertakings in favour of the Licensee to the effect that until the occurrence of a Relevant Event or until the date on which the RBoS Facility determines or is re-negotiated on a basis satisfactory to the Authority (whichever is the earlier to occur) Holdco shall not:

     (a) incur or permit or suffer to subsist any Borrowings (within the meaning of the RBoS Facility) to which Clause 19.5 of the RBoS Facility applies save that for a period of twelve consecutive months commencing on the Transfer Date Holdco may permit or suffer to subsist any Borrowings to which such clause applies as were outstanding on The Transfer Date (but no others); nor

     (b) enter into a Guarantor Accession Agreement or otherwise become an Obligor (within the meaning of the RBoS Facility).

7. Under paragraph 8(2) in the Annex to the Principal Consent the Licensee is under obligation to obtain an undertaking from SPUK not to enter into nor permit or suffer to subsist as any agreement containing a cross default obligation (as there defined), save that under sub-paragraph 8(2)(b) SPUK may permit or suffer to subsist certain agreements provided that any cross-default obligation therein contained is not referable to the default of any person that is not a wholly-owned subsidiary of SPUK. Notwithstanding this provision, SPUK shall not be in breach of its obligations under the said paragraph 8(2) if

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     the default in relation to which the cross-default obligation is referable is that of a subsidiary of SPUK which is not a wholly-owned subsidiary of SPUK, so long as SPUK is and remains in compliance with the provisions of paragraph 5(b) of this consent in relation to the subsidiary in question.

8. The Licensee shall comply with the requirements of paragraphs 9 and 10 in the Annex to the Principal Consent in relation to the undertakings required by this consent.

9. This consent shall be deemed to have come into effect on and from the 1 October 2001. it shall remain in effect for so long as the Principal Consent continues in force.

10. Save where the context otherwise requires or this consent specifies otherwise, words and expressions used in this consent have the meaning attributed to them in the Principal Consent.

Dated 20 November 2001



Signed

duly authorised in that behalf by the Authority

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Direction issued under Standard Condition 10 of this licence (28.01.02)


Direction to SP Transmission Limited by the Gas and Electricity Markets Authority under Paragraph 3(a)(i) of Standard Transmission Licence Condition 10

This Direction is issued by the Gas and Electricity Markets Authority ("the Authority") under paragraph 3(a)(i) of Condition 10 (Disposal of relevant assets) in the standard licence conditions of the licence of the above named electricity transmission licensee granted or treated as granted under section 6(1)(b) of the Electricity Act 1989 (as amended) ("the licence").

The Authority hereby directs that the licensee may enter into an agreement or arrangement whereby operational control of a relevant asset or relevant assets ceases to be under the sole management of the licensee without giving prior notice in any case where the agreement or arrangement (for these purposes called "the transaction") complies in all respects with the terms set out below:

1. The transaction shall be consistent with all applicable conditions contained in the licence.

2. Any other consent or clearance required under statue or under the licence in respect of the transaction shall have been obtained.

3. The transaction shall provide for the supply of a service or the provision of a resource which relates to a relevant asset or relevant assets by a counter-party ("the resource provider") on behalf of the licensee.

4. The resource provider shall be and remain an affiliate of the licensee but shall not be a holding company of the licensee.

5. The transaction shall be effected by contract made between the licensee and the resource provider; such contract shall be binding and enforceable both in Great Britain and in any

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other jurisdiction in which the resource provider has its principal place of business; and the contract shall contain provisions to the following effect:

     (a) no force majeure or equivalent provision in the contract shall excuse any failure on the part of the licensee, or the resource provider acting on its behalf, to comply with the licensee's statutory or licence obligations unless (and to the extent that) the event or circumstance in question would have excused the licensee under the licence if it had itself performed the service or provided the resource

     (b) responsibility for performance of all obligations to which the contract relates shall be clearly specified, subject to the overriding requirement that the licensee remains ultimately responsible for all statutory and licence obligations applicable to the licensee's business

     (c) the resource provider shall covenant with the licensee to refrain from any action which would then be likely to cause the licensee to breach any of its licence or statutory obligations

     (d) the resource provider shall disclose to the licensee the basis or bases of all charges for services provided or supplies made pursuant to the contract, together with sufficient information and analysis to support the basis for the calculation of the total sum payable by the licensee; and the resource provider shall not raise any objection to, or seek to prevent, disclosure of such information to the Authority

     (e) the licensee shall be free, at any time after the fifth anniversary of the commencement of the contract, without penalty and on reasonable notice, to resource any service or supply from an alternative source of its choosing if more favourable terms become available

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       (f)   the resource provider shall be under obligation to provide to the licensee any information within its possession or control which the licensee may from time to time require in order to enable the licensee:

             (i) to comply with any request by the Authority for information or reports pursuant to Condition 11 (Provision of Information to the Authority) of the licence (subject to paragraphs 2 and 4 of that condition);

             (ii) to assess the performance or position of the resource provider or any of its subsidiaries with respect to the provision of any service or supply made to the licensee; or

             (iii) to monitor adherence by the resource provider to the terms of the contract.

6. (1) The licensee shall procure from that company or other corporate body which is from time to time the ultimate holding company of the licensee and the resource provider, or from such other corporate body as the Authority may from time to time agree, acknowledgements and legally enforceable undertakings in favour of the licensee in the form annexed to this Direction marked A. Such acknowledgements and undertakings shall be obtained within seven days of the company or other corporate body in question ("the covenantor") becoming such ultimate holding company and shall remain in force for so long as the covenantor remains such ultimate holding company.

   (2) For the purpose of this paragraph "ultimate holding company" means the company or other corporate body which is the holding company of both the licensee and the resource provider and is not itself a subsidiary of another company or corporate body.

   (3) The licensee shall:

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       (a)   deliver to the Authority evidence (including a copy of the acknowledgements and undertakings) that the licensee has complied with its obligation to procure acknowledgements and undertakings pursuant to this paragraph;

       (b) inform the Authority immediately in writing if the directors of the licensee become aware that any such undertaking has ceased to be legally enforceable or that its terms have been breached; and

       (c) comply with any direction from the Authority to enforce any such undertaking

   (4) The licensee shall not, save with the consent in writing of the Authority, obtain or continue to obtain the service or resource in question from the resource provider at any time when:

       (a)   the specified acknowledgements and undertakings are not in place;
             or

       (b)   there is an unremedied breach of any undertaking; or

       (c) the licensee is in breach of any direction issued by the Authority under sub-paragraph (3) of this paragraph

7. The consent given by this Direction applies only for the purpose of Condition 10 and shall not apply or be deemed to apply for any other purpose.

8. Word or phrases in this direction which are defined for the purposes of the licence shall have the same meaning as in the licence.

Gas and Electricity Markets Authority
28 January 2002

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Form A

Acknowledgements and Undertakings


Acknowledgements

(1) that it is in the best interests of the covenantor that the licensee complies with its statutory and licence obligations; and

(2) that all matters relating to the enforcement of the licensee's rights under the relevant contract(s) shall be reserved to the directors of the licensee without regard to other interests.

Undertakings

(1)  to procure that the resource provider will:

     (a) refrain from any action which would then be likely to cause the licensee to breach any of its statutory or licence obligations

     (b) provide the licensee with any information within its possession or control which the licensee may from time to time require in order to enable the licensee:

          - to comply with any request by the Authority for information or reports pursuant to Condition 11 (Provision of Information to the Authority) of the licence (subject to paragraphs 2 and 4 of that condition);

          - to assess the performance or position of the resource provider or any of its subsidiaries with respect to the provision of any service or supply made to the licensee; or

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

          - to monitor adherence by the resource provider to the terms of the contract

     (c) not unduly discriminate in favour of, or against, the licensee in the provision to it of supplies or services

     (d) not take any action which would constitute disposal of, or relinquishment of operational control over, any asset to which Condition 10 of the licence applies save in accordance with the requirements of that condition and any consent issued by the Authority under it (other than to the licensee upon the expiry or termination of any relevant contract in accordance with its terms)

(2) to procure that any contract between the licensee and the resource provider shall comply with the requirements set out in the Direction to which this form is annexed and shall not be amended so as to cease in any way to be compliant with those requirements.

(3) to procure that the resource provider has and maintains resources and operating capacity at a level sufficient to ensure efficient performance of the contract and the efficient discharge of the relevant obligations of the licensee.

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